     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 6, 1998
                                                      REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           --------------------------

                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                           --------------------------

                              OFFIT HOLDINGS, INC.
             (Exact name of Registrant as specified in its charter)

              DELAWARE                                6091                               51-0382635
    (State or other jurisdiction          (Primary Standard Industrial                (I.R.S. Employer
 of incorporation or organization)        Classification Code Number)               Identification No.)

                           --------------------------

                               520 MADISON AVENUE
                         NEW YORK, NEW YORK 10022-4213
                                 (212) 958-9600
              (Address, including zip code, and telephone number,
        including area code, of Registrant's principal executive office)
                           --------------------------

                                MORRIS W. OFFIT
                      CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                              OFFIT HOLDINGS, INC.
                               520 MADISON AVENUE
                         NEW YORK, NEW YORK 10022-4213
                                 (212) 758-9600
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                           --------------------------

                                   COPIES TO:

            VINCENT J. PISANO, ESQ.                         E. ROBERT GOODKIND, ESQ.
          Skadden Arps Slate Meagher                         Goodkind Labaton Rudoff
                  & Flom LLP                                     & Sucharow LLP
               919 Third Avenue                                  100 Park Avenue
           New York, New York 10022                         New York, New York 10017

                           --------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.
                           --------------------------

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. / /

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If the delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. / /
                           --------------------------

                        CALCULATION OF REGISTRATION FEE

                                                                             PROPOSED MAXIMUM
                         TITLE OF EACH CLASS                                     AGGREGATE                    AMOUNT OF
                    OF SECURITIES TO BE REGISTERED                           OFFERING PRICE(1)            REGISTRATION FEE
Common Stock, $.01 par value per share................................          $46,000,000                    $13,570

(1) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(o) under the Securities Act of 1933.
                            ------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

PROSPECTUS
                                  ,000,000 SHARES
                             SUBJECT TO COMPLETION
                  PRELIMINARY PROSPECTUS DATED AUGUST 6, 1998

                                     [LOGO]
                            OFFITBANK HOLDINGS, INC.

                                  COMMON STOCK
                               ------------------

    Of the       shares of Common Stock, par value $0.01 per share (the "Common
Stock"), offered hereby (the "Offering"),           shares will be issued and
sold by OFFITBANK Holdings, Inc., a Delaware corporation (the "Company"), and shares will be sold by certain selling shareholders (the "Selling Shareholders"). See "PRINCIPAL AND SELLING SHAREHOLDERS." The Company will not receive any proceeds from the sale by the Selling Shareholders.

    Each share of Common Stock entitles its holder to one vote. Following the Offering, Morris W. Offit, Chairman and Chief Executive Officer of the Company, together with the other officers and directors, will beneficially own shares of Common Stock having approximately [ ]% of the voting power of the outstanding Common Stock ( % if the Underwriters' over-allotment options are exercised in full), and such persons, together with the Managing Directors of the Company, will beneficially own approximately [ ]% of the voting power of the outstanding Common Stock ( % if the Underwriters' over-allotment options are exercised in full). See "PRINCIPAL AND SELLING SHAREHOLDERS" and "MANAGEMENT."

    Prior to the Offering, there has been no public market for the Common Stock. It is currently estimated that the initial public offering price per share of
Common Stock will be between $         and $         . For a discussion of the
factors considered in determining the initial public offering price, see "UNDERWRITING."

    Application has been made to list the Common Stock on The New York Stock Exchange under the symbol "OFB."

    FOR INFORMATION CONCERNING RISK FACTORS RELATING TO THIS OFFERING SEE "RISK FACTORS" ON PAGE 9 IMMEDIATELY FOLLOWING THE SUMMARY.
                            ------------------------

 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
      EXCHANGE COMMISSION OR ANY OTHER FEDERAL AGENCY, OR BY ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION
        OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR
           ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE
                        CONTRARY IS A CRIMINAL OFFENSE.

                                                              PRICE TO           UNDERWRITING           PROCEEDS TO
                                                               PUBLIC             DISCOUNT(1)           COMPANY(2)

Per Share...............................................      $                    $                     $

Total(3)................................................      $                    $                     $

                                                             PROCEEDS TO SELLING
                                                              SHAREHOLDERS (2)
Per Share...............................................          $
Total(3)................................................          $

(1) The Company and the Selling Shareholders have agreed to indemnify the several Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended. See "UNDERWRITING."

(2) Before deducting estimated expenses of the Offering of $         of which
    $         will be payable by the Company and $         will be paid by the
    Selling Shareholders.

(3) The Company and the Selling Shareholders have granted the Underwriters a 30
    day option to purchase up to       and       , additional shares of Common
    Stock, respectively, to cover over-allotments, if any. If all such options are exercised in full, the total Price to Public, Underwriting Discount, Proceeds to the Company and Proceeds to Selling Shareholders will be
    $         , $         , $         and $         , respectively. See
    "UNDERWRITING."
                           --------------------------

    The Common Stock is offered by the several Underwriters, subject to prior sale, when, as and if issued to and accepted by them, subject to the approval of certain legal matters by counsel to the Underwriters and to certain other conditions. The Underwriters reserve the right to withdraw, cancel or modify such offer and to reject any orders in whole or in part. It is expected that delivery of the shares of Common Stock will be made in New York, New York on or
about            , 1998.
                           --------------------------

MERRILL LYNCH & CO.                                          SCHRODER & CO. INC.
                                ---------------

               The date of this Prospectus is            , 1998.

                               O F F I T B A N K

                                                      THE WEALTH MANAGEMENT BANK

                                    [PHOTO]

  520 MADISON AVENUE NEW YORK, NEW YORK 10022  212-350-3772  FAX 212-421-6227

            520 MADISON AVENUE NEW YORK, NY 10022-4213  212-758-9600

                               WWW.OFFITBANK.COM

                                  DEDICATED TO
                                 EXCELLENCE AND
                                  INTEGRITY IN
                               WEALTH MANAGEMENT
                                ---------------
                 PROVIDING COMPREHENSIVE INVESTMENT MANAGEMENT
              SERVICES TO INDIVIDUALS AND FAMILY GROUPS IN CONCERT
             WITH THE FINANCIAL AND LEGAL ADVISORS WHO SERVE THEM.
             -----------------------------------------------------

                               O F F I T B A N K

                                                      THE WEALTH MANAGEMENT BANK

As appeared in the financial press.

    CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE COMMON STOCK, INCLUDING STABILIZING BIDS, SYNDICATE COVERAGE TRANSACTIONS OR THE IMPOSITION OF PENALTY BIDS. FOR A DISCUSSION OF THESE ACTIVITIES, SEE "UNDERWRITING."

                             ADDITIONAL INFORMATION

    The Company has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-1 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the shares of Common Stock offered hereby (the "Offering"). This Prospectus, which is a part of the Registration Statement, is complete in material respects but does not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto. For further information with respect to the Company and the shares of Common Stock, reference is hereby made to such Registration Statement and the exhibits and schedules thereto, copies of which may be inspected without charge at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional offices of the Commission located at 7 World Trade Center, 13th Floor, New York, New York 10048, and at the Northwest Atrium Center, 500 Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials can be obtained from the public reference section of the Commission upon payment of the fees prescribed by the Commission. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. In addition, registration statements and certain other documents filed with the Commission through its Electronic Data Gathering, Analysis and Retrieval ("EDGAR") system are publicly available through the Commission's site on the World Wide Web, located at http://www.sec.gov. The Registration Statement, including all exhibits thereto and amendments thereof, has been filed with the Commission through EDGAR. The summaries in this Prospectus of additional information included in the Registration Statement or any exhibit thereto are qualified in their entirety by reference to such information or exhibit.

    As a result of the Offering, the Company will become subject to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith will file periodic reports, proxy statements and other information with the Commission. After the Offering, such reports, statements and other information may also be obtained from The New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005. The Company intends to furnish its shareholders with annual reports containing audited consolidated financial statements and an opinion thereon expressed by independent public accountants and with quarterly reports containing unaudited consolidated financial information for the first three quarters of each fiscal year.

               SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION

    Certain statements under "SUMMARY"; "RISK FACTORS"; "BUSINESS"; "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS" and elsewhere in this Prospectus constitute forward-looking statements, which involve known and unknown risks, and other factors that may cause the actual results, levels of activity, performance or achievements of the Company or industry results to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, those listed under "RISK FACTORS" and elsewhere in this Prospectus. As a result of the foregoing and other factors, no assurance can be given as to future results, levels of activity or achievements, and neither the Company nor any other person assumes responsibility for the accuracy and completeness of such statements.

                                    SUMMARY

    THE FOLLOWING IS A SUMMARY OF CERTAIN INFORMATION CONTAINED ELSEWHERE IN THIS PROSPECTUS. REFERENCE IS MADE TO, AND THIS SUMMARY IS QUALIFIED IN ITS ENTIRETY BY, THE MORE DETAILED INFORMATION AND FINANCIAL STATEMENTS (INCLUDING THE NOTES THERETO) APPEARING ELSEWHERE IN THIS PROSPECTUS. UNLESS OTHERWISE INDICATED, THE INFORMATION CONTAINED IN THIS PROSPECTUS (I) GIVES EFFECT TO THE FORMATION TRANSACTIONS DESCRIBED UNDER "CERTAIN TRANSACTIONS--THE FORMATION TRANSACTIONS" AND (II) ASSUMES NO EXERCISE OF THE UNDERWRITERS' OVER-ALLOTMENT OPTIONS. UNLESS THE CONTEXT OTHERWISE REQUIRES, REFERENCES TO THE "COMPANY" MEAN OFFITBANK HOLDINGS, INC. AND ITS CONSOLIDATED SUBSIDIARIES; REFERENCES TO "OFFITBANK" MEAN OFFITBANK, A WHOLLY-OWNED SUBSIDIARY OF THE COMPANY AND ITS PREDECESSOR, OFFIT ASSOCIATES, INC.; AND REFERENCES TO "COMMON STOCK" MEAN THE COMMON STOCK OF THE COMPANY.

OVERVIEW

    OFFITBANK is a leading provider of wealth management services to the upper tier of the wealth management market. Its select client base is comprised of high net worth individuals and families, non-profit organizations and corporate and institutional investors seeking primarily customized fixed income management. Founded in 1983 as a registered investment advisor, OFFITBANK converted to a New York state trust bank in 1990.

    OFFITBANK has modeled itself after the classic Swiss private bank in which asset management is the core business, establishing a foundation for the Company to successfully provide other corollary services, such as custody, foreign exchange services, trust services, deposit services and collateralized lending. It is the view of the Company that these corollary services are natural product extensions of asset management. Its emphasis on asset management as the wealth management business model has distinguished OFFITBANK from many other institutions servicing the high net worth market.

    OFFITBANK's focus on the upper tier of the wealth management market, nationally and internationally, has produced a unique client profile. As of June 30, 1998, 65% of the Company's portfolio assets were comprised of managed account relationships of $30 million or more and 95% of its assets were comprised of managed account relationships of $5 million or more. As of June 30, 1998, the Company had $9.26 billion under management for 471 actively managed client relationships and an additional $645 million directly invested in its mutual funds.

    Assets under management have grown at a 11.4% compound annual growth rate ("CAGR"), from $6.1 billion at December 31, 1993 to $9.9 billion at June 30, 1998. During the same period, annualized investment management fees grew by 14.5%, from $21.6 million at December 31, 1993 to $39.6 million at June 30, 1998. As a result of growth of assets and revenues and increasing operating margins, net income for the 6 months ended on June 30, 1998 was $2.8 million, up 73.1% from the same prior year period. Net income for 1997 was $3.3 million, up 36.4% from 1996. See "SUMMARY CONSOLIDATED FINANCIAL DATA."

    The cornerstone of OFFITBANK's wealth management services is fixed income investment management. The defining characteristic of OFFITBANK's investment strategy is its emphasis on fundamental research, integrating interest rate risk, credit risk and currency risk analyses. In providing investment management for its clients, OFFITBANK seeks to satisfy four primary goals: preservation of capital, generation of income, appreciation of assets and efficient wealth transfer. See "BUSINESS--Investment Methodology."

    OFFITBANK also provides financial services which enhance its core asset management business, namely, custody, sophisticated client reporting, including unit and individual tax accounting, foreign exchange services and, on a more limited basis, collateralized lending and trust services.

    OFFITBANK believes that its competitive investment performance, its emphasis on building enduring client relationships and its name recognition within the upper tier of the wealth management market position it to take advantage of favorable economic and demographic trends affecting the market for wealth management services.

WEALTH MANAGEMENT MARKET

    The wealth management industry is highly fragmented with a number of regional and national organizations, including banks, broker/dealers and specialized firms serving clients within distinct geographic regions. The Company believes that the wealth management market is increasingly global. It includes both a large number of clients and substantial investable assets which offer significant opportunities for growth. OFFITBANK, in contrast to other wealth management firms, focuses heavily on the upper tier of the wealth management market. It is the opinion of OFFITBANK that there is no dominant franchise serving this market. While there is no precise measure of segmentation in the industry, OFFITBANK considers the "upper tier" of the wealth management market to consist of individuals, families and institutional clients with investable assets of greater than $10 million. Based on its years of experience in serving high net worth clients, it is the view of the Company, that the upper tier clientele is a particularly under-served segment of the market due to the multifaceted and complex nature of the client relationship. More significant asset sizes require more complex investment strategies, diverse investment vehicles and specialized fiduciary client services and reporting. Consequently, the upper tier wealth management client requires a highly differentiated client service level which, in management's opinion, generally is not adequately provided. Globally, high net worth individuals accounted for $17 trillion in assets in 1996, which is expected to approach $25 trillion by the year 2000.

INVESTMENT METHODOLOGY

    OFFITBANK brings a disciplined approach to wealth management through its investment philosophy and its experienced team of investment professionals. It is the Company's objective to develop for each client a tax efficient and customized wealth management strategy which is designed to produce a favorable "risk adjusted rate of return" within the guidelines established with clients and their advisors.

    In customizing portfolio investment strategies for its clients, OFFITBANK asset allocates among one or more of six primary fixed income asset classes, as well as specialized and domestic equities. The primary fixed income classes are comprised of U.S. Treasury securities, Mortgage-Backed securities, Tax Exempt bonds, International High Grade debt, High Yield bonds and Emerging Market debt. OFFITBANK also uses commingled investment vehicles, such as proprietary mutual funds, limited partnerships and structured insurance products. OFFITBANK has selectively taken an "open architecture" approach to domestic equity investment management. This entails both the use of individual equity securities and mutual funds managed by third-party investment managers.

    As of June 30, 1998, OFFITBANK had 33 portfolio managers, traders and market analysts, with an average of approximately 17 years of industry experience. These market professionals are supported by seasoned experts in fiduciary services, such as trusts and taxation.

MARKETING

    OFFITBANK's principal source of new clients is, and is expected to continue to be, referrals from its existing clients and from over 500 fiduciary advisors, nationally and internationally, including accountants, attorneys, investment consultants, financial planners and registered investment advisors with whom OFFITBANK has ongoing relationships. OFFITBANK also obtains referrals from consultants, who are engaged by pension funds, non-profits and other large investors to monitor money manager performance and advise on asset allocations and financial planning. An internal client development group is focused on maximizing the Company's referral business by working closely with the fiduciary advisors of high net worth individuals and families.

BUSINESS STRATEGY

    The Company's goal is to maintain and expand OFFITBANK's penetration into the upper tier of the wealth management market using the following key strategies (See "BUSINESS--Business Strategy"):

    - CONTINUE GROWTH OF CURRENT WEALTH MANAGEMENT SERVICES. OFFITBANK will continue to stress the strength of its current wealth management services within its primary client market.

    - EXPAND EXISTING WEALTH MANAGEMENT BUSINESS THROUGH ENHANCED PRODUCT CAPABILITY. The Company believes that, due to the highly fragmented nature of the wealth management business, the absence of dominant franchises and the unique nature of its wealth management client base and relationships, substantial opportunity exists to expand OFFITBANK's current business through a broader range of product offerings, including new investment alternatives, a direct collateralized lending capability and expanded trust services.

    - INCREASE GEOGRAPHIC PRESENCE. OFFITBANK intends to capitalize on the current fragmented state of the wealth management market through an expansion of its offices into affluent areas in the United States and internationally and, where appropriate, the addition or acquisition of wealth managers with very high net worth clients.

    - PURSUE RELATIONSHIPS WITH OTHER PROVIDERS OF PRODUCTS AND SERVICES. OFFITBANK believes that offering its clients the best available products is fundamental to maintaining its client relationships. OFFITBANK intends to selectively pursue opportunities relying on its "open architecture" approach to wealth management. Open architecture is the provision of investment products and services to OFFITBANK clients through relationships with other providers of wealth management services, including investment managers and providers of administrative services.

    - ENHANCE CLIENT SERVICES THROUGH INVESTMENTS IN HUMAN CAPITAL AND TECHNOLOGY. OFFITBANK believes that its client relations, investment management and information systems personnel are among the most highly skilled and experienced in their respective fields and will seek to hire especially qualified people to support its growth. In addition, a significant component of wealth management is the ability to provide clients and their professional advisors with information concerning the client's account in a wide variety of formats and for a wide variety of particular purposes such as tax planning, fiduciary reporting and other needs. OFFITBANK currently has the capability to provide this array of information through its information technologies and specialized programs designed for wealth management. OFFITBANK intends to continue to invest in state-of-the-art technologies that differentiate the Company as a wealth management provider.

    - PURSUE ACQUISITIONS. OFFITBANK intends to selectively pursue acquisitions to broaden its product offerings in its core investment management business, as well as corollary wealth management services such as collateralized lending capability and enhanced trust services.

THE OFFERING

Common Stock offered by the Company..........             shares
                                               ---------

Common Stock offered by the Selling
  Shareholders...............................             shares
                                               ---------

    Total....................................             shares
                                               ---------
                                               ---------

                                               The       shares of Common Stock offered by
                                               the Selling Shareholders consist of
                                                     shares held by certain institutions and
                                                     shares held by certain other Existing
                                               Shareholders (as hereinafter defined). See
                                               "PRINCIPAL AND SELLING SHAREHOLDERS."

Common Stock Outstanding After Offering......  shares (without giving effect to the
                                               Underwriters' exercise of the over-allotment
                                               options).

Use of Proceeds..............................  The net proceeds to be received by the
                                               Company from the sale of the shares offered
                                               by it hereby is estimated at $
                                               million, assuming an offering price of
                                               $         per share, after deducting the
                                               underwriting discount and estimated offering
                                               expenses to be paid by the Company.

                                               The net proceeds received by the Company will
                                               be used for general corporate purposes,
                                               including those associated with the Company's
                                               plans to expand the business of OFFITBANK.
                                               The Company will receive no proceeds from the
                                               sale of Common Stock by the Selling
                                               Shareholders. See "USE OF PROCEEDS."

NYSE Listing.................................  Application will be made to list the Common
                                               Stock on The New York Stock Exchange.

NYSE Symbol..................................  OFB

RISK FACTORS

    Prospective investors should carefully consider the factors set forth under the caption "RISK FACTORS", which include risks associated with the Company's ability to retain and attract key personnel, competition, securities markets, poor investment performance, termination of client arrangements on short notice, use of proceeds, plans to provide credit facilities to clients, risks associated with potential future acquisitions, Year 2000 risks, regulatory limitations, immediate and substantial dilution to prospective investors, control by officers and directors and anti-takeover provisions, authorization of preferred stock, absence of a prior public market, volatility of stock price, shares eligible for future sale and no assurance of dividends, as well as the other information set forth in this Prospectus, before purchasing shares of Common Stock offered by this Prospectus.

CORPORATE STRUCTURE

    OFFITBANK Holdings, Inc. is a newly organized holding company that has not engaged in any business operations, acquired any assets or incurred any liabilities other than in connection with the Offering. The Company has issued 9,254,808 shares of its Common Stock to all of the former shareholders of OFFITBANK (the "Existing Shareholders") in exchange for all of the shares of common stock of OFFITBANK. As a result, OFFITBANK became a wholly owned subsidiary of the Company, and the Company will conduct its current business operations through OFFITBANK and its subsidiaries. After the consummation of the Offering, the Existing Shareholders (other than the Selling Shareholders who are
selling all of their shares of Common Stock) will own       shares of Common
Stock, which will represent approximately    % of the outstanding shares (   %
if the Underwriters' over-allotment options are exercised in full).
Approximately    % (   % if the Underwriters' over-allotment options are
exercised in full) of the outstanding shares after the consummation of the Offering (without giving effect to options to acquire 673,248 shares of Common Stock held by employees of OFFITBANK) will be owned by Morris W. Offit, and the other officers, directors and Managing Directors of OFFITBANK. Together, these persons will control the Company. See "MANAGEMENT", "PRINCIPAL AND SELLING SHAREHOLDERS" and "CERTAIN TRANSACTIONS--The Formation Transactions."

    The following sets forth a simplified organizational chart for the Company and its active subsidiaries. All subsidiaries of the Company are 100% owned.

                                 [LOGO]

    The Company's principal office is located at 520 Madison Avenue, New York, New York 10022-4213 and its telephone number is (212) 758-9600.

                                   OFFITBANK

                      SUMMARY CONSOLIDATED FINANCIAL DATA

                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                            FOR THE SIX MONTHS
                                              ENDED JUNE 30,                FOR THE YEAR ENDED DECEMBER 31,
                                           --------------------  -----------------------------------------------------
                                             1998       1997       1997       1996       1995       1994       1993
                                           ---------  ---------  ---------  ---------  ---------  ---------  ---------
Statement of Income Data:

Revenues:
  Management fees........................  $  19,090  $  15,427  $  32,868  $  28,220  $  22,804  $  22,022  $  21,521
  Interest and dividends.................        626        643      1,363      1,200      1,153        935        668
  Foreign exchange.......................        318        385        627      1,341      1,150      7,997      9,510
  Custody................................        351        306        607        359        297        334        209
  Net realized gains/(losses) in
    investments available for sale.......         81         57        321        184        265       (346)       126
  Other..................................         70         68        307        142        439        240        270
                                           ---------  ---------  ---------  ---------  ---------  ---------  ---------
    Total revenues.......................     20,536     16,886     36,093     31,446     26,108     31,182     32,304
Expenses:
  Salaries and employee benefits.........     10,460      9,081     19,232     17,376     16,121     16,628     14,816
  Occupancy..............................      1,184        897      1,823      1,788      1,498      1,874      1,746
  Advertising and marketing..............      1,033      1,045      2,000      1,506      1,069        976      1,282
  Data processing and software
    development..........................        491        341        809        722        961        811        947
  Depreciation and amortization..........        350        375        739        724        792        864        757
  Professional fees......................        237        251        615        793        470      1,209        951
  Market research and information
    services.............................        374        388        769        748        720        787        536
  Insurance..............................        228        217        434        431        411        415        361
  Equity in loss of affiliate............     --            247      1,335        665     --         --         --
  Other..................................      1,195      1,072      2,426      2,423      1,497      2,192      1,982
                                           ---------  ---------  ---------  ---------  ---------  ---------  ---------
    Total expenses.......................     15,552     13,914     30,182     27,176     23,539     25,756     23,378
    Income before income taxes...........      4,984      2,972      5,911      4,270      2,569      5,426      8,926
Income taxes.............................      2,155      1,337      2,630      1,864      1,131      2,741      4,200
                                           ---------  ---------  ---------  ---------  ---------  ---------  ---------
    Net income...........................  $   2,829  $   1,635  $   3,281  $   2,406  $   1,438  $   2,685  $   4,726
                                           ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                           ---------  ---------  ---------  ---------  ---------  ---------  ---------
    Net income per share.................  $    0.31  $    0.18  $    0.35  $    0.26  $    0.16  $    0.30  $    0.52
                                           ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                           ---------  ---------  ---------  ---------  ---------  ---------  ---------
    Net income per share-assuming
      dilution...........................  $    0.29  $    0.17  $    0.34  $    0.25  $    0.15  $    0.29  $    0.51
                                           ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                           ---------  ---------  ---------  ---------  ---------  ---------  ---------
Balance Sheet Data:
Total Assets.............................  $  32,864  $  31,056  $  30,453  $  28,716  $  26,617  $  24,513  $  22,822
Total Liabilities........................      5,822      5,613      4,784      3,287      2,789      2,994      3,781
Total Stockholders' Equity...............     27,042     25,443     25,669     24,889     23,828     21,519     19,041

Dividends Declared.......................      1,542      1,078      2,619      1,263        493     --      $  --

Performance fees included in investment
  management fees........................     --         --         --          1,527        309        301      2,023

------------------------------------------
Selected Business Data:
Assets under management at end of
  period.................................  $9,905,000 $8,409,000 $9,342,000 $7,985,000 $6,651,000 $6,007,000 $6,078,000
Annualized investment management fees at
  end of period..........................     39,602     32,930     37,011     29,350     25,045     20,144     21,573
Average investment management fees at end
  of period..............................      0.40%      0.39%      0.40%      0.37%      0.38%      0.34%      0.35%

                                  RISK FACTORS

    PROSPECTIVE INVESTORS SHOULD CONSIDER CAREFULLY THE FOLLOWING RISK FACTORS, IN ADDITION TO THE OTHER INFORMATION CONTAINED IN THIS PROSPECTUS, IN EVALUATING AN INVESTMENT IN THE COMMON STOCK OFFERED HEREBY.

ABILITY TO ATTRACT AND RETAIN KEY PERSONNEL

    OFFITBANK's future success depends, in significant part, on the continued service of key Managing Directors, relationship managers and portfolio managers, particularly Morris W. Offit, the Company's Chairman and Chief Executive Officer. The loss of Mr. Offit's services would have an adverse effect on the Company's business, financial condition and operating results. The Company has entered into non-compete agreements with certain key employees and maintains "key person" life insurance on Mr. Offit for the benefit of the Company. Competition for key personnel and other highly qualified relationship managers and portfolio managers is intense, and there can be no assurance that OFFITBANK will be able to retain its key personnel or that it will be able to attract, assimilate or retain other highly qualified personnel in the future. See "BUSINESS--Clients" and "Marketing" and "MANAGEMENT--Executive Compensation" and "Non-Competition Agreement."

COMPETITION

    OFFITBANK believes that only a limited number of companies are currently directly competing with it in its core business of providing wealth management services to the upper tier of the wealth management market. However, the investment management business in general is intensely competitive. In providing investment management services, the Company competes with a large number of asset management firms as well as broker/dealers, trust banks, commercial banks and other specialized wealth management providers. Future growth and profitability of the Company will be affected by the Company's ability to retain and increase its market share which could be adversely affected in the longer term as competitors seek to develop high net-worth relationships. Many of OFFITBANK's current and potential competitors are larger in terms of capital, assets, geographic presence and other important business criteria and may have access to greater resources than the Company. See "BUSINESS--Competition."

RISKS ASSOCIATED WITH SECURITIES MARKETS

    In recent years, the United States securities markets have generally experienced favorable conditions and, in particular, the demand for and proliferation of available fixed income securities has been substantial. Market performance has benefited OFFITBANK by producing a demand for investment management and wealth management services. A significant portion of OFFITBANK's revenue is derived from investment management fees, which are based on the amount of assets under management. By the nature of its core business, OFFITBANK's assets under management increase primarily as the result of its acquiring new clients or its being entrusted with larger amounts of investable capital by its existing clients, rather than as a result of market appreciation. OFFITBANK's business, therefore, could possibly be adversely affected by a decline in the securities markets, which may cause its potential and existing wealth management clients to withdraw investment funds, or by a change in market conditions which affect the demand for fixed-income securities.

    OFFITBANK's revenues are derived largely from fees which are based on the values of assets managed or administered. Such values are affected by changes in the broader financial markets which are, in part, affected by changing interest rates. In a period of rapidly rising interest rates, management fee revenue may be negatively impacted by reduced asset values and redemptions, which would reduce managed assets, thereby reducing management fees and certain other revenue.

RISK OF POOR INVESTMENT PERFORMANCE

    Success in the investment management business is largely dependent on the investment performance of the assets under management relative to market conditions and the performance of competing investment managers. Poor investment performance by OFFITBANK could result in withdrawals of investment funds by existing clients and an inability to acquire new clients, with corresponding decreases in OFFITBANK's revenues, and could have a material adverse effect on the Company. See "BUSINESS - Overview", "Clients" and "Investment Methodology."

RISK OF TERMINATION OF CLIENT ARRANGEMENTS ON SHORT NOTICE

    OFFITBANK's investment advisory agreements with clients, other than mutual funds, are typically terminable by either party on notice. OFFITBANK's investment advisory agreements with its mutual funds are terminable on 60 days' notice and must be approved and renewed annually by the disinterested members of the boards of directors of the mutual funds or by their shareholders, as required by law. Termination of, or the failure to renew, a significant number of these agreements would have a material adverse effect on the Company.

USE OF PROCEEDS

    The Company intends to use the net proceeds of this Offering for general corporate purposes, including establishing expanded collateralized lending facilities for its clients, opening and operating additional regional offices, making additions to its marketing and portfolio management personnel, developing new investment product offerings and funding the other costs associated with the Company's plans to expand its business. From time to time in the normal course of business, OFFITBANK reviews possible acquisition opportunities, and anticipates funding any such acquisitions, in part, with proceeds from this Offering. The amounts to be applied to any of the foregoing purposes or other purposes have not been determined and, depending upon market and other factors, such intended uses of funds may change. Accordingly, management will have significant flexibility in applying the net proceeds of the Offering. See "USE OF PROCEEDS."

PLANS TO PROVIDE CREDIT FACILITIES TO CLIENTS

    The Company believes that OFFITBANK's high net worth clients would benefit from expansion of OFFITBANK's products, including the direct provision by OFFITBANK of credit collateralized by clients' assets. OFFITBANK currently has arranged a facility for such loans with an unaffiliated bank, secured by the clients' assets under management with OFFITBANK. It is the intent of the Company to make such loans directly in the future and to make residential mortgage loans to its existing wealth management clients. In addition, the Company may accept deposits to fund such loans upon receipt of required regulatory approvals. In order to make such loans and to accept deposits, OFFITBANK will be required to amend its charter, comply with state and federal laws and regulations applicable to state chartered deposit-taking institutions and to obtain Federal Deposit Insurance. In providing a collateralized lending facility to its high net worth clients, the Company will be assuming the credit risk of such loans and may be accepting deposits as a means of funding such loans, two activities in which it has not heretofore engaged. See "BUSINESS--Other Wealth Management Services--Collateralized Lending", "Business Strategy" and "Regulation."

RISKS ASSOCIATED WITH POTENTIAL FUTURE ACQUISITIONS

    The Company's business strategy contemplates the possible acquisition of other investment and wealth management companies and fixed income and equity investment advisors. There can be no assurance that the Company will find suitable acquisition candidates at acceptable prices, have sufficient capital resources to realize its acquisition strategy or be successful in entering into definitive agreements for desired acquisitions. Furthermore, there can be no assurance that the Company will be able to successfully integrate acquired businesses into the Company, or that any such acquisitions, if consummated, will prove to be advantageous to the Company. See "BUSINESS--Business Strategy."

YEAR 2000 RISKS

    OFFITBANK has completed its analysis of modifications to its information systems required to make such systems Year 2000 ready, has completed a substantial portion of the modifications called for by the analysis and expects all such modifications to be completed by the end of 1998. Management does not anticipate that OFFITBANK will incur significant operating expenses or be required to incur material costs to be Year 2000 ready. However, upon completion of testing of the modifications, additional work may be required that could materially increase costs and/or delay completion beyond the end of 1999. In addition, OFFITBANK's businesses all depend in part upon computer systems of third parties, such as broker/dealers and commercial banks that may not be Year 2000 ready. To the extent that OFFITBANK's or such third parties' systems are not Year 2000 ready, potential systems interruptions or the costs associated with operating without Year 2000 ready software and hardware could have an adverse effect on the Company. See "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS."

REGULATORY LIMITATIONS

    OFFITBANK is a trust company chartered under the New York Banking Law ("NYBL") and is supervised and examined by the New York State Banking Department ("NYSBD"). As such, OFFITBANK may only engage in those activities permitted for trust companies. Any expansion of OFFITBANK's business beyond the powers granted to New York trust companies would require application to the NYSBD and an amendment of OFFITBANK's charter.

    The Superintendent of Banks of the State of New York (the "Superintendent") is empowered to impose penalties for violation of law and regulation and to take possession of a limited purpose trust company and its business and property in the event that it appears that the limited purpose trust company has, among other things, violated any law, is conducting business in an unauthorized or unsafe manner, is in an unsound or unsafe condition to transact its business or has an impairment of capital. The Superintendent may also remove officers and directors of a limited purpose trust company if any such person has violated any law applicable to the trust company or has continued unsafe or unsound practices in conducting the business of the trust company after having been ordered or warned by the Superintendent to discontinue such practices.

    Following the implementation by the Company of its strategy of entering into the deposit-taking and lending businesses, OFFITBANK would be required to amend its charter to become a bank under the NYBL and would be regulated and examined as a bank by the NYSBD. In addition, OFFITBANK would be regulated and examined by the appropriate federal regulator (the FDIC or the Federal Reserve if it becomes a member bank). OFFITBANK also would become subject to state and federal regulatory requirements applicable to banks, including without limitation, single borrower lending limits, limitations on loans to and transactions with affiliates (including the Company), maximum rates of interest, reserve requirements, limitations on interest rates paid on deposits, limitations on activities other than banking, limitations on affiliation with companies engaged in underwriting and dealing in securities and limitations on investments in subsidiaries.

    In addition, the Company would become a bank holding company regulated by the Federal Reserve, and both OFFITBANK and the Company would be subject to federal laws and regulations applicable to banks and bank holding companies.

    Regulators could impose new or additional requirements or limitations with respect to: (i) the scope of permissible activities of OFFITBANK or the Company;
(ii) capital requirements of OFFITBANK or the Company; and (iii) acquisitions by OFFITBANK or the Company. Moreover, regulators could impose restrictions which could affect the ability of OFFITBANK or the Company to engage in new activities or introduce new products. In addition, acquisition by, or change in activities of, OFFITBANK or the Company may result in different or additional regulatory restrictions. Changes in laws or regulations or in governmental policies, or the application of additional laws or regulations, could have a material adverse effect on the business, results of operation and prospects of OFFITBANK and the Company and the price of the Common Stock. See "BUSINESS--Regulation."

IMMEDIATE AND SUBSTANTIAL DILUTION TO PROSPECTIVE PURCHASERS

    Purchasers of Common Stock offered hereby will experience immediate and substantial dilution in net tangible book value per share of Common Stock from the initial offering price. In addition, employees of the Company hold options, substantially all of which are currently exercisable, to acquire a total of 673,248 shares of Common Stock at a weighted average exercise price of $7.02. The exercise of these options will result in further dilution of the net tangible book value represented by the shares to be acquired by investors. See "DILUTION."

CONTROL BY OFFICERS AND DIRECTORS; ANTI-TAKEOVER PROVISIONS

    Upon the consummation of the sale of the Common Stock offered hereby, the
officers and directors of the Company will beneficially own approximately    %
and, together with OFFITBANK's Managing Directors, will beneficially own
approximately    % of the then-issued and outstanding shares of Common Stock
(assuming no exercise of the Underwriters' over-allotment options or outstanding stock options). Accordingly, the current management will, in all likelihood, be able to elect all of the Company's directors, increase the authorized capital, dissolve, merge or sell the assets of the Company and, generally, direct the affairs of the Company. The By-laws also provide that meetings of shareholders may only be called by the Board of Directors and require shareholders who wish to bring matters before such meetings to comply with certain notice and informational requirements. Each of the foregoing provisions, alone or in combination with each other, or with the issuance of preferred stock authorized by the Company's Certificate of Incorporation, may have the effect of rendering more difficult or discouraging an acquisition of the Company or changes in control of the Company deemed undesirable by the Board of Directors. See "MANAGEMENT," "PRINCIPAL AND SELLING SHAREHOLDERS" and "DESCRIPTION OF CAPITAL STOCK."

AUTHORIZATION OF PREFERRED STOCK

    The Company's Certificate of Incorporation authorizes the issuance of "blank check" preferred stock with such designations, rights and preferences as may be determined from time to time by the Board of Directors. Accordingly, the Board of Directors is empowered, without shareholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of the Company's Common Stock. In addition, the issuance of such preferred stock may have the effect of rendering more difficult or discouraging an acquisition of the Company or changes in control of the Company. Although the Company does not currently intend to issue any shares of its preferred stock, there can be no assurance that the Company will not do so in the future. See "MANAGEMENT," "PRINCIPAL AND SELLING SHAREHOLDERS" and "DESCRIPTION OF CAPITAL STOCK."

ABSENCE OF A PRIOR PUBLIC MARKET

    Prior to the Offering, there has been no public market for the Common Stock. Application has been made to list the Common Stock on The New York Stock Exchange. However, there can be no assurance that a significant public market for the Company's Common Stock will develop or be sustained after the Offering. The offering price has been determined through negotiations among the Company, the Selling

Shareholders and the Underwriters and may not be indicative of the market price of the Common Stock after the Offering. After the Offering, the market price of the Common Stock may be more or less than the initial offering price. See "UNDERWRITING."

VOLATILITY OF STOCK PRICE

    The market price for the Common Stock may be volatile. The Company believes that factors such as announcements by the Company, or by its competitors, of quarterly variances in financial results could cause the market price of the Common Stock to fluctuate substantially. In addition, the stock market may experience price and volume fluctuations, often unrelated to the operating performance of specific companies, which could have a direct adverse effect on the market price of the Common Stock and which could also adversely affect the assets under management and, therefore, the results of the Company's operations. Market fluctuations or perceptions regarding the Company's industry, as well as general economic or political conditions, may adversely affect the market price of the Common Stock.

SHARES ELIGIBLE FOR FUTURE SALE

    Substantially all of the       shares of Common Stock currently outstanding
will be eligible for sale in the public market after completion of this
Offering. Of such number,       shares will be salable without any limitation as
to volume and an aggregate of       such shares, which are owned by
      officers and directors, will be salable by each such officer and director in amounts which, in any three-month period, do not exceed the greater of 1% of the total number of outstanding shares of the same class or the average weekly trading volume of the shares on The New York Stock Exchange during the four calendar weeks preceding the sale. Each of the Company's officers and directors has agreed not to make a public sale or offering of any securities of the Company for a period of 180 days from the date of this Prospectus without the prior written consent of Merrill Lynch & Co. ("Merrill Lynch"). Both actual sales by holders of the currently outstanding Common Stock and the possibility that substantial amounts of Common Stock may be sold in the public market may adversely affect prevailing market prices for the Common Stock. See "SHARES ELIGIBLE FOR FUTURE SALE."

NO ASSURANCE OF DIVIDENDS

    The declaration and payment of dividends by the Company are subject to the discretion of its Board of Directors. Any determination as to the payment of dividends, as well as the level of such dividends, will depend on, among other things, general economic and business conditions, the strategic plans of the Company, the Company's financial results and condition, contractual, legal and regulatory restrictions on the payment of dividends by the Company or OFFITBANK, and such other factors as the Board of Directors of the Company may consider to be relevant. See "DIVIDEND POLICY."

                                USE OF PROCEEDS

    The net proceeds received by the Company from the sale of the Common Stock
offered hereby is estimated at $  million, assuming an offering price of $   per
share ($ million if the Underwriters' options are exercised in full), after deducting the underwriting discount and estimated offering expenses to be paid by the Company.

    The Company intends to use the net proceeds of this Offering for general corporate purposes, including establishing expanded collateralized lending facilities for its clients, opening and operating additional regional offices, making additions to its marketing and portfolio management personnel, developing new investment product offerings and funding the other costs associated with the Company's plans to expand its business. From time to time in the normal course of business, the Company reviews possible acquisition opportunities, and anticipates funding any such acquisitions, in part, with proceeds from this Offering. The amounts to be applied to any of the foregoing purposes or other purposes have not been determined and, depending upon market and other factors, such intended uses of funds may change. The Company will receive no proceeds from the sale of Common Stock by the Selling Shareholders.

                                    DILUTION

    Purchasers of the Common Stock offered hereby will purchase the shares at a price substantially higher than the price paid by the Existing Shareholders. In addition, the public offering price of the Common Stock exceeds the net tangible book value per share of Common Stock after the Offering, resulting in an
immediate dilution to purchasers in this Offering of $   per share of Common
Stock.

    After giving effect to the Formation Transactions, the Company's pro forma net tangible book value as of June 30, 1998 would have been $27.0 million, or $2.92 per share of Common Stock. "Net tangible book value" is defined as common shareholders' equity of the Company less intangible assets. "Net tangible book value per share of Common Stock" is determined by dividing the net tangible book value of the Company by the number of shares of Common Stock outstanding.

    After giving effect to the sale of Common Stock offered hereby (at an
assumed offering price of $   per share and after deducting the estimated
underwriting discount and offering expenses to be paid by the Company and without giving effect to the Underwriters' overallotment options), the Company's pro forma net tangible book value as of June 30, 1998 would have been $ million
or $   per share of Common Stock. This represents an immediate increase in net
tangible book value of $   per share of Common Stock to Existing Shareholders
and an immediate dilution of $   per share of Common Stock to investors who
purchase shares of Common Stock in this Offering. "Dilution" is the difference between the offering price per share of Common Stock and pro forma net tangible book value per share of Common Stock as adjusted for the Offering.

    The following table illustrates the dilution per share of Common Stock as of June 30, 1998, which is determined by subtracting the net tangible book value per share of Common Stock after the Offering from the price paid by a new investor:

                                                                                            NET TANGIBLE
                                                                                             BOOK VALUE
                                                                                            ------------
Assumed public offering price per share of Common Stock (1)...............................   $
  Net tangible book value per share of Common Stock before the Offering...................
  Increase per share attributable to payments made by new
    investors(2)..........................................................................
Pro forma net tangible book value per share of Common Stock after the Offering............
Dilution per share of Common Stock to new investors.......................................   $
                                                                                            ------------
                                                                                            ------------

------------------------

(1) Before deducting the estimated underwriting discount and offering expenses payable by the Company.

(2) After deducting the estimated underwriting discount and offering expenses payable by the Company.

                                DIVIDEND POLICY

    OFFITBANK has paid annual dividends for each of the calendar years from 1995 through 1997, in the amounts set forth below. The declaration and payment of dividends by the Company is subject to the discretion of its Board of Directors. Any determination as to the payment of dividends, as well as the level of dividends, will depend on, among other things, general economic and business conditions, the strategic plans of the Company, the Company's financial results and condition, contractual, legal and regulatory restrictions on the payment of dividends by the Company or its subsidiaries and such other factors as the Board of Directors of the Company may consider to be relevant. See "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS--Liquidity and Capital Resources" and "BUSINESS--Regulation."

END OF PERIOD FOR WHICH DIVIDEND WAS DECLARED                           PER SHARE    AGGREGATE
---------------------------------------------------------------------  -----------  ------------
June 1998............................................................   $   .1667   $  1,542,468

December 1997........................................................       .1667      1,540,468
June 1997............................................................       .1167      1,078,328
                                                                       -----------  ------------
      Total 1997.....................................................       .2834      2,618,796

December 1996........................................................       .0833        770,234
June 1996............................................................       .0533        492,950
                                                                       -----------  ------------
      Total 1996.....................................................       .1366      1,263,184

December 1995........................................................       .0533        492,950

                                 CAPITALIZATION

    The following table sets forth the consolidated capitalization of the Company as of December 31, 1997 and June 30, 1998, as adjusted to give effect to
the sale of       shares of the Common Stock offered hereby by the Company (at
an assumed public offering price of $      per share, after deducting the
estimated underwriting discount and offering expenses to be paid by the Company and without giving effect to the Underwriters' overallotment options) assuming the Formation Transactions had been effected as of December 30, 1997. See "CERTAIN TRANSACTIONS--The Formation Transactions."

                                                                 JUNE 30, 1998               DECEMBER 31, 1997
                                                          ----------------------------  ----------------------------
                                                             ACTUAL       AS ADJUSTED      ACTUAL       AS ADJUSTED
                                                          -------------  -------------  -------------  -------------
DEBT:
  Total debt............................................  $     0          $       0    $     0          $       0

SHAREHOLDERS' EQUITY:
  PREFERRED STOCK: $.01 par value per share, 1,000,000
    shares authorized, no shares issued and
    outstanding.........................................        0                  0          0                  0
  COMMON STOCK: $.01 par value per share, 30,000,000
    shares authorized, 9,242,808 shares issued and
    outstanding at December 31, 1997 (9,254,808 at June
    30, 1998)...........................................         92,548                        92,428
  Additional paid-in capital............................     11,489,661                    11,389,781
  Retained earnings.....................................     15,189,735                    13,903,114
  Other equity adjustments(1)...........................        269,970                       283,160
                                                          -------------                 -------------        -----
    Total shareholders' equity..........................     27,041,914                    25,668,483
                                                          -------------                 -------------
    Total capitalization................................  $  27,041,914                 $  25,668,483
                                                          -------------        -----    -------------        -----
                                                          -------------        -----    -------------        -----

------------------------

(1) Includes equity adjustments for unrealized gain on investments available for sale, net of taxes.

                            SELECTED FINANCIAL DATA
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

    The following selected financial data for, and as of the end of, each of the years ended December 31, 1997, 1996, 1995, 1994 and 1993 are derived from the audited financial statements of OFFITBANK. The following selected interim data for, and as of the end of, the six month periods ended June 30, 1998 and 1997 have been derived from unaudited financial statements of OFFITBANK, which, in the opinion of management, have been prepared on the same basis as the audited financial statements included herein, and reflect all adjustments, which are of a normal recurring nature, necessary for a fair presentation of such data. The results of the interim periods are not necessarily indicative of the results of a full year. The selected financial data set forth below should be read in conjunction with, and are qualified by reference to, the financial statements of OFFITBANK and the notes thereto, and "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS" included elsewhere in this Prospectus.

                                            FOR THE SIX MONTHS
                                              ENDED JUNE 30,                FOR THE YEAR ENDED DECEMBER 31,
                                           --------------------  -----------------------------------------------------
                                             1998       1997       1997       1996       1995       1994       1993
                                           ---------  ---------  ---------  ---------  ---------  ---------  ---------
Statement of Income Data:
Revenues:
  Management fees........................  $  19,090  $  15,427  $  32,868  $  28,220  $  22,804  $  22,022  $  21,521
  Interest and dividends.................        626        643      1,363      1,200      1,153        935        668
  Foreign exchange.......................        318        385        627      1,341      1,150      7,997      9,510
  Custody................................        351        306        607        359        297        334        209
  Net realized gains/(losses) in
    investments available for sale.......         81         57        321        184        265       (346)       126
  Other..................................         70         68        307        142        439        240        270
                                           ---------  ---------  ---------  ---------  ---------  ---------  ---------
    Total revenues.......................     20,536     16,886     36,093     31,446     26,108     31,182     32,304

Expenses:
  Salaries and employee benefits.........     10,460      9,081     19,232     17,376     16,121     16,628     14,816
  Occupancy..............................      1,184        897      1,823      1,788      1,498      1,874      1,746
  Advertising and marketing..............      1,033      1,045      2,000      1,506      1,069        976      1,282
  Data processing and software
    development..........................        491        341        809        722        961        811        947
  Depreciation and amortization..........        350        375        739        724        792        864        757
  Professional fees......................        237        251        615        793        470      1,209        951
  Market research and information
    services.............................        374        388        769        748        720        787        536
  Insurance..............................        228        217        434        431        411        415        361
  Equity in loss of affiliate............     --            247      1,335        665     --         --         --
  Other..................................      1,195      1,072      2,426      2,423      1,497      2,192      1,982
                                           ---------  ---------  ---------  ---------  ---------  ---------  ---------
    Total expenses.......................     15,552     13,914     30,182     27,176     23,539     25,756     23,378
    Income before income taxes...........      4,984      2,972      5,911      4,270      2,569      5,426      8,926
Income taxes.............................      2,155      1,337      2,630      1,864      1,131      2,741      4,200
                                           ---------  ---------  ---------  ---------  ---------  ---------  ---------
    Net income...........................  $   2,829  $   1,635  $   3,281  $   2,406  $   1,438  $   2,685  $   4,726
                                           ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                           ---------  ---------  ---------  ---------  ---------  ---------  ---------
    Net income per share.................  $    0.31  $    0.18  $    0.35  $    0.26  $    0.16  $    0.30  $    0.52
                                           ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                           ---------  ---------  ---------  ---------  ---------  ---------  ---------
    Net income per share--assuming
      dilution...........................  $    0.29  $    0.17  $    0.34  $    0.25  $    0.15  $    0.29  $    0.51
                                           ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                           ---------  ---------  ---------  ---------  ---------  ---------  ---------
Balance Sheet Data:
Total Assets.............................  $  32,864  $  31,056  $  30,453  $  28,716  $  26,617  $  24,513  $  22,822
Total Liabilities........................      5,822      5,613      4,784      3,287      2,789      2,994      3,781
Total Stockholders' Equity...............     27,042     25,443     25,669     24,889     23,828     21,519     19,041

Dividends Declared.......................      1,542      1,078      2,619      1,263        493     --         --

Performance fees included in investment
  management fees........................     --         --         --          1,527        309        301      2,023
-----------------------------------------
Selected Business Data:
Assets under management at end of
  period.................................  $9,905,000 $8,409,000 $9,342,000 $7,985,000 $6,651,000 $6,007,000 $6,078,000
Annualized investment management fees at
  end of period..........................     39,602     32,930     37,011     29,350     25,045     20,144     21,573
Average investment management fees at end
  of period..............................      0.40%      0.39%      0.40%      0.37%      0.38%      0.34%      0.35%

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

INTRODUCTION

    The principal objective of this financial review is to provide a discussion and an overview of the financial condition and results of operations of OFFITBANK for the years ended December 31, 1997, 1996 and 1995, and for the six-month period ended June 30, 1998. This discussion should be read in conjunction with the financial statements and notes thereto, as well as statistical information included elsewhere in this Prospectus.

RESULTS OF OPERATIONS

GENERAL

    The revenues and results of operations of OFFITBANK are largely dependent on the total value and composition of assets under management and, accordingly, fluctuations in financial markets, the composition of assets under management and redemptions and new infusions of managed assets have a substantial effect on revenues and results of operations.

SIX MONTHS ENDED JUNE 30, 1998 COMPARED TO THE SIX MONTHS ENDED JUNE 30, 1997

    NET INCOME

    Net income for the six months ended June 30, 1998 was $2.8 million ($0.29 per diluted share of OFFITBANK Common Stock ("Common Share") as compared to net income for the six months ended June 30, 1997 of $1.6 million ($0.17 per diluted Common Share), an increase of $1.2 million ($0.12 per diluted Common Share) or 73%. The increase was the result of revenue growth of $3.6 million offset by a $1.6 million increase in operating expenses.

    REVENUE

    OFFITBANK's revenue for the six months ended June 30, 1998 was $20.5 million as compared to the six months ended June 30, 1997 of $16.9 million, an increase of $3.6 million or 21%. The primary reason for the increase was an increase in management fees which accounted for $3.7 million, or 103% of the total increase. This increase was offset by a reduction in foreign exchange revenue. The increase in fees is principally attributable to an increase in average managed assets of $1.4 billion (17%) to $9.6 billion for the six months ended June 30, 1998 from $8.2 billion for the six months ended June 30, 1997. Managed assets increased primarily due to assets placed under management by new clients.

    OPERATING EXPENSES

    Total operating expenses increased $1.6 million (12%) to $15.5 million for the six months ended June 30, 1998, from $13.9 million for the six months ended June 30, 1997.

    Salaries and employee benefits expense for the six months ended June 30, 1998 was $10.5 million as compared to $9.1 million for the six months ended June 30, 1997, an increase of $1.4 million or 15%. This increase was primarily due to the addition of client service and investment management professionals as well as an increase in incentive compensation expense as a result of the improved financial performance of OFFITBANK.

    Occupancy expense increased $0.3 million to $1.2 million for the six months ended June 30, 1998 from $0.9 million for the six months ended June 30, 1997. This increase is due primarily to additional office space leased in New York starting in the fourth quarter of 1997.

    ASSETS UNDER MANAGEMENT

    Assets under management at June 30, 1998 increased $1.5 billion (18%) to $9.9 billion from the six months ended June 30, 1997. Market appreciation accounted for approximately 10% or $145 million of the increase, reinvestment of investment income accounted for approximately 25% or $377 million of the increase and the remainder of approximately $978 million was the result of net inflow of assets. Growth in fee revenue exceeded the growth in average assets due to growth in specialized fixed income investments, such as High Yield, and the expanded use in the current period of value-added Total Return investment strategies for client portfolios. These strategies employ multiple asset classes and such portfolios, which often use mutual funds, typically generate higher average fee levels.

    OTHER SOURCES OF REVENUE

    OFFITBANK acts as "riskless principal" on behalf of its clients in the interbank foreign exchange market at a disclosed fixed bid to offer spread, and foreign exchange revenue for the period decreased by $67 thousand or 17%. Foreign exchange revenue is an incident to the international investments held in client portfolios managed by OFFITBANK. Asset allocations to non-U.S. dollar denominated securities were reduced and, consequently, foreign exchange revenue was less.

    Custody revenue for the period increased by $46 thousand or 15%. OFFITBANK began a broader custody initiative in late 1996 to function as custodian for assets directly managed by it as well as master custodian for a select number of clients. The increase in custody revenue is the result of the broader initiative and the growth of assets under management.

YEAR ENDED DECEMBER 31, 1997 COMPARED TO THE YEAR ENDED DECEMBER 31, 1996

    NET INCOME

    OFFITBANK's net income applicable to Common Stock for the year ended December 31, 1997 was $3.3 million ($.34 per diluted Common Share) as compared to the year ended December 31, 1996 of $2.4 million ($0.25 per diluted Common Share), an increase of $0.9 million ($0.09 per diluted Common Share) or 36%. The improved performance was the result of revenue growth of $4.6 million offset by the $3.0 million increase in operating expenses and equity in the loss of an affiliate.

    REVENUE

    OFFITBANK's revenue for the year ended December 31, 1997 was $36.1 million as compared to the year ended December 31, 1996 of $31.4 million, an increase of $4.6 million or 15%. The primary reason for the increase was an increase in management fees which accounted for $4.6 million, or 100% of the total increase. The increase in fees is principally attributable to an increase in average managed assets of $1.3 billion (18%) to $8.6 billion for the year ended December 31, 1997 from $7.3 billion for the year ended December 31, 1996. Managed assets increased primarily due to new client investments.

    OPERATING EXPENSES

    Total operating expenses increased $3.0 million (11%) to $30.2 million for the year ended December 31, 1997, from $27.2 million for the year ended December 31, 1996. Excluding equity in losses of an affiliate, operating expenses increased 9% or $2.3 million for the period.

    Salaries and employee benefits expense for the year ended December 31, 1997 was $19.2 million as compared to $17.4 million for the year ended December 31, 1996, an increase of $1.8 million or 11%. This increase was primarily due to the addition of client service and investment management professionals, as well as an increase in incentive compensation expense as a result of the improved financial performance of OFFITBANK.

    Professional fees decreased by $178 thousand or 22% to $615 thousand for the year ended December 31, 1997 from $793 thousand for the year ended December 31, 1996. The reduction in cost was principally the result of the non-recurrence of legal fees incurred in conjunction with new products begun in 1996.

    Advertising and marketing expenses were $2.0 million for the year ended December 31, 1997 as compared to $1.5 million for 1996, an increase of $0.5 million or 33%. This increase was primarily due to increasing expenditures in connection with management's initiative to increase OFFITBANK's name recognition which began in 1996.

    Equity in losses of an affiliate increased $669 thousand to $1.3 million for the year ended December 31, 1997 from $665 thousand for the year ended December 31, 1996. This expense is the result of OFFITBANK's equity investment in a wealth management software development affiliate, which is a consortium of other private banks and high net worth families. The software affiliate experienced operating losses due to technology development costs incurred in 1996.

    ASSETS UNDER MANAGEMENT

    Assets under management for the year ended December 31, 1997 increased $1.3 billion (16%) to $9.3 billion from the year ended December 31, 1996. Market appreciation accounted for approximately 8% or $107 million of the increase, reinvestment of investment income accounted for approximately 30% or $390 million of the increase, and the remainder of approximately $803 million was the result of net inflow of assets. Growth in fee revenue exceeded the growth in average assets due to growth in specialized fixed income investments, such as High Yield, and the expanded use in the current period of value-added Total Return investment strategies for client portfolios. These strategies employ multiple asset classes and such portfolios, which often use mutual funds, typically generate higher average fee levels.

    OTHER SOURCES OF REVENUE

    OFFITBANK acts as "riskless principal" on behalf of its clients in the interbank foreign exchange market at a disclosed fixed bid to offer spread, and foreign exchange revenue for the period decreased by $713 thousand or 53%. Foreign exchange revenue is an incident to the international investments held in client portfolios managed by OFFITBANK. Asset allocations to non-U.S. dollar denominated securities were reduced, and, consequently, foreign exchange revenue was less.

    Custody revenue for the period increased by $247 thousand or 69%. OFFITBANK began a broader custody initiative in late 1996 to function as custodian for assets directly managed by it as well as master custodian for a select number of clients. The increase in custody revenue is the result of the broader initiative and the growth of assets under management.

YEAR ENDED DECEMBER 31, 1996 COMPARED TO THE YEAR ENDED DECEMBER 31, 1995

    NET INCOME

    OFFITBANK's net income applicable to Common Stock for the year ended December 31, 1996 was $2.4 million ($.25 per diluted Common Share) as compared to the year ended December 31, 1995 of $1.4 million ($.15 per diluted Common Share), an increase of $1.0 million ($.10 per diluted Common Share) or 67%. The improved performance was the result of revenue growth of $5.3 million, largely generated from higher levels of managed assets, offset by the $3.6 million increase in operating expenses.

    REVENUE

    OFFITBANK's revenue for the year ended December 31, 1996 was $31.4 million as compared to the year ended December 31, 1995 of $26.1 million, an increase of $5.3 million or 20%. The primary reason for the increase was an increase in management fees which accounted for $5.4 million, or 101% of the total increase. This increase was offset by a reduction in the other components of Income. The increase in fees was principally attributable to an increase in average managed assets of $1.0 billion (17%) to $7.3 billion for the year ended December 31, 1996 from $6.3 billion for the year ended December 31, 1995. Managed assets increased primarily due to new client investments.

    OPERATING EXPENSES

    Total operating expenses increased $3.6 million (15%) to $27.2 million for the year ended December 31, 1996 from $23.6 million for the year ended December 31, 1995. Excluding equity in losses of an affiliate, operating expenses increased by 13% or $3.0 million for the period.

    Salaries and employee benefits expense for the year ended December 31, 1996 was $17.4 million as compared to $16.1 million for the year ended December 31, 1995, an increase of $1.3 million or 8%. This increase was primarily due to the addition of client service and investment management professionals as well as an increase in incentive compensation expense as a result of the improved financial performance of OFFITBANK.

    Professional fees increased by $323 thousand or 69% to $793 thousand for the year ended December 31, 1996 from $470 thousand for the year ended December 31, 1995. The increase was principally the result of incurring legal fees in conjunction with new product development during 1996.

    Advertising and marketing expenses were $1.5 million for the year ended December 31, 1996 as compared to $1.1 million for the year ended December 31, 1995, an increase of $0.4 million or 36%. This increase was primarily due to management's initiative to increase OFFITBANK's name recognition during 1996.

    Equity in losses of an affiliate increased to $665 thousand for the year ended December 31, 1996 from zero for the year ended December 31, 1995. This expense is the result of OFFITBANK's equity investment in a wealth management software development affiliate, which is a consortium of other private banks and high net worth families. The software affiliate experienced operating losses due to technology development costs incurred in 1996.

    ASSETS UNDER MANAGEMENT

    Assets under management for the year ended December 31, 1996 increased $1.3 billion (20%) to $8.0 billion from the year ended December 31, 1995. Reinvestment of investment income of approximately $362 million and net inflow of assets of approximately $958 million were marginally offset by asset reductions due to market declines of approximately $20 million. Growth in fee revenue exceeded the growth in average assets due to growth in specialized fixed income investments, such as High Yield, and the expanded use in the current period of value-added Total Return investment strategies for client portfolios.

    OTHER SOURCES OF REVENUE

    OFFITBANK acts as "riskless principal" on behalf of its clients on the interbank foreign exchange market at a disclosed fixed bid to offer spread, and foreign exchange revenue for the period increased by $191 thousand or 17%. Foreign exchange revenue is an incident to the international investments held in client portfolios managed by OFFITBANK. Asset allocations to non-U.S. dollar denominated securities were modestly greater and, consequently, foreign exchange revenue increased.

    Custody revenue for the period increased by $62 thousand or 21%. During the period, OFFITBANK functioned in a limited capacity as custodian for a number of its clients placing assets under OFFITBANK's management. The increase in custody revenue was the result of an increase in assets under management.

LIQUIDITY AND CAPITAL RESOURCES

    OFFITBANK'S operations have historically generated cash flows in excess of the needs of its business plans. Cash flow provided from OFFITBANK's operations was $5.8 million, $3.7 million and $124 thousand for the years ended December 31, 1997, 1996 and 1995, respectively. Cash flows from investing activities generally include capital expenditures and the results of investment securities sales and purchases. OFFITBANK has no material commitments for capital expenditures.

    Cash flows from financing activities include cash dividends to shareholders. In January 1998, cash dividends of approximately $1.5 million were paid. The Company believes that its cash flows from operations will be sufficient to fund dividends and its operations for at least the next two years.

YEAR 2000

    OFFITBANK has completed its analysis of modifications to its information systems required to make such systems Year 2000 ready. It has completed a significant portion of the modifications called for by the analysis and expects all such modifications to be completed by the end of 1998. In addition, OFFITBANK is working with other third parties to ensure timely completion of the Year 2000 activities. Based on management's identification of resource requirements for both plan implementation and overall project management, it is anticipated that the Year 2000 costs, which are being expensed as incurred, will be approximately $300 thousand.

INTEREST RATE SENSITIVITY

    OFFITBANK's revenues are derived almost exclusively from fees which are based on the values of assets managed or administered. Such values are affected by changes in the broader financial markets which are, in part, affected by changing interest rates. In a period of rapidly rising interest rates, management fee revenue may be negatively impacted by reduced asset values and redemptions, which would reduce managed assets, thereby reducing management fees and certain other revenue.

ECONOMIC AND MARKET CONDITIONS

    The financial markets and the investment management industry in general have experienced record performance and record growth in recent years. The financial markets and businesses operating in the securities industry, however, are highly volatile and are directly affected by, among other factors, domestic and foreign economic conditions and general trends in business and finance, all of which are beyond the control of OFFITBANK. There can be no assurance that broader market performance will be favorable in the future. Any decline in the financial markets or a lack of sustained growth may result in a corresponding decline in performance by OFFITBANK and may adversely affect managed assets and related fees.

IMPACT OF INFLATION AND CHANGING PRICES

    The financial statements and notes thereto presented elsewhere herein have been prepared in accordance with generally accepted accounting principles, which require the measurement of financial position and operating results in terms of historical dollars without considering the change in the relative purchasing power of money over time and due to inflation. The impact of inflation is reflected in the increased cost of OFFITBANK's operations. In addition, interest rates have a greater impact on OFFITBANK's performance than do the effects of general levels of inflation. Interest rates do not necessarily move in the same direction or to the same extent as the price of goods and services. See "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS--Interest Rate Sensitivity."

NEW ACCOUNTING PRONOUNCEMENTS

    SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information," is effective for financial statements for periods beginning after December 15, 1997. This statement requires financial and descriptive information about an entity's operating segments to be included in the annual financial statements.

    SFAS No. 132, "Employers' Disclosures about Pensions and Other Post-Retirement Benefits," is effective for fiscal years beginning after December 15, 1997. This statement revises employers' disclosures about pension and other post-retirement benefit plans. It does not change the measurement or recognition of those plans.

    SFAS No. 133, "Accounting for Derivative Instruments and for Hedging Activities," is effective for fiscal years beginning after June 15, 1999. This statement standardizes the accounting for derivative instruments and the derivative portion of certain other contracts that have similar characteristics by requiring that an entity recognize those instruments and derivative portions of other contracts as assets or liabilities in the statement of financial position and measure them at fair value.

    The Company believes that the impact of the adoptions of SFAS No. 131, SFAS No. 132 and SFAS No. 133 will not have a material impact on its financial statements.

                                    BUSINESS

OVERVIEW

    OFFITBANK is a leading provider of wealth management services to the upper tier of the wealth management market. Its select client base is comprised of high net worth individuals and families, non-profit organizations and corporate and institutional investors seeking primarily customized fixed income management. Founded in 1983 as a registered investment advisor, OFFITBANK converted to a New York state trust bank in 1990.

    OFFITBANK has modeled itself after the classic Swiss private bank in which asset management is the core business, establishing a foundation for the Company to successfully provide other corollary financial services, such as custody, foreign exchange services, trust services, deposit services and collateralized lending. It is the view of the Company that these corollary services are natural product extensions of asset management. Its emphasis on asset management as the wealth management business model has distinguished OFFITBANK from many other institutions serving the high net worth market.

    OFFITBANK's focus on the upper-tier of the wealth management market has produced a unique client profile. As of June 30, 1998, 65% of the Company's portfolio assets were comprised of managed account relationships of $30 million or more and 95% of its assets were comprised of managed account relationships of $5 million or more. As of June 30, 1998, the Company had $9.26 billion under management for 471 actively managed client relationships, and an additional $645 million invested directly in its mutual funds. Assets under management have grown at a 11.4% compound annual growth rate ("CAGR"), from $6.1 billion at December 31, 1993 to $9.9 billion at June 1998.

    The cornerstone of OFFITBANK's wealth management services is fixed income investment management. The defining characteristic of OFFITBANK's investment strategy is its emphasis on fundamental research, integrating interest rate risk, credit risk and currency risk analyses.

    In providing investment management for its clients, OFFITBANK seeks to satisfy four primary goals: preservation of capital, generation of income, appreciation of assets and efficient wealth transfer. See "BUSINESS--Investment Methodology." OFFITBANK's investments generally fall within six core fixed income asset classes, which include U.S. Treasury securities, Mortgage-Backed securities, Tax Exempt bonds, International High Grade debt, High Yield bonds and Emerging Market debt. OFFITBANK also uses commingled investment vehicles, such as its own mutual funds, limited partnerships and structured insurance products to create customized portfolio strategies specifically designed for its clients.

    To complement its emerging market debt capabilities, OFFITBANK also offers two specialized emerging market equity products including a Latin American equity product and the CVO Greater China Fund. Further, OFFITBANK has taken an "open architecture" approach to domestic equity investment management. "Open architecture" involves the provision of investment products and services to OFFITBANK clients through other investment managers. In the case of domestic equities, this entails both the use of individual equity securities and mutual funds managed by third-party investment managers. (See "BUSINESS--Investment Methodology.")

    The Company also provides important wealth management services to complement its core asset management business. These services include custody, structured insurance products and sophisticated client reporting, including unit and individual tax accounting, and foreign exchange services, and, on a more limited basis, collateralized lending and trust services.

    OFFITBANK believes that its competitive investment performance, its emphasis on building enduring client relationships and its name recognition within the upper tier of the wealth management market position it to take advantage of favorable economic and demographic trends affecting the market for wealth management services.

WEALTH MANAGEMENT MARKET

    The wealth management industry is highly fragmented with a number of regional and national organizations, including banks, broker/dealers and specialized firms serving clients within distinct geographic regions. OFFITBANK, in contrast to other wealth management firms, focuses heavily on the upper tier of the wealth management market. It is the opinion of OFFITBANK that there is no dominant franchise serving this market. While there is no precise measure of segmentation in the industry, OFFITBANK considers the "upper tier" of the wealth management market to consist of individuals and families and institutional clients with investable assets of greater than $10 million. Based on its years of experience in serving high net worth clients, it is the view of the Company, that the upper tier clientele is a particularly under-served segment of the market due to the multifaceted and complex nature of the client relationship. More significant asset sizes require more complex investment strategies, diverse investment vehicles and specialized fiduciary client services and reporting. Consequently, the upper tier wealth management client requires a highly differentiated client service level which, in management's opinion, generally is not adequately provided.

    The Company believes that the upper tier of the wealth management market is increasingly global. It includes both a large number of clients and substantial investable assets which offer significant opportunities for growth. According to an independent industry research report by Cerulli Associates, the top 3% of all households in the United States control more than half of the nation's financial assets. Globally, high net worth individuals accounted for $17 trillion in assets in 1996. This amount will likely approach $25 trillion by the year 2000.

    In addition to an already fragmented and underserved market, the Company believes that current demographic trends will continue to offer organic growth opportunities for wealth management services. In the view of the Company, at least two trends will substantially influence the future size of the wealth management market. The first involves the liquification, through public offerings, sales or other means, of the vast wealth created by individuals and entrepreneurs in the post-World War II economic expansion. The second, a consequence of the first, is the need to transfer wealth in a manner that is both tax efficient and consistent with family requirements. According to Cerulli Associates, cross-generational inheritance in the United States will total approximately $10.3 trillion, and one-third of the inheritances will happen within the next fifteen years.

CLIENTS

    The Company serves the upper tier of the wealth management client market, nationally and internationally. OFFITBANK currently has clients in thirty-nine states and a small but distinguished international client base in Latin America, Europe and Asia. OFFITBANK's wealth management clients fall generally within three categories: high net worth individuals and families, non-profit organizations and corporate and institutional clients, including a select number of retirement plans. In addition, as of June 30, 1998, the Company had relationships with 362 high net worth individuals and families, 82 non-profit organizations and 27 corporate and institutional clients with $5.5, $2.6 and $1.1 billion in assets under management, respectively.

    OFFITBANK has successfully developed its wealth management franchise as a result of management's years of interaction and relationship building with clients and their fiduciary advisors. Relationships within the upper tier of the wealth management market are unique in that they are established over long periods of time and require a substantial amount of trust and on-going personal involvement. In addition, the Company believes that the relationships it develops foster continued growth and brand identity through an active referral network. This franchise foundation is not easily reproduced, constitutes a natural barrier to entry and provides a significant opportunity to expand OFFITBANK's product offerings.

    OFFITBANK has developed a national non-profit client base consisting of leading institutions in the arts, social services, education and health care. The Company provides investment management services to non-profit organizations through managed accounts, regardless of the amount under management. Considerable competition among investment managers exists in the non-profit sector. OFFITBANK is engaged by a non-profit client only after a thorough evaluation by such client's investment committee and, generally, its outside investment consultants. The Company believes that, to effectively compete in the non-profit sector, wealth managers must have a long-term performance record with specifically defined investment management styles. OFFITBANK believes that its unique relationship with, and understanding of, its non-profit client base, combined with its continued commitment to the non-profit community, positions the Company to successfully attract new non-profit clients.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

 OFFITBANK'S CLIENT BASE

Assets under Management
5%
27%
8%
60%

INVESTMENT METHODOLOGY

    OFFITBANK brings a disciplined approach to wealth management through its investment philosophy and its experienced team of investment professionals. The defining characteristic of OFFITBANK's investment strategy is its emphasis on fundamental research, integrating interest rate risk, credit risk and currency risk analyses. Each client maintaining a managed account with OFFITBANK is serviced by a dedicated team of seasoned investment managers and fiduciary specialists, who are all particularly sensitive to the unique needs of high net worth clients and the fiduciary advisors who serve them. As of June 30, 1998, actively managed portfolios at OFFITBANK represented $9.26 billion in assets.

    The strategy for each actively managed account is developed in consultation with the client and the client's advisors. The investment strategy is designed to be tax efficient and tailored to the client's overall investment objectives. Once implemented, the portfolio is actively managed within the guidelines established, and the strategy is constantly reviewed and modified.

    OFFITBANK clients generally require portfolio strategies which address four investment objectives: preservation of capital, generation of income, appreciation of assets and efficient wealth transfer. It is the Company's objective to develop for each client a wealth management strategy which is designed to produce a favorable "risk adjusted rate of return" within the guidelines established with the client and its advisors.

    As of June 30, 1998, OFFITBANK had 33 portfolio managers, traders and market analysts, with an average of approximately 17 years of industry experience. These market professionals are supported by seasoned experts in fiduciary services, such as trusts and taxation. Further, OFFITBANK has had an exceptionally low turnover rate since inception and attributes employee loyalty and low turnover to its ability to provide a challenging work environment with opportunities for professional advancement.

    To meet its wealth management clients' investment objectives, OFFITBANK creates customized investment portfolios which generally result in investments in one or more of five broad portfolio types. The portfolios include Total Return Fixed Income, Intermediate Government Fixed Income, High Yield Fixed Income, Tax Sensitive Fixed Income and Emerging Markets Fixed Income. The Total Return Portfolio is a blended portfolio investment product designed around core high grade investments with strategic allocations to other bond asset classes to enhance total return. The specific portfolio allocations are determined by the client's investment objectives and individual risk profile.

    In customizing portfolio investment strategies for its clients, OFFITBANK asset allocates among one or more of six primary fixed income asset classes and specialized and domestic equities as defined below.

    - TREASURY AND MORTGAGE-BACKED SECURITIES. OFFITBANK manages approximately $3.3 billion in high-grade taxable securities, primarily U.S. Treasury and high-grade Mortgage Backed securities. Investment grade corporate bonds are not utilized in the investment strategies because, in the view of OFFITBANK, the risk adjusted returns of such bonds are not attractive when compared to the more liquid, higher yielding and better credit mortgage backed securities. OFFITBANK offers a mutual fund for U.S. Government securities and Mortgage Backed securities.

    - TAX EXEMPT SECURITIES. OFFITBANK manages approximately $2.2 billion of tax exempt securities for a national client base. OFFITBANK's team of traders, portfolio managers and municipal credit analysts deal with over 100 municipal broker/dealers throughout the United States. OFFITBANK offers three municipal mutual funds: a New York municipal fund, a California municipal fund and a national municipal fund.

    - INTERNATIONAL HIGH GRADE SECURITIES. OFFITBANK opportunistically invests in the international investment grade bond markets of Europe, Japan and Austral-Asia. Generally, the currency risk of these investments is hedged because, in the opinion of OFFITBANK, higher currency volatility overwhelms the fixed income components of the investment. Unhedged international securities positions, in the opinion of OFFITBANK, convert fixed income investments into currency positions. OFFITBANK typically invests in the fixed income securities of sovereign issuers, supra-nationals and leading corporations.

    - HIGH YIELD SECURITIES. OFFITBANK manages approximately $3.6 billion in U.S. High Yield securities. The OFFITBANK High Yield investment strategies focus on the higher tier credits (generally BB/B) in the high yield sector which will earn above average returns over time. Portfolio decisions are primarily credit driven, and the fundamental strategy is to buy and hold better quality issues. According to independent research, the credit quality of the OFFITBANK High Yield portfolios is among the highest in the market place. OFFITBANK offers both an on-shore and an off-shore mutual fund for U.S. High Yield securities. In addition, OFFITBANK offers an energy income fund, that is offered as a private investment limited partnership focusing on energy related debt issues.

    - EMERGING MARKET DEBT. OFFITBANK manages approximately $530 million in Emerging Market debt. OFFITBANK Emerging Market debt investments concentrate in Latin America, the deepest and most liquid emerging debt market. The OFFITBANK Emerging Market debt investment strategy focuses on U.S. dollar denominated corporate bonds and sovereign issued primarily in the Euro Market. This "international high yield" emphasis differentiates OFFITBANK's Emerging Market strategy in the marketplace. OFFITBANK offers both an on-shore emerging market debt mutual fund and an off-shore Latin American income fund. In addition, an on-shore Latin American income fund is offered as a private investment limited partnership.

    - SPECIALIZED EQUITY. In addition to the six primary fixed income asset classes, OFFITBANK offers two specialized regional equity investment opportunities in Latin America and Greater China aggregating approximately $85 million. The principal vehicle by which such investment opportunities are offered are on-shore and off-shore mutual funds. However, separate account management is available when sufficient assets are placed under management. The Latin American equity product invests in publicly traded equities in the Latin American region and is managed by the same investment team which manages the Emerging Markets bond investments. CVO Greater China Fund invests in publicly traded equities of the Greater China region: Hong Kong, Singapore, Taiwan and the Peoples Republic of China. The two portfolio managers of the Greater China Fund are specialists in the Greater China region and are located in the OFFITBANK San Francisco office.

    - DOMESTIC EQUITY. OFFITBANK manages approximately $100 million in domestic equities. An "open architecture" approach is used in managing these assets, which entails a combination of individual equity securities and commingled investment funds managed by third-party investment managers.

PORTFOLIO COMPOSITION

    Managed portfolios may consist entirely of individual securities or a combination of individual securities and, generally, OFFITBANK managed commingled investment vehicles, such as mutual funds and limited partnerships, insurance products, off-shore funds and trusts, as described below.

    - MUTUAL FUNDS AND LIMITED PARTNERSHIPS. OFFITBANK has developed a fund complex consisting of nine mutual fund portfolios and two limited partnerships. Eight of the mutual funds operate under the general umbrella of the OFFITBANK Investment Fund, Inc. and one operates under the CVO Greater China Fund, Inc. The primary purpose of the mutual funds is to provide vehicles for asset allocation for actively managed Total Return Portfolios. As of June 30, 1998, approximately $2.2 billion was invested in these funds of which 70% represents assets associated with individually managed portfolios. There is growing demand among high net worth individuals who utilize the OFFITBANK mutual funds exclusively for their specialized fixed income management needs. Below is a listing of the mutual funds and limited partnerships, assets under management and fee structures:

                                                         NET ASSETS AS OF
                          INVESTMENT OBJECTIVE       12/31/97        6/30/98          MANAGEMENT FEES
                         -----------------------  --------------  --------------  -----------------------
                                                      (000'S          (000'S
                                                     OMITTED)        OMITTED)
                                                  --------------  --------------

The OFFITBANK
Investment Fund, Inc.
-----------------------

FIXED INCOME FUNDS

High Yield               High Current Income         1,346,568       1,660,546    .85% up to $200,000,000
                                                                                     .75% of the next
                                                                                        400,000,000
                                                                                      .65% thereafter

Emerging Markets         Current Yield and             210,777         254,656    .90% up to $200,000,000
                         Opportunities for                                            .80% thereafter
                         Capital Appreciation

Mortgage Securities      Investment Income and          17,037          38,318             .35%
                         Capital Appreciation

US Govt Securities       Current Income                  3,955          18,431             .35%
MUNICIPAL BOND FUNDS

New York Municipal       Maximize Total                 42,046          56,287             .35%
                         After-Tax Return for
                         New York Investors

California Municipal     Maximize Total                  4,792           8,134             .35%
                         After-Tax Return for
                         California Investors

National Municipal       Maximize Total                  2,805           8,025             .35%
                         After-Tax Return

EQUITY FUNDS

Latin America Equity     Capital Appreciation           55,052          35,762             1.00%

CVO Greater China        Capital Appreciation           18,527          13,194             1.25%
 Fund, Inc.              and Income Generation
-----------------------

OFFITBANK Limited
Partnerships
-----------------------

FIXED INCOME FUNDS

OFFITBANK Latin America  Investment Income and          70,340          61,582    .85% up to $40,000,000,
Income Fund, L.P.        Capital Appreciation                                     .75% thereafter, plus a
                                                                                  performance fee of 15%
                                                                                  of the annual increase
                                                                                  in the NAV (after fees
                                                                                  and expenses) over the
                                                                                         benchmark

OFFIT Energy Income      Current Income and             28,407          26,514         1.00% plus a
Fund, L.P.               Capital Appreciation                                     performance fee of 15%
                                                                                  of the annual increase
                                                                                  in the NAV (after fees
                                                                                  and expenses) over the
                                                                                         benchmark

    - INSURANCE PRODUCTS. Insurance products are an important wealth management tool. OFFITBANK has invested a number of years in developing the OFFITBANK Variable Annuity and the OFFITBANK Variable Universal Life products to meet the special requirements of high net worth families. The Variable Annuity has been developed with Mass Mutual Life Insurance Company and C.
      M. Life Insurance Company. It is offered nationally. The Variable Annuity is an attractive investment vehicle for fixed income investments because it is designed to increase net after-tax ordinary income through low annuity costs, no commissions and no surrender charges. The Variable Universal Life product has been developed with Security Equity Life Company (SELIC), a wholly owned subsidiary of General American. The Variable Universal Life product is a particularly effective vehicle for managing wealth transfers within high net worth families and creating tax deferred cash flows. As of June 30, 1998, OFFITBANK had approximately $52 million under management in the investment portfolios relating to the Variable Annuity and Variable Universal Life products. Below is a listing of the insurance products, assets under management and fee structures:

                                                          NET ASSETS AS OF
                          INVESTMENT OBJECTIVE       12/31/97          6/30/98          MANAGEMENT FEES
                         -----------------------  ---------------  ---------------  -----------------------
                                                  (000'S OMITTED)  (000'S OMITTED)
                                                  ---------------  ---------------

FIXED INCOME FUNDS

VIF-High Yield           High Current Income            29,949           43,104     .85% up to $200,000,000
                                                                                        .75% thereafter

VIF-Emerging Markets     Current Yield and               5,493            5,890     .90% up to $200,000,000
                         Opportunities for                                              .80% thereafter
                         Capital Appreciation

EQUITY FUNDS

VIF-DJG Value Equity     Long-term Appreciation          1,412            1,787      .80% payable to David
                         and Preservation of                                            J. Greene & Co.
                         Capital

VIF-US Small Cap         Capital Appreciation            1,254            1,226     1.00%, .50% of which is
                                                                                    payable to Rockefeller
                                                                                             & Co.

    - OFFSHORE FUNDS. OFFITBANK is active in the off-shore centers of Bermuda, the Cayman Islands, Luxembourg and Hong Kong. It has developed a parallel off-shore mutual fund complex for specialized fixed income and the two specialized equity products. The off-shore funds are designed to meet the investment needs of off-shore clients. The off-shore funds represent a small component of OFFITBANK's business at this time. However, establishing the off-shore funds will permit OFFITBANK to access a growing international off-shore client base and to increase this client base in a cost-effective manner by leveraging its on-shore investment products. As of June 30, 1998, approximately $120 million was invested in off-shore funds. Below is a listing of the off-shore funds, assets under management and fee structures:

                                                          NET ASSETS AS OF
                          INVESTMENT OBJECTIVE       12/31/97          6/30/98          MANAGEMENT FEES
                         -----------------------  ---------------  ---------------  -----------------------
                                                  (000'S OMITTED)  (000'S OMITTED)
                                                  ---------------  ---------------

FIXED INCOME FUNDS

OFFITBANK High Yield     High Current Income            41,022           52,365     .85% up to $200,000,000
  Fund, Ltd.                                                                            .75% thereafter

OFFIT Latin America      Investment Income and          46,921           43,239     .85% up to $40,000,000,
  Income Fund            Capital Appreciation                                       .75% thereafter, plus a
                                                                                    performance fee of 15%
                                                                                    of the annual increase
                                                                                    in the NAV (after fees
                                                                                    and expenses) over the
                                                                                           benchmark

EQUITY FUNDS

OFFIT Latin America      Capital Appreciation           28,756           22,665              1.00%
  Equity Fund, Ltd.      and Current Income

CVO Greater China Fund,  Capital Appreciation            1,887            1,336          1.25% plus a
  Ltd.                                                                              performance fee of 15%
                                                                                    of the annual increase
                                                                                    in the NAV (after fees
                                                                                    and expenses) over the
                                                                                           benchmark

    - TRUSTS. Trusts are critical tools for the efficient transfer of wealth. OFFITBANK maintains a highly experienced group of professionals, knowledgeable in a wide range of trust issues, including charitable giving, estate planning and trust accounting. These professionals work closely with the advisors of high net worth individuals to effectively combine trust structures and investment strategies. OFFITBANK may also function as a trustee, although, to date, its services in that capacity have been limited. See "BUSINESS--Business Strategy--Expand Existing Wealth Management Business through Enhanced Product Capability."

OTHER WEALTH MANAGEMENT SERVICES

    - CUSTODY. As a trust bank, OFFITBANK has developed a custody product to provide integrated investment management services to its clients. OFFITBANK performs the duties of legal custodian and assumes all reporting requirements. An unaffiliated major money-center bank functions as sub-custodian for the purposes of securities settlement and safekeeping. Underlying transfer-accounting and settlement systems are maintained by the sub-custodian. OFFITBANK maintains the front-end client reporting systems, and custody quality control and acts on behalf of the client with the sub-custodian. This structure has permitted OFFITBANK to reduce client custody costs significantly. The OFFITBANK custody product is one of the most competitively priced in the marketplace. As of June 30, 1998, OFFITBANK had approximately $3.3 billion under custody administration.

    - COLLATERALIZED LENDING. Competitive wealth management requires the capacity to provide secured lending to high net worth clients and non-profit institutions. OFFITBANK has developed a collateralized lending facility for its clients where OFFITBANK structures the loan and provides custody services for the collateral underlying the loan. The loans are funded and carried by a major money-center bank. The Company intends to provide collateralized loan facilities directly to its clients upon receiving the requisite regulatory approvals. See "BUSINESS--Regulation" and "Business Strategy."

    - FOREIGN EXCHANGE. As a trust bank, OFFITBANK provides access and execution in the foreign exchange inter-bank market, the wholesale market for foreign exchange, on behalf of its clients holding non-U.S. dollar denominated securities in their portfolios. OFFITBANK operates in the foreign exchange inter-bank market as a "riskless principal" for its clients. In this capacity, OFFITBANK simultaneously sells currency to a client and purchases currency from a "dealing" bank, or in the inverse case, purchases currency from a client and sells the currency simultaneously to a "dealing" bank. OFFITBANK does not trade for its own account or maintain any proprietary positions in foreign exchange.

      In functioning as riskless principal, OFFITBANK operates on a fixed bid-to-offer spread of five one hundredths of 1% (.05 of 1%) of the U.S. dollar amount of the transaction. The fixed bid-to-offer spread ensures consistent and equal treatment of all OFFITBANK clients in all transactions regardless of market movements and transaction amounts. Thus, clients are protected from arbitrariness and pricing disparities.

    - CLIENT REPORTING. OFFITBANK has developed unit accounting and specialized tax reporting systems to meet the demanding requirements of high net worth families for fiduciary reporting. The systems flexibility allows extensive customization to meet specific client needs. Such reporting capacity is a crucial component of wealth management services.

INVESTMENT PERFORMANCE

    For each of OFFITBANK's five basic portfolio types, the following table compares the compound annualized rates of return ("ROR") and Sharpe Ratios of composite OFFITBANK portfolios (combining all separately managed portfolios and mutual fund portfolios of the pertinent product) and a recognized index over the periods indicated. The composites and performance data included are in compliance with Association for Investment Management and Research (AIMR) standards. Past performance is not predictive of future performance.

                                                                        COMPOUND ANNUALIZED RATES OF RETURN(1)
                                                                             PERIODS ENDING JUNE 30, 1998
                                                            ---------------------------------------------------------------
                                                                     1 YEAR                   3 YEARS             5 YEARS
                                                            ------------------------  ------------------------  -----------
PORTFOLIO PRODUCT NAME                                         ROR       SHARPE(2)        ROR        SHARPE         ROR
----------------------------------------------------------  ---------  -------------     -----     -----------     -----

TOTAL RETURN FIXED INCOME                                       10.11%        0.73          9.42%        0.30         8.29%

  Lehman Brothers Aggregate Bond Index                          10.54         0.80          7.88         0.17         6.87

INTERMEDIATE GOVERNMENT FIXED INCOME                             8.92         0.86          7.52         0.20         6.50

  Lehman Brothers Intermediate Government/Corporate Index        8.54         0.78          6.91         0.15         6.11

HIGH YIELD FIXED INCOME                                         11.83         0.66         12.65         0.60        11.54

  Merrill Lynch "BB" High Yield Index                           11.94         0.87         11.00         0.42        10.02

TAX SENSITIVE FIXED INCOME(3)                                    6.80         0.30          6.34         0.13         5.64

  Lehman Brothers 5-year Municipal Bond Index                    6.25         0.22          5.83         0.07         5.30

EMERGING MARKETS FIXED INCOME                                    4.04        -0.02         17.84         0.40        14.29

  50% JPM Emer. Mkt. Bond Index +/ 50% JPM Latin Euro            2.65        -0.05         18.84         0.36        12.07
    Index

  J.P. Morgan Emerging Markets Bond Index +                      1.39        -0.06         21.77         0.34        14.44


                                                                                10 YEARS
                                                                         ----------------------
PORTFOLIO PRODUCT NAME                                        SHARPE        ROR       SHARPE
----------------------------------------------------------  -----------  ---------  -----------
TOTAL RETURN FIXED INCOME                                         0.18        9.79%       0.22
  Lehman Brothers Aggregate Bond Index                            0.10        9.06        0.18
INTERMEDIATE GOVERNMENT FIXED INCOME                              0.11        8.69        0.19
  Lehman Brothers Intermediate Government/Corporate Index         0.08        8.26        0.16
HIGH YIELD FIXED INCOME                                           0.43       13.58        0.39
  Merrill Lynch "BB" High Yield Index                             0.25         N/A         N/A
TAX SENSITIVE FIXED INCOME(3)                                     0.06        7.19        0.13
  Lehman Brothers 5-year Municipal Bond Index                     0.03        6.93        0.11
EMERGING MARKETS FIXED INCOME                                     0.24         N/A         N/A
  50% JPM Emer. Mkt. Bond Index +/ 50% JPM Latin Euro             0.12         N/A         N/A
    Index
  J.P. Morgan Emerging Markets Bond Index +                       0.13         N/A         N/A

------------------------

(1) Composites are presented gross of fees.

(2) Sharpe Ratio is an industry standard measure of relative risk. It is calculated as follows: investment return -risk free rate / standard deviation of investment return.

(3) The taxable securities in the Tax Sensitive and Tax Sensitive Total Return composites are adjusted for Federal income taxes at each individual portfolio's tax rate until the first quarter of 1998 when the maximum Federal income tax rate (39.6%) is applied to all portfolios. In addition, a large part of the total return of the Tax Sensitive accounts is from municipal income which is exempt from Federal, State and local income taxes.

MARKETING

    OFFITBANK's principal source of new clients is, and is expected to continue to be, referrals from its existing clients and from over 500 fiduciary advisors, nationally and internationally, including accountants, attorneys, investment consultants, financial planners and registered investment advisors with whom OFFITBANK has ongoing relationships. OFFITBANK also obtains referrals from consultants with whom it has no ongoing relationship, who are engaged by pension funds, non-profits and other large investors to monitor money manager performance and advise on asset allocations and financial planning.

    An internal client development group is focused on maximizing the Company's referral business by working closely with the fiduciary advisors of high net worth individuals and families. In addition, OFFITBANK maintains a national advertising campaign through newspapers or magazines such as THE NEW YORK TIMES, THE WALL STREET JOURNAL, THE FINANCIAL TIMES and THE AMERICAN BENEFACTOR. The advertising themes emphasize OFFITBANK's commitment to providing highly personalized and sophisticated wealth management services in concert with clients and their fiduciary advisors.

    Similarly, OFFITBANK has launched marketing programs specifically designed for a variety of distribution channels, including investment consultants, marketers of insurance oriented products and registered investment advisors serving high net worth individuals. OFFITBANK also sponsors seminars, conferences and small-scale dinners featuring well-known speakers and industry experts to address matters of particular interest to different constituencies within its client base. In addition, OFFITBANK regularly publishes commentaries on a variety of investment topics which are sent to existing and potential clients.

    OFFITBANK makes a special effort to support the non-profit sector and, since its inception, it has been strongly committed to the goals of the non-profit community. Reflecting this commitment, OFFITBANK waives its minimum separate account requirements for any non-profits and encourages its executives and managing directors to actively participate in a variety of non-profit organizations. In addition, OFFITBANK sponsors the Forum for Non-Profit Investment and Finance (the "Forum"). The

Forum is a unique series of programs dedicated to issues of concern to managers of non-profits, and OFFITBANK believes that it serves an important function in defining the institutional character of OFFITBANK.

    In addition to its marketing efforts targeting individual clients, non-profit organizations and corporate and institutional clients, OFFITBANK's mutual funds and other publicly offered commingled investment vehicles are also marketed through distribution channels appropriate to high net worth investors, including independent investment advisors, financial planners and broker/dealer institutional networks such as those operated by Charles Schwab & Co., Jack White & Co. and Fidelity Investments Institutional Services Co., Inc.

    OFFITBANK introduced its own proprietary mutual funds to provide a range of investment alternatives to meet the growing requirement among its clients for asset allocation. As the OFFITBANK mutual funds have gained recognition in the high net worth marketplace, an increasing number of high net worth investors are investing directly in the OFFITBANK mutual funds, particularly in the area of specialized fixed income.

BUSINESS STRATEGY

    The Company's goal is to maintain and expand OFFITBANK's penetration into the upper tier of the wealth management market using the following key strategies:

    - CONTINUED GROWTH OF CURRENT WEALTH MANAGEMENT SERVICES. OFFITBANK will continue to stress the strengths of its current wealth management services within its primary client market.

    - EXPAND EXISTING WEALTH MANAGEMENT BUSINESS THROUGH ENHANCED PRODUCT CAPABILITY. The Company believes that, due to the highly fragmented nature of the wealth management business and the unique nature of its wealth management client base and relationships, substantial opportunity exists to expand OFFITBANK's current business through a broader range of product offerings, including new investment alternatives, a direct collateralized lending capability and expanded trust services.

          OFFITBANK will continue to expand investment alternatives available to its clients through the introduction of new investment products. Most recently, OFFITBANK launched a Treasury fund and a Mortgage-Backed securities fund and began managing the investment components of structured Variable Annuity and Universal Life insurance products specifically designed for OFFITBANK clients. In addition, the Company believes that expanded domestic equity capabilities would provide additional investment flexibility to meet the unique investment requirements of its client base. The Company intends to develop internally or to acquire a more diverse equity capability. It is the opinion of OFFITBANK that, with increased product breadth, it can offer its existing and potential clients more comprehensive wealth management services.

          OFFITBANK intends to expand its collateralized lending capabilities for its existing wealth management clients specifically for the purpose of making loans secured by portfolio securities and residential mortgage loans. Management believes that, by expanding its lending capabilities, it will both solidify existing client relationships and significantly enhance OFFITBANK's ability to attract new wealth management clients. To fund its secured loans, OFFITBANK intends to develop internally or to acquire a deposit-taking institution, subject to applicable law and governmental regulations. See "BUSINESS--Regulation."

          OFFITBANK clients generally require a wide range of trust activities. Management plans to capitalize on the Company's status as a trust company with full trust powers by marketing and providing a broad range of trust services, including accepting fiduciary appointments and providing estate planning, estate and trust administration, trust accounting and related services. In addition to traditional trust services, OFFITBANK believes significant opportunity exists to provide asset allocation services to trustees and their clients in its role as a fiduciary advisor. The availability of expanded trust services will, in addition to providing a future profit opportunity, enhance existing client relationships and OFFITBANK's ability to attract new clients, particularly in light of the rapidly expanding use of trusts as vehicles for intergenerational wealth transfer and liquification.

    - INCREASE GEOGRAPHIC PRESENCE. OFFITBANK intends to capitalize on the current fragmented state of the wealth management market through an expansion of its offices into affluent areas throughout the United States and internationally. Local presence in major wealth centers is an important factor in further developing OFFITBANK's national client base. The Company anticipates implementing its geographic expansion through a combination of OFFITBANK's traditional growth sources, primarily client and fiduciary advisory referrals, and, where appropriate, the addition or acquisition of wealth managers having demonstrable relationships with very high net worth clients in these wealth centers.

    - PURSUE RELATIONSHIPS WITH OTHER PROVIDERS OF PRODUCTS AND SERVICES. OFFITBANK believes that offering its clients the best available products is fundamental to maintaining its client relationships. OFFITBANK intends to selectively pursue opportunities relying on its "open architecture" approach to wealth management. Open architecture is the provision of investment products and services to OFFITBANK clients through relationships with other providers of such wealth management services, including investment managers and providers of administrative services.

    - ENHANCE CLIENT SERVICES THROUGH INVESTMENTS IN HUMAN CAPITAL AND TECHNOLOGY. OFFITBANK follows a principle of controlled growth and will not sacrifice professionalism in the markets or client service to expand business opportunities. Therefore, the Company places a premium on high quality professionals and intends to maintain adequate staffing to ensure high levels of investment performance and client service. Because wealth management is a relationship business with a significant amount of interaction with high net worth clients, the quality of personnel is critical. OFFITBANK believes that its client relations, investment management and information systems personnel are among the most highly skilled and experienced in their respective fields. To support the continued professional growth required by the demands of an evolving wealth management environment, OFFITBANK maintains a continuous program of training for its entire staff.

          A significant component of wealth management is the ability to provide clients and their professional advisors with information concerning the client's account in a wide variety of formats and for a wide variety of particular purposes such as tax planning, fiduciary reporting and other needs. OFFITBANK currently has the capability to provide this array of information through its information technologies and specialized programs designed for wealth management. OFFITBANK intends to continue to invest in state-of-the-art technologies that differentiate the Company as a wealth management provider.

    - PURSUE ACQUISITIONS. OFFITBANK intends to selectively pursue acquisitions to broaden its product offerings, in its core investment management business, as well as corollary wealth management services such as collateralized lending capability and enhanced trust services. In addition, acquisitions, joint ventures and other marketing alliances may offer the Company the opportunity to broaden the OFFITBANK brand geographically.

COMPETITION

    OFFITBANK believes that only a limited number of companies are currently directly competing with the Company in its core business of providing wealth management services to the upper tier of the wealth management market. However, the investment management business in general is intensely competitive. In providing investment management services, the Company competes with a large number of asset management firms as well as broker/dealers, trust banks, commercial banks and other specialized wealth management providers. Future growth and profitability of the Company will be affected by the Company's ability to retain and increase its market share which could be adversely affected in the longer term as competitors seek to develop high net-worth relationships. Many of OFFITBANK's current and potential competitors are larger in terms of capital, assets, geographic presence and other important business criteria and may have access to greater resources than the Company.

EMPLOYEES

    At June 30, 1998, OFFITBANK had 108 full-time employees. The Company considers its relationships with its employees to be satisfactory.

REGULATION

    Certain of the New York State and Federal regulations applicable to banks and bank holding companies are discussed below. This discussion is intended to provide a general outline of the more relevant regulations and is not intended as a comprehensive discussion of such regulations.

    OFFITBANK is a trust company chartered under the New York Banking Law ("NYBL") and is supervised and examined thereunder by the New York State Banking Department ("NYSBD"). The formation and existence of the Company does not change the regulations applicable to OFFITBANK or the scope of permissible activities of OFFITBANK. Acquisitions by or changes in activities of OFFITBANK or the Company may, however, result in different or additional regulatory restrictions.

    In order to establish itself as a New York trust company, an application was made to and organization certificate filed with the NYSBD which voluntarily limits OFFITBANK's activities to the fiduciary powers enumerated in Section 100 of the NYBL. These powers are the trust powers typically conducted by the trust department of a New York Bank and include: (i) issuing, converting, exchanging, transferring, registering, countersigning and returning stock certificates, bonds and other securities and acting as agent or attorney-in-fact for any person or corporation, foreign or domestic; (ii) acting as trustee under any mortgage or bond issued by any political body or corporation, foreign or domestic; (iii) being appointed as receiver, trustee or committee in any bankruptcy or insolvency proceedings; (iv) being appointed as executor or trustee under a will or administrator of a decedent's estate; (v) taking, accepting and executing any and all trusts and fiduciary appointments and acting as custodian; and (vi) acting as fiscal or transfer agent of the United States, other political bodies (such as state or local governments) or corporations, and in such capacity, receiving and disbursing money. In conducting its fiduciary activities, OFFITBANK is subject to the standards applicable to fiduciaries, recordkeeping requirements and operational requirements imposed under the NYBL.

    In addition, the NYSBD interprets NYBL Section 100 to permit trust companies to provide discretionary asset management services, including acting as an investment advisor, administrator, transfer agent or custodian to an investment company and to purchase shares of an investment company as agent for and upon the order of a client.

    In the event that OFFITBANK wishes to engage in a new line of business, such line of business must be within the scope of the powers described above. Any expansion of its business beyond such powers would require application to the NYSBD and an amendment of OFFITBANK's charter.

    New York limited purpose trust companies such as OFFITBANK must meet certain minimum capitalization requirements. A limited purpose trust company must maintain capital equal to a certain percentage of assets under management, based on the activities of the particular limited purpose trust company, subject to a minimum capitalization of $2 million. The NYSBD prefers, but does not require, that such capital be in the form of "core" capital, which consists of common and perpetual preferred stock. At present, OFFITBANK substantially exceeds these capital requirements. The Company is not subject to such capital requirements.

    Under the NYBL, OFFITBANK may not declare, credit or pay dividends so long as there is any impairment of capital stock. In addition, the NYBL provides that, without regulatory approval, a limited purpose trust company cannot declare and pay dividends in any calendar year in excess of its "net profits" for such year combined with its "retained net profits" of the two preceding years, less any required transfer to surplus or a fund for the retirement of preferred stock.

    The activities of a New York limited purpose trust company are subject to certain limitations pursuant to its organization certificate and certain provisions of the NYBL. OFFITBANK is prohibited by its charter from accepting deposits other than deposits arising directly from its exercise of its fiduciary powers and, accordingly, is not an insured depository institution for purposes of the Federal Deposit Insurance Act or any other banking law or regulation. OFFITBANK also may not exercise the general banking powers enumerated in Section 96 of the NYBL, such as making extensions of credit on real or personal security or on an unsecured basis or discounting, purchasing and negotiating promissory notes or other evidences of indebtedness. Furthermore, a New York State chartered trust company may not continuously engage in the issuance of its shares and cannot issue, underwrite, sell or distribute securities or be affiliated in certain ways with an entity that engages in such activities. Accordingly, OFFITBANK may not control or distribute the shares of registered open-ended investment companies.

    In addition, the Superintendent of Banks of the State of New York ("Superintendent") is empowered to impose penalties for violations of law and regulation and to take possession of a limited purpose trust company and its business and property in the event that it appears that the limited purpose trust company has, among other things, violated any law, is conducting business in an unauthorized or unsafe manner, is in an unsound or unsafe condition to transact its business or has an impairment of capital. The Superintendent may also remove officers and directors of a limited purpose trust company if such person has violated any law applicable to the trust company or has continued unsafe or unsound practices in conducting the business of the trust company after having been ordered or warned by the Superintendent to discontinue such practices.

    OFFITBANK and the Company are not members of the Federal Reserve System and are not subject to Sections 16, 20 or 32 of the Glass-Steagall Act, the Bank Holding Company Act of 1956 ("BHCA") or any other federal banking law or regulation (including, without limitation, federal capital adequacy guidelines). Moreover, neither the Federal Deposit Insurance Corporation ("FDIC"), the Board of Governors of the Federal Reserve System (the "Federal Reserve") nor any other bank regulator, other than the NYSBD, regulates the activities of OFFITBANK or the Company.

    Following the implementation by the Company of its strategy of entering into the deposit-taking and lending business, OFFITBANK would be required to amend its charter to become a bank under the NYBL and would be regulated and examined as a bank by the NYSBD. In addition, OFFITBANK would be regulated and examined by the appropriate federal regulator (the FDIC or the Federal Reserve if it becomes a member bank). The regulators have extensive discretion in their supervisory activities and examination policies, including policies with respect to classification of assets, establishment of loan loss reserves, safety and soundness guidelines (with respect to, among other things, internal controls, loan documentation, credit underwriting, interest rate risk exposure and asset growth) and lending standards. For example, the federal banking agencies have adopted real estate lending standards to which OFFITBANK would become subject, whose requirements include written internal lending policies and loan-to-value standards for different types of real estate loans.

    As a bank, OFFITBANK would derive its lending, deposit taking, investment and other authority primarily from the NYBL and the regulations of the NYSBD, as limited by federal law. Under applicable federal law, OFFITBANK's activities as principal (including any investment in equity securities and insurance underwriting) would, subject to certain exceptions, be limited to those permissible to national banks. OFFITBANK also would become subject to state and federal regulatory requirements applicable to banks, including without limitation: single borrower lending limits, limitations on loans to and transactions with affiliates (including the Company), maximum rates of interest, reserve requirements, limitations on interest rates paid on deposits, limitations on activities other than banking, limitations on affiliation with companies engaged in underwriting and dealing in securities and limitations on investments in subsidiaries. Upon becoming a bank, OFFITBANK would be required to obtain federal deposit insurance and pay an assessment for such insurance to the FDIC. Assessment rates currently may be as high as 27 basis points and may be raised by the FDIC in certain circumstances. OFFITBANK's assessment would depend on its capital and supervisory category. The FDIC would also have the power to appoint itself as a conservator or receiver in certain circumstances, including, situations where the institution's assets are less than its obligations to its creditors and others, substantial dissipation of assets or earnings due to any violation of law or unsafe or unsound banking practice, an unsafe or unsound condition to transact business, the likelihood that demands of depositors will not be met or obligations paid in the normal course of business and the incurrence or likelihood to incur losses that will deplete all or substantially all of the institution's capital with no reasonable prospect for the institution to become adequately capitalized without federal assistance.

    OFFITBANK would also become subject to state and federal consumer statutes and regulations, including, without limitation, the Community Reinvestment Act ("CRA"). The CRA requires a bank to help meet the credit needs of its entire community, including low and moderate income neighborhoods. An assessment of OFFITBANK's record of complying with the CRA will be performed by the appropriate federal regulator, will be publicly disclosed and will be considered by the appropriate federal regulator in approving certain acquisitions by OFFITBANK and/or the Company. New York imposes substantially similar requirements on state banks meeting the credit needs of its local community, including examination assessment by the NYSBD and review of such assessment by the Superintendent in the event that a bank is considering transactions such as mergers, asset purchases and the establishment of branch offices. New York also requires that banks maintain basic banking accounts for certain customers.

    In addition, the Company would need to obtain the prior approval of the Federal Reserve to become a bank holding company under the BHCA and would then be regulated by the Federal Reserve, and both OFFITBANK and the Company would, as such, be subject to the Glass-Steagall Act and other federal laws or regulations applicable to banks and bank holding companies, some of which are discussed below. (Generally, the Company will not be considered a bank holding company under the NYBL so long as it controls only one banking institution. The approval of the Superintendent would be required for the Company to become a bank holding company.)

    If the Company becomes a bank holding company, it would become subject to restrictions on its non-banking activities and on interstate banking. A bank holding company must obtain Federal Reserve approval before: (i) acquiring, directly or indirectly, ownership or control of any voting shares of a bank or bank holding company if, after such acquisition, it would own or control 5% or more of such shares; (ii) acquiring all or substantially all of the assets of another bank or bank holding company; or (iii) merging or consolidating with another bank holding company. In September 1994, the Riegle-Neal Interstate Banking and Branching Efficiency Act of 1994 ("Riegle-Neal" or the "1994 Act") was enacted. Under Riegle-Neal, bank holding companies are permitted to acquire banks in any state subject to state deposit caps and a 10% nationwide cap. In addition, as of June 1, 1997, Riegle-Neal provides for full interstate branching by bank merger. States were permitted to "opt out" of this branching provision prior to June 1997 and, alternatively, states were permitted to "opt in" earlier than such date. Texas and Montana adopted legislation to opt out of the branching provisions.

    The BHCA also prohibits a bank holding company, with certain limited exceptions, from acquiring or retaining direct or indirect ownership or control of 5% or more of the voting shares of any company which is not a bank or a bank holding company, or from engaging in any activities other than those of banking, managing or controlling banks, or providing services for its subsidiaries. The principal exceptions to these prohibitions involve certain activities which the Federal Reserve has determined to be closely related to the business of banking or managing or controlling banks.

    A bank holding company and its subsidiaries are prohibited from engaging in certain tying arrangements in connection with the extension of credit, with limited exemptions. In addition, the Federal Reserve possesses cease and desist powers over bank holding companies if their actions represent unsafe or unsound practices or violations of law.

    The Banking Act of 1933, sections of which are commonly referred to as the Glass-Steagall Act, restricts banks that are members of the Federal Reserve System from affiliating with entities "principally engaged in" underwriting securities. Beginning in 1987, the Federal Reserve permitted member banks to affiliate with companies which derive only up to 10% of their revenue from bank ineligible activities, and on March 6, 1997, the Federal Reserve raised that limit to 25%. An insured state bank that is not a member of the Federal Reserve system is not subject to the Glass-Steagall Act and may, if authorized by state law and subject to the regulations of the FDIC, be affiliated with a company engaged in underwriting and dealing in securities. Any such insured state bank that is a subsidiary of a bank holding company will nonetheless be subject to the BHCA and limitations on nonbanking activities thereunder.

    Both OFFITBANK and the Company (on a consolidated basis) would become subject to risk-based capital adequacy guidelines established by the federal banking regulators for use in its examination and supervision of bank holding companies and banks. The guidelines have three main goals: (i) to make regulatory capital requirements more sensitive to differences in risk profiles among banking organizations, (ii) to take off balance sheet risk exposures into explicit account in assessing capital adequacy and (iii) to minimize disincentives to holding liquid, low-risk assets. A bank holding company's ability to pay dividends and expand its business through the acquisition of new banking subsidiaries could be restricted if its capital falls below levels established by the risk-based capital guidelines. Bank holding companies and banks are also required to adhere to another capital guideline referred to as the Tier 1 leverage ratio. The leverage ratio places a constraint on the degree to which a banking institution can leverage its equity capital base. In 1995 and 1997, respectively, the risk-based capital guidelines were modified to incorporate interest rate risk and market risk. The federal banking agencies issued a joint policy statement setting forth prudent interest rate risk management principles. A bank with material weaknesses in its risk management process or high levels of exposure relative to its capital will be directed by the appropriate federal agency to take corrective action. For bank holding companies and banks with substantial trading activity, the market risk guideline requires that the bank holding company/bank reflect in its capital adequacy calculations the general market and specific risk of debt and equity positions in its trading account and the general market risk associated with its foreign exchange and commodity positions.

    In December, 1991, the Federal Deposit Insurance Corporation Improvement Act of 1991 ("FDICIA") was enacted. FDICIA, among other things, identifies the following capital standards for depository institutions: well capitalized, adequately capitalized, undercapitalized, significantly undercapitalized and critically undercapitalized. A depository institution is well capitalized if it significantly exceeds the minimum level required by regulation for each relevant capital measure, adequately capitalized if it meets each such measure, undercapitalized if it fails to meet any such measure, significantly undercapitalized if it is significantly below any such measure, and critically undercapitalized if it fails to meet any critical capital level set forth in the regulations. FDICIA requires a bank that is determined to be undercapitalized to submit a capital restoration plan, and the bank's holding company must guarantee that the bank will meet its capital plan. FDICIA also requires the appropriate federal bank regulator to take certain prompt corrective actions in the event a bank becomes undercapitalized, significantly undercapitalized or critically undercapitalized, including, without limitation, prohibitions on capital distributions (including dividends), restrictions on asset growth, restrictions on activities and restrictions on payment of management fees. In addition, if a bank becomes critically undercapitalized a receiver or conservator is required to be appointed.

    The foregoing discussion is a general discussion of the more relevant laws and regulations to which OFFITBANK and the Company could become subject if OFFITBANK were to expand its activities as currently anticipated. Depending on the nature of the activities actually undertaken by the Company and OFFITBANK, different or additional regulatory restrictions could apply.

PROPERTIES

    As of June 30, 1998, the properties leased by the Company were as follows:

                                                   CURRENT
LOCATION                                         ANNUAL RENT    LEASE EXPIRATION      SQUARE FOOTAGE
---------------------------------------------  ---------------  -----------------  --------------------

520 Madison Avenue                             $  2,140,600(1)  July 14, 2003         33,496 (Net of
New York, NY 10022                                                                      Sublease)

160 Sansome Street                             $     55,900     May 31, 2000              2,664
San Francisco, CA 94104

------------------------

(1) $2,319,800 per year beginning April 1999, plus additional rent for increases in real estate taxes and operating expenses.

    The New York city location consists of 44,800 square feet of office space on two separate floors and 1,750 square feet of basement space, all at 520 Madison Avenue. The Company has a right to renew the lease for an additional ten year period for a 50% increase in the rent. The Company subleases the space on one of the floors consisting of 13,054 square feet for $587,430 per year ($607,011 per year beginning October 2001) plus approximately 30% of the escalation payments it must make to the landlord under its lease.

    The Company considers these facilities to be adequate for its current and anticipated needs in the cities in question.

LEGAL MATTERS

    OFFITBANK is not a party to any legal proceedings.

INVESTMENT MANAGEMENT AGREEMENTS

    OFFITBANK's standard investment management agreement with its clients gives OFFITBANK discretionary authority to invest the client's funds within the investment guidelines furnished by the client in writing. The fees charged will vary with the individual client's investment program. OFFITBANK will either act as custodian for the securities pursuant to a separate custody agreement (for which services it is compensated pursuant to that agreement) or will give instructions for the execution of transactions to the entity or entities which have custody. The investment management agreement also recites that OFFITBANK will receive (i) advisory fees from the investment companies whose portfolios are managed by OFFITBANK if the client's funds are invested in those companies pursuant to the client's investment guidelines, and (ii) a "spread" on any foreign exchange transaction for the client's account in which OFFITBANK acts as counterparty on the transaction.

    OFFITBANK's investment advisory agreements with clients, other than mutual funds, are typically terminable by either party on notice. OFFITBANK's investment advisory agreements with its mutual funds are terminable on 60 days' notice and must be approved and renewed annually by the disinterested members of the boards of directors of the mutual funds or by their shareholders, as required by law.

UNDERWRITING AGREEMENTS WITH THE FUNDS

    Banking laws and regulations, as currently interpreted by the NYSBD, prohibit New York State chartered trust companies from controlling, or distributing the shares of, a registered open-end investment company continuously engaged in the issuance of its shares, and prohibit such trust companies generally from issuing, underwriting, selling or distributing securities, but do not prohibit such trust companies from acting as investment advisor, administrator, transfer agent or custodian to such an investment company or from purchasing shares of such a company as agent for and upon the order of a customer.

    Shares in each fund whose portfolio is managed by OFFITBANK are sold on a continuous basis by its distributor, OFFIT Funds Distributor, Inc. (the "Distributor"), a wholly-owned subsidiary of Provident Distributors, Inc.

    Solely for the purpose of reimbursing the Distributor for activities primarily intended to result in the sale of the shares in the funds, each fund is authorized to spend up to 0.25% of its net assets annually with respect to the shares of the fund in accordance with the plan of distribution.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

    The names, ages and positions of the directors and executive officers of the Company are set forth in the table below. Each director serves a term of one year or until the selection of his successor. The table also sets forth the year each director or executive officer was first elected to such position with OFFITBANK and the position currently held by each such individual with OFFITBANK.

DIRECTORS

                                                              DIRECTOR OF
                                                               OFFITBANK
NAME                                              AGE            SINCE                          POSITION
--------------------------------------------      ---      -----------------  --------------------------------------------

Morris W. Offit.............................          61            1990      Chairman of the Board, member of the
                                                                              Compensation Committee and Chief Executive
                                                                              Officer of the Company; Chairman of the
                                                                              Board and Chief Executive Officer of
                                                                              OFFITBANK

H. Furlong Baldwin..........................          66            1990      Director, Chairman of the Audit Committee of
                                                                              the Company and member of the Compensation
                                                                              Committee of the Company; Director of
                                                                              OFFITBANK

Alessandro C. di Montezemolo................          79            1991      Director of the Company and OFFITBANK

David I. Margolis...........................          68            1990      Director and member of the Audit Committee
                                                                              of the Company; Director of OFFITBANK

Harvey M. Meyerhoff.........................          71            1991      Director of the Company and OFFITBANK

George R. Packard...........................          66            1990      Director of the Company and OFFITBANK

Edward V. Regan.............................          67            1996      Director and member of the Audit Committee
                                                                              of the Company; Director of OFFITBANK

B. Lance Sauerteig..........................          53            1990      Director and Chairman of the Compensation
                                                                              Committee of the Company; Director of
                                                                              OFFITBANK

Ricardo Steinbruch..........................          39            1996      Director of the Company and OFFITBANK

    MORRIS W. OFFIT has been Chairman and Chief Executive Officer and a Managing Director of OFFITBANK since its inception. OFFITBANK's predecessor company, OFFIT Associates, Inc., a registered investment advisor was formed by him in 1983 and he served as its President until OFFITBANK succeeded to its business. Prior to this Mr. Offit was associated with the Julius Baer Group in Zurich (1980-1982) and, as a Director of Baer Holding Ltd., he was responsible for its U.S. investment operations. Mr. Offit joined Salomon Brothers in 1968 and for ten years was a General Partner, during which time he was responsible for fixed income and equity sales and its Stock Research Department. He began his career in 1960 at Mercantile Safe Deposit and Trust Company in Baltimore in investment research. Mr. Offit received a BA from Johns Hopkins University (1957) and an MBA from the Wharton School of the University of Pennsylvania (1960). He was also the recipient of an Honorary Degree of Doctor of Humane Letters from Johns Hopkins University in 1996. In 1983 he served as Adjunct Professor of Finance at the Columbia Graduate School of Business, lecturing on the secondary capital markets. He has lectured widely at investment seminars and graduate schools of business and international affairs. He has also authored a number of articles for financial publications. Mr. Offit's outside affiliations include serving as a Trustee of The Johns Hopkins University, where he served as Chairman of the Board (1990-1996). He is also a Trustee of The Jewish Museum, where he served as Chairman of the Board (1987-1991). Other trusteeships include The Jewish Theological Seminary, The Union Theological Seminary, Teachers College (Columbia University), Thirteen-WNET and The American Jewish Committee. He serves as a director of Hasbro, Inc. and Mercantile Bankshares Corporation.

    H. FURLONG BALDWIN is the Chairman and Chief Executive Officer of Mercantile Bankshares Corporation, which positions he has held since 1984 and 1976, respectively.

    ALESSANDRO C. DI MONTEZEMOLO served as Chairman and Chief Executive Officer of Marsh & McLennan Inc., an insurance brokerage firm, from January 1982 to 1985. Since 1985 Mr. Di Montezemolo has been a private investor. He serves as Chairman Emeritus of the American Italian Cancer Foundation and as Chairman of the International Board of the National Museum of Women in the Arts in Washington, D.C.

    DAVID I. MARGOLIS, as of February 1, 1995, became Chairman of the Executive Committee of Coltec Industries Inc., having prior thereto been Chairman and Chief Executive Officer since 1985. Coltec is a manufacturer of a diversified line of aerospace and industrial products in the United States and abroad.

    HARVEY M. MEYERHOFF was Chairman of the Board of Magna Properties, Inc., which has its offices in Baltimore, Maryland. He held this position from 1979 until 1995. He is now retired and is involved in private investment and philanthropic activities. Mr. Meyerhoff is also Chairman Emeritus of the United States Holocaust Memorial Council.

    Dr. GEORGE R. PACKARD completed his term in December 1993 as Dean of The Johns Hopkins University Nitze School of Advanced International Studies in Washington, D.C., after 14 years of service in that position. He is currently on leave as the Edwin O. Reischauer Professor of East Asian Studies and director of the Reischauer Center at the same school, and is now President of the U.S.-Japan Foundation in New York.

    EDWARD V. REGAN is a Distinguished Fellow at The Jerome Levy Economics Institute at Bard College and serves as the Chairman of the Municipal Assistance Corporation of the City of New York. In addition, he is a trustee of the Financial Accounting Foundation. Before joining the Institute in 1993, Mr. Regan served 14 years as New York State Comptroller.

    B. LANCE SAUERTEIG is President of BLS Strategic Capital, Inc., a financial and investment advisory company, a position he has held since 1994 and has also been a principal in the law firm of Levett, Rockwood & Sanders, P.C. since 1995. Prior thereto, he served from 1986 to 1994 as President of First Spring Corporation, a diversified private family investment company. Before that he was a principal in the New Haven, Connecticut law firm of Bergman, Horowitz & Reynolds, P.C.

    RICARDO STEINBRUCH is one of the two principals of Grupo Vicunha, the largest textile conglomerate in Brazil. Since April 1995, Mr. Steinbruch has served as President of Elizabeth S/A Industria Textil and Fiacao Nordeste do Brasil S/A, and prior thereto.

EXECUTIVE OFFICERS

                                                              OFFICER OF
                                                               OFFITBANK
NAME                                              AGE            SINCE                          POSITION
--------------------------------------------      ---      -----------------  --------------------------------------------

Morris W. Offit.............................          61            1983      Chairman of the Board and Chief Executive
                                                                              Officer

Wallace Mathai-Davis........................          54            1986      Chief Financial Officer and Corporate
                                                                              Secretary

Vincent M. Rella............................          46            1990      Chief Accounting Officer and Controller

ELECTION OF DIRECTORS

    Each director of the Company serves a term from the date of such director's election until the next annual meeting of shareholders. Officers of the Company are elected by, and serve at the discretion of, the Board of Directors.

    Each director of the Company who is not an employee of the Company or OFFITBANK will receive an annual retainer of $12,500 and a meeting fee of $625 for each meeting of the Board and each Committee of the Board on which he or she serves. In addition, the Chairman of the Audit and Compensation Committees of the Board will receive an annual retainer of $3,000. Non-employee directors of OFFITBANK currently receive an annual director's fee of $12,500 ($15,500 for committee chairmen) and a fee of $625 for each meeting of the Board attended by the director. The Company and OFFITBANK reimburse all directors for travel expenses incurred in attending meetings of the Board of Directors and its committees.

    The Company By-laws provide for indemnification of officers and directors of the Company and its subsidiaries to the full extent permitted by the Delaware Business Corporation Law ("DGCL"). The Company is also authorized under the Company By-laws to purchase and maintain insurance for purposes of providing indemnification to officers, directors, employees and agents of the Company, whether or not such indemnification is provided for by the DGCL. The Company intends to acquire such insurance after completion of this Offering. The Company believes that these provisions are necessary for the Company to continue to attract and retain qualified persons as directors and officers.

AUDIT COMMITTEE

    The Audit Committee consists of three directors, none of whom are employees or officers (or former employees or officers) of the Company or its subsidiaries. The Audit Committee's duties include reviewing internal financial information, monitoring cash flow, budget variances and credit arrangements, reviewing the audit program of the Company, reviewing with the Company's independent accountants the results of all audits upon their completion, annually selecting and recommending independent public accountants, overseeing the quarterly unaudited reporting process and taking such other action as may be necessary to assure the adequacy and integrity of all financial information distributed by the Company. Members of the Audit Committee served as members of the Audit Committee of OFFITBANK prior to their appointment to the Audit Committee of the Company.

COMPENSATION COMMITTEE

    The Compensation Committee consists of three directors, a majority of whom may not be officers or employees (or former officers or employees) of the Company or its subsidiaries. The Committee will recommend compensation levels of senior management, work with senior management on benefit and compensation programs for Company employees and monitor local and national compensation trends to ensure the Company's compensation program is competitive. The Committee also has authority to make grants under the OFFITBANK 1993 Stock Option Plan which has been adopted by the Company. Members of the Compensation Committee served as members of the Compensation Committee of OFFITBANK prior to their appointment to the Compensation Committee of the Company.

MANAGING DIRECTORS OF OFFITBANK

    The following sets forth information concerning the Managing Directors of OFFITBANK, each of whom plays an important role in the investment management of client assets and/or client relations and services. Each is a shareholder of the Company. See "PRINCIPAL AND SELLING SHAREHOLDERS."

    LESLIE F.B. ASHBURNER joined OFFITBANK in 1984 and has recently taken over responsibility for special projects for OFFITBANK and functions as a senior advisor in administrative matters. From 1994 to 1996 he was responsible for the administrative activities of OFFITBANK including operations, personnel administration and technology. From 1984 to 1994 he was responsible for the OFFITBANK's Global fixed income activities. Between 1971 and 1984 he was associated with two global commercial banks: from 1981 to 1984 he was an Administrative Vice President and Global Funding Manager for Marine Midland Bank with specific responsibilities for coordinating the Eurodollar and Eurocurrency books and the worldwide funding of all foreign branches and international banking facilities. From 1971 to 1981 he was with Chemical Bank, first in London, where he was responsible for trading foreign exchange, interbank sterling and UK securities; and then in New York as Vice President in charge of the Nassau desk. He received a degree in Banking from Kings College (University of London) in 1972. Mr. Ashburner is a patron of Grenville College, a university preparatory school located in Ontario, Canada and is a member of the Greater New York Board of Advisors to the Salvation Army.

    ALBERT C. BELLAS joined OFFITBANK in 1992 and has responsibility for Marketing and Client Development. Prior to this, Mr. Bellas spent 15 years with Shearson Lehman Brothers Inc. where he was a Senior Executive Vice President and a member of the Board of Directors of Lehman Brothers. From 1982 to 1990 Mr. Bellas was the Director of the Public Finance Division and Chairman of its operating committee. From 1979 to 1982 he was the Administrative Head of the Investment Banking Divisions including the Corporate, Public and International Finance Departments. Prior to joining Shearson Lehman Brothers Inc., Mr. Bellas was a General Partner at Loeb Rhoades & Co. from 1976 to 1979, and a Vice President at Goldman, Sachs & Co. from 1973 to 1976. He was an Associate at Dillon Read & Co. Inc. from 1968 to 1972. Mr. Bellas graduated with a BA from Yale University in 1964, received a JD from the University of Chicago Law School in 1967 and an MBA from the Columbia Graduate School of Business in 1968, where he was elected a McKinsey Scholar. In 1963, Mr. Bellas was a White House Intern. Mr. Bellas is a frequent speaker on investment topics at various investment institute, programs, seminars and forums. Mr. Bellas's outside affiliations include serving as a Director of the Lincoln Center for the Performing Arts, Inc., Chairman of the Board of the School of American Ballet, a Director of the Guild Hall of East Hampton and a member of the Board of Regents of The Mercersburg Academy.

    JACK D. BURKS joined OFFITBANK in 1984 and has responsibility for OFFITBANK's domestic, global and total return fixed income investment strategies. He is the President of OFFITBANK Derivatives Inc., a subsidiary of OFFITBANK. Mr. Burks manages The OFFITBANK Government Securities Fund and The OFFITBANK Mortgage Backed Securities Fund. Prior to joining OFFITBANK, Mr. Burks worked at Pittsburgh National Bank (1973-1984) where he was a Vice President responsible for treasuries, mortgage backed instruments and money market trading, as well as several areas of arbitrage. Mr. Burks received both a BA
(1972) and an MBA (1978) from Indiana University. Mr. Burks serves on the Board of Directors and is Treasurer of the Alzheimer's Association of New York City.

    CAROLYN N. DOLAN has been associated with OFFITBANK since 1983 and has responsibility for OFFITBANK's tax sensitive and tax sensitive total return investment strategies. From 1978 to 1983 she was associated with Julius Baer Securities, Oppenheimer Capital Corporation and Equitable Life Assurance as a portfolio manager and investment analyst. At Equitable she was a senior team member in the restructuring of a multi-billion dollar Taft-Hartley Fund. Ms. Dolan holds a Masters of Science Degree from the Columbia School of Social Work
(1977) and an MBA (1978) from Columbia University. Ms. Dolan graduated from Marymount College in 1968 and was a social worker for seven years. Ms. Dolan serves on the Board of Trustees of both Marymount College and the Cathedral School of St. John the Divine.

    JOHN H. HALDEMAN, JR. has been associated with OFFITBANK since 1988 and has responsibilities in fixed income portfolio Management with a specialty in municipal securities. He was a partner at Langdon P. Cook & Company, a firm specializing in municipal securities, from 1978 to 1988. Between 1970 and 1978 he was with Pittsburgh National Bank where he was responsible for the bank's municipal and treasury portfolios and their investment advisory services. Mr. Haldeman received his BS from Pennsylvania State University in 1969.

    RICHARD M. JOHNSTON joined OFFITBANK in 1992 and shares the responsibility as co-head of OFFITBANK's investment activities in the Emerging Markets. Since graduating Middlebury College in 1980 with a BA in economics and political science, Mr. Johnston has spent his entire business career involved with Emerging Markets finance. From 1988 to 1992 Mr. Johnston was associated with Salomon Brothers where he was a Vice President in the International Corporate Finance Division and an architect in building the firm's entire Emerging Markets business. From 1980 to 1988 he was a member of the Latin American Group in the International Corporate Banking Division of Manufacturers Hanover Trust Company. During that time he had a number of important assignments: managing the bank's Mexican business activities and loan portfolio (1987-1988); managing the bank's Venezuelan operations (1984-1987); and having primary responsibility for formulating and marketing Chile's comprehensive sovereign restructuring (1980-1984). He has been deeply involved in pioneering the issuance of new Emerging Markets securities in the U.S. and Euro-markets and in introducing many institutional investors to the opportunities offered by investing in Emerging Markets securities. Mr. Johnston was born in Bogota, Colombia and has lived in Amsterdam, Buenos Aires, Caracas, Frankfurt, London, Mexico City, Santiago and Tokyo.

    WALLACE MATHAI-DAVIS, Ph.D., is the Chief Financial Officer and Corporate Secretary of the Company and OFFITBANK and is a Managing Director of OFFITBANK. He joined OFFITBANK in 1986. He has responsibility for all OFFITBANK finance and administration and is involved with OFFITBANK's global and emerging markets investment activities. Formerly, Dr. Mathai-Davis was Executive Vice President and Chief Operating Officer of the Cathedral Corporation of St. John the Divine with responsibility for all investments and operations of The Cathedral Corporation and its subsidiaries. He was a management consultant and principal of Adimas International, Ltd. advising clients domestically and internationally in Europe, South America and Asia. Dr. Mathai-Davis also served as a member of the Graduate Faculty of Sociology at Stony Brook University, where he conducted comparative international research, taught at the graduate level and directed doctoral research. Dr. Mathai-Davis graduated with a B.A. MAXIMA CUM LAUDE from the University of Notre Dame in 1966. He holds both an M.A. (1972) and a Ph.D.
(1974) from Princeton University. Dr. Mathai-Davis is a member of the New York Academy of Sciences. He is a Director of Global Decisions Group, Inc. He previously served as Treasurer of the Board of Trustees of The Cathedral of St. John the Divine and is currently a Member of its Board of Trustees. He is a Director of the Public Education Association.

    VINCENT M. RELLA, CPA, joined OFFITBANK in 1986 and serves as the Company's and OFFITBANK's Controller and Chief Accounting Officer. He was a Vice President of OFFITBANK from 1990 through 1997 and became a Managing Director in 1998. He is responsible for the integrity of the Bank's portfolio accounting, unit accounting and tax reporting systems. In 1988, Mr. Rella designed and implemented OFFITBANK's multi-currency, tax lot portfolio accounting system Mr. Rella is also responsible for mutual fund administration, human resources and general services, and he serves as the principal liaison with OFFITBANK's outside mutual fund administrator. From 1981 until 1986 he was employed by Richard A. Eisner & Company, CPAs, as a senior accountant in the Audit and Tax departments. Mr. Rella received his BA in accounting and economics from Queens College in 1981.

    STEPHEN T. SHAPIRO, a co-founder of OFFITBANK, developed OFFITBANK's high yield products and is responsible for the high yield strategy. He is responsible for all high yield investments, including OFFITBANK's high yield partnership, the OFFIT Energy Income Fund, L.P., and The OFFITBANK High Yield Fund, a portfolio of OFFITBANK Funds, The OFFITBANK Investment Fund, Inc. and the Variable Insurance High Yield Fund. Prior to joining OFFITBANK, he had portfolio management and research responsibilities at Julius Baer and was a securities analyst at Drexel Burnham Lambert and Lionel D. Edie & Company. Mr. Shapiro is a 1977 graduate of Northwestern University and received an MBA from the Wharton School of the University of Pennsylvania in 1979.

    STEPHEN B. WELLS joined OFFITBANK in 1994 and is responsible for legal and compliance for the bank and its mutual funds, variable insurance products and fiduciary trust activities. He started his career as a trust and estate attorney with Cadwalader, Wickersham & Taft and Davidson, Dawson & Clark, two New York law firms. He also served as Trust and Investment Counsel for Irving Trust Co. where he created an investment and compliance process for its trust activity. From 1982 to 1989, he was a Principal of Morgan Stanley & Co. Incorporated, General Counsel for Morgan Stanley Asset Management and President of their various domestic and international closed-end and open-end mutual funds. He also developed a Fiduciary Advisor business which provided asset allocation, manager selection and monitoring and reporting services to trusts and wealthy families. From 1989 to 1990, he was a Vice President and General Counsel of Goldman Sachs Asset Management and he assisted in the development and global expansion of the asset management business. From 1991 to 1993, Mr. Wells was President of the Goldman Sachs Funds Group and Director of their load and no-load mutual funds, and was responsible for the management, strategic planning, new product development and direct client servicing functions of this business. During 1993, Mr. Wells was a Senior Vice President and General Counsel for Gabelli Funds, Inc. where he was responsible for administration, legal and compliance activities of the mutual funds, the investment adviser and the broker/dealer. Mr. Wells received his BA from Princeton University in 1966 and his law degree from New York University School of Law in 1969. He serves as a Director for St. Mary's Hospital for Children. In addition, he was a former member of the Board of Governors of the Investment Company Institute.

EXECUTIVE COMPENSATION

    SUMMARY COMPENSATION TABLE

    Prior to the Offering, the executive officers of the Company did not receive cash compensation in respect of their services to the Company but rather received compensation for services rendered to OFFITBANK and its subsidiaries. The following table sets forth the cash compensation paid to the Chairman of the Board and Chief Executive Officer and each of the other executive officers of OFFITBANK, as of December 31, 1997, for services rendered in all capacities to OFFITBANK and its subsidiaries during the fiscal year ended December 31, 1997.

                                                                ANNUAL COMPENSATION
                                                    -------------------------------------------

NAME AND                                                                       OTHER ANNUAL         ALL OTHER
PRINCIPAL POSITION                                  SALARY($)    BONUS($)   COMPENSATION ($)(1)  COMPENSATION ($)
--------------------------------------------------  ----------  ----------  -------------------  ----------------

Morris W. Offit, Chairman of the Board and Chief
  Executive Officer of OFFITBANK                    $  900,000  $  550,000       $       0          $        0

Wallace Mathai-Davis, Chief Financial Officer and
  Corporate Secretary of OFFITBANK                  $  600,000  $  275,000       $       0          $        0

Vincent M. Rella, Controller and Chief Accounting
  Officer of OFFITBANK                              $  170,000  $  100,000       $       0          $        0

------------------------

(1) In accordance with the applicable rules, the amounts set forth in this column do not include perquisites and other personal benefits received by the named executive officer unless the aggregate value thereof exceeded the lesser of $50,000 or 10% of the base salary and bonus reported for such officer.

    BONUS COMPENSATION

    OFFITBANK maintains a bonus compensation program under which a portion of total compensation consists of a bonus pool which is subject to allocation at year-end based upon performance as evaluated by senior management and the Compensation Committee. The Compensation Committee can, and has in the past, determined at year end to increase the bonus pool from the initially allocated amount. In addition, OFFITBANK has established a discretionary special performance bonus compensation program for calendar year 1998 (the "Special Performance Bonus") based on the recommendation of its Compensation Committee, whose members are the same individuals who form the Compensation Committee of the Company. The discretionary Special Performance Bonus provides for cash awards to employees of OFFITBANK based on the attainment of annual performance objectives established by the Compensation Committee at the beginning of the year. For calendar year 1998 the Compensation Committee recommended, and the Board of Directors approved, performance objectives for funding the discretionary Special Performance Bonus based on OFFITBANK's net operating margins before taxes and two special ventures, The Witan Company LLC technology software consortium and the CVO Greater China Fund, Inc. ("NOI") over a threshold of twenty-two percent (22%) of NOI. The maximum available for distribution under the Bonus Plan for 1998 will consist of (i) fifty percent (50%) of NOI between 22% and 25% of NOI, plus (ii) forty percent (40%) of NOI in excess of 25% of NOI. The discretionary Special Performance Bonus may be terminated or amended at any time by action of the Board of Directors.

1993 STOCK OPTION PLAN

    The Company has adopted and assumed the obligations under OFFITBANK's 1993 Stock Option Plan (the "1993 Plan"), including the obligations under outstanding options, which is intended to encourage stock ownership by employees of the Company and its subsidiaries and nonemployee directors of the Company, so that they may acquire or increase their proprietary interest in the Company, and to encourage such employees to remain in the employ of the Company or its subsidiaries (or, in the case of nonemployee directors, to remain in service as directors of the Company) and to put forth maximum efforts for the success of the business. It is further intended that options granted under the 1993 Plan by the Compensation Committee ("Options") shall constitute either (i) incentive stock options ("Incentive Stock Options") within the meaning of Section 422 of the Code, or (ii) nonqualified stock options ("Nonqualified Stock Options"). Under the 1993 Plan, options can be granted to acquire up to an aggregate of seven and one-half percent (7 1/2%) of the outstanding shares of the Common Stock of the Company.

    The following describes other aspects of the 1993 Plan:

    - Option Term--The term of an option is limited to eight (8) years. To the extent that an option is exercisable on the date of termination of an optionee's employment, an option will generally continue to be exercisable for a one-year period following an optionee's death, retirement or disability or for a three-month period following any other termination of an optionee's employment other than a termination for cause (but not beyond the original term of the option).

    - Exercise Price--All stock options shall provide for an exercise price of not less than one hundred percent (100%) of the Common Stock's fair market value on the date the option is granted.

    - Medium of Payment--Options may only be exercised for cash.

    - Vesting Criteria--Options become exercisable at the times and upon the conditions that the Compensation Committee of the Board determines, as reflected in each option agreement.

    - Changes in Control--All outstanding options become immediately exercisable upon the occurrence of a "change-in-control." Change-in-control events are limited to a sale of substantially all of the Company's assets or a more than fifty percent change in stock ownership.

    No options have been granted to any officer or director of OFFITBANK or the Company.

    As of June 30, 1998, the Company had options outstanding to purchase an aggregate of 673,248 shares (of which 649,248 are currently exercisable) with exercise prices ranging from $5.56 to $12.08, and a weighted average exercise price of $7.02. The options, all of which were issued under the 1993 Plan, are held by 11 employees of OFFITBANK.

NON-COMPETITION AGREEMENT

    Each Managing Director has executed a Non-Competition Agreement with OFFITBANK under which he or she has agreed not to engage in or have any interest in or provide services for any enterprise which provides investment advisory, asset management or private banking services of any kind (other than as a director or in a similar advisory capacity) while employed by OFFITBANK without the approval of its Board of Directors. In addition, such agreement provides the Managing Director will not (i) solicit or induce any customer, client or employee of OFFITBANK to terminate its relationship with OFFITBANK or its affiliates, or (ii) provide services to any client or customer of OFFITBANK or any of its affiliates, or (iii) disclose any confidential information, in each case, either during his or her employment or for a period of two years thereafter.

                              CERTAIN TRANSACTIONS

THE FORMATION TRANSACTIONS

    The Company is a newly formed company. It has not engaged in any business
operations. On       , 1998, the Company issued       shares of its Common Stock
to all of the Existing Shareholders in exchange for all of the outstanding shares of common stock of OFFITBANK and adopted and assumed the 1993 Plan and all of the outstanding options granted thereunder. As a result, OFFITBANK became a wholly-owned subsidiary of the Company, and the Company will initially conduct all of its business operations through OFFITBANK and its subsidiaries. After the
consummation of the Offering, the Existing Shareholders will own       shares of
Common Stock, which will represent approximately    % of the voting power of the
outstanding Common Stock (      % if the Underwriters' over-allotment options
are exercised in full).

    The foregoing transactions are collectively referred to herein as the "Formation Transactions."

OTHER TRANSACTIONS

    OFFITBANK maintains for its own benefit a $15 million "key man" insurance policy on the life of Morris W. Offit. In addition, OFFITBANK and Morris W. Offit maintain a $10 million "split-dollar" life insurance on the life of Mr. Offit. The beneficiaries of the policy are the Company and a trust established for the benefit of Mr. Offit's family. The Company and the trust pay premiums on the policy. Under the policy, after reimbursing OFFITBANK for the aggregate amount of its premium payments and interest accrued thereon, death benefits and cash surrender value belong to the Offit family trust. To fund the portion of the insurance premiums to be paid by the trust, the Company may, if required, make annual loans to the trust. The loans are evidenced by demand promissory notes of the trust and accrue interest at a rate per annum calculated with reference to the short-term federal rate, compounded semiannually, as determined under Section 1274(d) of the Internal Revenue Code of 1986, as amended. The loans are secured by the cash value of the life insurance. OFFITBANK has the right to terminate its participation at any time. At June 30, 1998 the aggregate principal amount of the loans was $256,894 and the interest accrued thereon to that date was $44,295. It is expected that the annual principal amount of the loans will increase by approximately $60,000 in each of the next ten years.

                       PRINCIPAL AND SELLING SHAREHOLDERS

    The following tables set forth certain information regarding the beneficial ownership of the Company's Common Stock, without giving effect to the Underwriters' exercise of the overallotment options, by (i) each person who is known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) each of the directors of the Company, (iii) the executive
officers of the Company named in the compensation table on page       , (iv) all
directors and executive officers of the Company as a group, and (v) each of the Selling Shareholders. Unless otherwise intended, the Company believes that the beneficial owner has sole voting and investment powers over such shares.

                                                             BENEFICIAL OWNERSHIP                         BENEFICIAL OWNERSHIP
                                                             PRIOR TO OFFERING(2)                          AFTER OFFERING(2)
                                                          ---------------------------                 ----------------------------
                                                            NUMBER                       NUMBER OF
                                                              OF        % OF CLASS       SHARES TO      NUMBER OF     % OF CLASS
NAME(1)                                                     SHARES      OUTSTANDING       BE SOLD        SHARES       OUTSTANDING
--------------------------------------------------------  ----------  ---------------  -------------  -------------  -------------
PRINCIPAL SHAREHOLDERS, DIRECTORS AND EXECUTIVE OFFICERS
Morris W. Offit(3)+.....................................   2,641,863          28.5
H. Furlong Baldwin(4)...................................           0             0          --             --             --
Alessandro C. di Montezemolo............................         180         *
David I. Margolis.......................................     112,500           1.2
Harvey M. Meyerhoff.....................................     112,500           1.2
George R. Packard.......................................         180         *
Edward V. Regan.........................................           0             0          --             --             --
B. Lance Sauerteig......................................           0             0          --             --             --
Ricardo Steinbruch(5)...................................     884,811           9.6
Leslie F.B. Ashburner...................................     588,624           6.4
Jack D. Burks(6)........................................     588,624           6.4
Carolyn N. Dolan........................................     588,624           6.4
Wallace Mathai-Davis+...................................     294,321           3.2
Vincent M. Rella+.......................................      58,872         *
Steven T. Shapiro.......................................     591,000           6.4
------------------------

All directors and executive officers as a group (11
  persons)..............................................

------------------------

+   Executive Officer

*   Less than 1%.

(1) Except as indicated in the footnotes below, the address of each five percent shareholder is in care of the Company at its principal executive office. See "MANAGEMENT" for a description of the offices held by directors and executive officers.

(2) Calculated pursuant to Rule 13d-3(d) of the Exchange Act. Unless stated below, each such person has sole voting and investment power with respect to all such shares.

(3) Does not include an aggregate of 90,000 shares (.9725%) owned by Mr. Offit's two adult sons who maintain their own respective separate residences.

(4) Does not include 225,000 shares of Common Stock held by Mercantile Bankshare Corporation, of which Mr. Baldwin is Chairman and Chief Executive Officer. Mr. Baldwin disclaims beneficial interest in these shares.

(5) These shares are held in the name of Fibra Holdings, Ltd., a British Virgin Islands corporation controlled by Mr. Steinbruch's family ("Fibra").

(6) Includes 117,726 (1.3%) owned by an unrelated party but subject to a voting trust of which Mr. Burks is trustee.

                          DESCRIPTION OF CAPITAL STOCK

    The authorized capital stock of the Company consists of 30,000,000 shares of Common Stock, par value $.01 per share. No Preferred Stock is outstanding as of the date of this Prospectus. Of the 30,000,000 shares of Common Stock
authorized,       shares will be outstanding and held by the officers and
directors of the Company and the Managing Directors of OFFITBANK. After
completion of the Offering, there will be issued and outstanding       shares of
Common Stock (without giving effect to the exercise of the Underwriters'
over-allotment option) and no shares of Preferred Stock, and       shares of
Common Stock have been reserved for issuance pursuant to the 1993 Plan. The following summary description of the capital stock of the Company is qualified by reference to the Certificate of Incorporation and By-laws of the Company, copies of which are filed as exhibits to the Registration Statement of which this Prospectus forms a part.

COMMON STOCK

    Holders of Common Stock are entitled to one vote per share on all matters to be voted on by shareholders and are not entitled to cumulative voting rights. Therefore, the holders of a majority of the shares voted in an election of directors at which a quorum is present can elect all of the directors then standing for election, subject to the rights of the holders of Preferred Stock, if and when issued. The holders of Common Stock have no preemptive or other subscription rights, and there are no conversion rights or redemption or sinking fund provisions with respect to the Common Stock.

    The holders of Common Stock are entitled to receive such dividends, if any, as may be declared from time to time by the Board of Directors from funds legally available therefor, with each share of Common Stock sharing equally in such dividends. The possible issuance of Preferred Stock with a preference over Common Stock as to dividends could impact the dividend rights of holders of Common Stock. All outstanding shares of Common Stock, including the shares offered by this Prospectus, are, or will be upon consummation of the Offering, fully paid and non-assessable.

    The By-laws provide, subject to the rights of the holders of the Preferred Stock, if and when issued, that the number of directors shall be fixed by the Board of Directors. Subject to any rights of the holders of Preferred Stock, if and when issued, to elect directors, and to remove any director whom the holders of any such Preferred Stock had the right to elect, any director of the Company may be removed from office only with cause and by the affirmative vote of at least eighty (80%) percent of the total votes which would be eligible to be cast by shareholders in the election of such director.

UNDESIGNATED PREFERRED STOCK

    The Board of Directors of the Company is authorized, without further action of the shareholders of the Company, to issue up to 1,000,000 shares of Preferred Stock in classes or series and to fix the designations, powers, preferences and the relative, participating, optional or other special rights of the shares of each series and any qualifications, limitations and restrictions thereon as set forth in the Certificate. Any such Preferred Stock issued by the Company may rank prior to the Common Stock as to dividend rights, liquidation preference or both, may have full or limited voting rights and may be convertible into shares of Common Stock. The purpose of authorizing the Board of Directors to issue Preferred Stock is, in part, to eliminate delays associated with a shareholder vote on specific issuances. The issuance of Preferred Stock could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from acquiring or seeking to acquire, a significant portion of the outstanding stock of the Company.

CERTAIN PROVISIONS OF THE COMPANY'S CERTIFICATE OF INCORPORATION AND BY-LAWS

GENERAL

    A number of provisions of the Company's Certificate and By-laws concern matters of corporate governance and the rights of shareholders. Certain of these provisions, including those which grant the Board of Directors the ability to issue shares of Preferred Stock and to set the voting rights, preferences and other terms thereof, may be deemed to have an anti-takeover effect and may discourage takeover attempts not first approved by the Board of Directors (including takeovers which certain shareholders may deem to be in their best interests). To the extent takeover attempts are discouraged, temporary fluctuations in the market price of the Common Stock, which may result from actual or rumored takeover attempts, may be inhibited. These provisions, together with the ability of the Board of Directors to issue Preferred Stock without further shareholder action, also could delay or frustrate the removal of incumbent directors or the assumption of control by shareholders, even if such removal or assumption would be beneficial to shareholders of the Company. These provisions also could discourage or make more difficult a merger, tender offer, or proxy contest, even if they could be favorable to the interests of shareholders, and could potentially depress the market price of the Common Stock. The Board of Directors of the Company believes that these provisions are appropriate to protect the interests of the Company and all of its shareholders. The Company has no present plans to adopt any other measures or devices which may be deemed to have an "anti-takeover effect."

MEETINGS OF SHAREHOLDERS

    The By-laws provide that a special meeting of shareholders may be called only by the Board of Directors unless otherwise required by law. The By-laws provide that only those matters set forth in the notice of the special meeting may be considered or acted upon at that special meeting, unless otherwise provided by law. In addition, the By-laws set forth certain advance notice and informational requirements and time limitations on any director nomination or any new business which a shareholder wishes to propose for consideration at an annual meeting of shareholders.

NO SHAREHOLDER ACTION BY WRITTEN CONSENT

    The Certificate provides that any action required or permitted to be taken by the shareholders of the Company at an annual or special meeting of shareholders must be effected at a duly called meeting and may not be taken or effected by a written consent of shareholders in lieu thereof.

INDEMNIFICATION AND LIMITATION OF LIABILITY

    The By-laws of the Company provide that directors and officers of the Company and its subsidiaries shall be, and in the discretion of the Board of Directors non-officer employees may be, indemnified by the Company to the fullest extent authorized by Delaware law, as it now exists or may in the future be amended, against all expenses and liabilities reasonably incurred in connection with service for or on behalf of the Company. The By-laws of the Company also provide that the right of directors and officers to indemnification shall be a contract right and shall not be exclusive of any other right now possessed or hereafter acquired under any by-law, agreement, vote of shareholders or otherwise. The Certificate contains a provision permitted by Delaware law that generally eliminates the personal liability of directors for monetary damages for breaches of their fiduciary duty, including breaches involving negligence or gross negligence, unless the director has breached his or her duty of loyalty, failed to act in good faith, engaged in intentional misconduct or a knowing violation of law, paid a dividend or approved a stock repurchase in violation of the Delaware General Corporation Law or obtained an improper personal benefit. This provision does not alter a director's liability under the federal securities laws. In addition, this provision does not affect the availability of equitable remedies, such as an injunction or rescission, for breach of fiduciary duty.

AMENDMENT OF THE CERTIFICATE

    The Certificate provides that an amendment thereof must first be approved by a majority of the Board of Directors and (with certain exceptions) thereafter must be approved by the holders of a majority of the total votes eligible to be cast by holders of Common Stock with respect to such amendment or repeal.

AMENDMENT OF BY-LAWS

    The Certificate provides that the By-laws may be amended or repealed by the Board of Directors or by the shareholders. Such action by the Board of Directors requires the affirmative vote of a majority of the Board of Directors then in office. Such action by the shareholders requires the affirmative vote of the holders of at least two-thirds of the total votes eligible to be cast by holders of Common Stock with respect to such amendment or repeal at an annual meeting of shareholders or a special meeting called for such purpose, unless the Board of Directors recommends that the shareholders approve such amendment or repeal at such meeting, in which case such amendment or repeal shall only require the affirmative vote of a majority of the total votes eligible to be cast by holders of Common Stock with respect to such amendment or repeal.

STATUTORY BUSINESS COMBINATION PROVISION

    Upon completion of the Offering the Company will be subject to the provisions of Section 203 of the Delaware General Corporation Law ("Section 203"). Section 203 provides, with certain exceptions, that a Delaware corporation may not engage in any of a broad range of business combinations with a person, or an affiliate or associate of such person, who is an "interested stockholder" for a period of three years from the date that such person became an interested stockholder unless: (i) the transaction resulting in the person becoming an interested stockholder, or the business combination, is approved by the board of directors of the corporation before the person becomes an interested stockholder; (ii) the interested stockholder acquired 85% or more of the outstanding voting stock of the corporation (excluding shares owned by persons who are both officers and directors of the corporation, and shares held by certain employee stock ownership plans) in the same transaction that makes it an interested stockholder; or (iii) on or after the date the person becomes an interested stockholder, the business combination is approved by the corporation's board of directors and by the holders of at least 66 2/3% of the corporation's outstanding voting stock, excluding shares owned by the interested stockholder, at an annual or special meeting. Under Section 203, an "interested stockholder" is defined (with certain limited exceptions) as any person that is
(A) the owner of 15% or more of the outstanding voting stock of the corporation or (B) an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within the three-year period immediately prior to the date on which it is sought to be determined whether such person is an interested stockholder.

    A corporation may, at its option, exclude itself from the coverage of
Section 203 by amending its certificate of incorporation or by-laws by action of its stockholders to exempt itself from coverage; provided that, with certain limited exceptions, such by-law or charter amendment shall not become effective until 12 months after the date it is adopted. Neither the Certificate nor the By-laws contains any such exclusion.

LISTING

    The Company has applied for the listing of the Common Stock on the New York Stock Exchange under the symbol "OFB."

TRANSFER AGENT AND REGISTRAR

    The transfer agent and registrar for the Common Stock is The Bank of New
York.

                        SHARES ELIGIBLE FOR FUTURE SALE

    Upon completion of this Offering, the Company will have outstanding shares of Common Stock (assuming the Underwriters' over-allotment options are not exercised). All of the shares of Common Stock to be sold in the Offering will be freely tradable without restrictions or further registration under the Securities Act, except that shares purchased by an "affiliate" of the Company (as that term is defined in Rule 144) (an "Affiliate") will be subject to the
resale limitations of Rule 144. The       shares of Common Stock to be owned by
the Existing Shareholders after the Offering are "restricted securities" as defined in Rule 144 under the Securities Act, and may not be sold in the absence of registration under the Securities Act other than pursuant to Rule 144 under the Securities Act or another exemption from registration under the Securities Act.

    In general, under Rule 144, as currently in effect, (i) a person (or persons whose shares are required to be aggregated) who has beneficially owned shares of Common Stock as to which at least one year has elapsed since such shares were sold by the Company or by an Affiliate of the Company in a transaction or chain of transactions not involving a public offering ("restricted securities") or
(ii) an Affiliate of the Company who holds shares of Common Stock that are not restricted securities may sell, within any three-month period, a number of such shares that does not exceed the greater of 1% of the Company's class of Common Stock then outstanding or the average weekly trading volume in the class of Common Stock during the four calendar weeks preceding the date on which notice of such sale required under Rule 144 was filed. Sales under Rule 144 are also subject to certain provisions relating to the manner and notice of sale and availability of current public information about the Company. Affiliates of the Company must comply with the requirements of Rule 144, including the one-year holding period requirement, to sell shares of Common Stock that are restricted securities. Furthermore, if a period of at least two years has elapsed from the date restricted securities were acquired from the Company or an Affiliate of the Company, a holder of such restricted securities who is not an Affiliate of the Company at the time of the sale and has not been an Affiliate of the Company at any time during the three months prior to such sale would be entitled to sell such shares without regard to the volume limitation and other conditions described above.

    The shares of Common Stock authorized for issuance pursuant to options that may be granted under the 1993 Plan may be either authorized but unissued shares or treasury shares obtained by the Company through market or private purchases. See "MANAGEMENT--1993 Stock Option Plan." The Company intends to register under the Securities Act the shares of Common Stock issuable upon the exercise of options granted pursuant to the 1993 Plan.

    Prior to the Offering, there has been no public market for the Common Stock. Although the Company can make no prediction as to the effect, if any, that sales of shares of Common Stock by the Existing Shareholders would have on the market price prevailing from time to time, sales of substantial amounts of Common Stock or the availability of such shares for sale could adversely affect prevailing market prices. See "RISK FACTORS--Shares Eligible for Future Sales."

    All officers and directors of the Company have entered into contractual "lock-up" agreements providing that they will not during the period of 180 days from the date of this Prospectus, without the prior written consent of the Underwriters, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, any Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or file any registration statement under the Securities Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise (collectively, the "Lock-Up"), subject to certain limited exceptions. With respect to the Selling Shareholders, the Lock-Up shall not apply to (A) the securities being sold by the Selling Shareholders in the Offering, (B) any transfer of such securities to an Affiliate of the Selling Shareholder who or which agrees in a writing in form and substance reasonably satisfactory to the Underwriters to agree to be bound by the provisions of the Lock-Up as if it were the Selling Shareholder, (C) any pledge prior to the date of this Prospectus by a shareholder of the Company of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock and (D) any pledge after the date of this Prospectus by a shareholder of the Company of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock for the purpose of securing a bona fide loan by a financial institution to such shareholder. As a result of these contractual restrictions, notwithstanding possible earlier eligibility for sale under the provisions of Rule 144 promulgated under the Securities Act, which are summarized above, shares subject to lock-up agreements will not be saleable until the agreements expire.

    The Company has agreed not to, during the period of [ ] days from the date of this Prospectus, without the prior written consent of the Underwriters, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, any Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or file any registration statement under the Securities Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise (collectively, the "Lock-Up"), subject to certain limited exceptions. With respect to the Company, the Lock-Up shall not apply to (A) the issuance of the securities being sold by the Company in the Offering, (B) any issuance of Common Stock by the Company upon the exercise of an option or warrant or the conversion or exchange of a security outstanding on the date hereof and referred to in this Prospectus, (C) any issuance of Common Stock, or any grant of options to purchase Common Stock, pursuant to existing employee benefit plans of the Company referred to in the Prospectus, (D) any issuance of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock by the Company in consideration of the acquisition by the Company from a third party of a business (whether through a merger, sale of assets or securities, or otherwise), provided that each transferee of such Common Stock or securities agrees in a writing in form and substance reasonably satisfactory to the Underwriters to agree to be bound by the provisions of the Lock-Up as if it were the Company, or the filing by the Company of a registration statement under the 1933 Act with respect to such issuance and acquisition.

                                  UNDERWRITING

    Subject to the terms and conditions set forth in a purchase agreement (the "Purchase Agreement") among the Company, the Selling Shareholders and the underwriters named below (the "Underwriters"), the Company and the Selling Shareholders have agreed to sell to the Underwriters, and each of the Underwriters severally has agreed to purchase, the aggregate number of shares of Common Stock set forth opposite its name below.

                                                                                          NUMBER
             UNDERWRITERS                                                                OF SHARES
-----------------------------------------------------------------------------------  -----------------
Merrill Lynch, Pierce, Fenner & Smith
          Incorporated.............................................................
Schroder & Co. Inc.................................................................
          Total....................................................................

PRICING OF THE OFFERING

    Prior to the Offering, there has been no public market for Common Stock. The initial public offering price will be determined by negotiations between the Company on the one hand and the Representatives on the other hand. Among the factors to be considered in determining the initial public offering price will be the future prospects of the Company and its industry in general, sales, earnings, and certain other financial operating information of the Company in recent periods, and the price-earnings ratios, price-sales ratios, market prices of securities and certain financial and operating information of companies engaged in activities similar to those of the Company. The estimated initial public offering price range set forth on the cover page of this Prospectus is subject to change as a result of market conditions and other factors.

                                 LEGAL MATTERS

    Certain legal matters in connection with the shares of the Common Stock offered hereby will be passed upon for the Company by Goodkind Labaton Rudoff & Sucharow LLP, New York, New York. One of partners of this firm (through his professional corporation) owns 18,750 shares of common stock of OFFITBANK, which, after the Formation Transactions, will represent 56,250 shares or less than one percent of the outstanding Common Stock. Certain legal matters in connection with the sale of shares of Common Stock in the Offering will be passed on for the Underwriters by Skadden Arps Slate Meagher & Flom LLP, New York, New York.

                                    EXPERTS

    The financial statements as of December 31, 1997 and 1996 and for each of the three years in the period ended December 31, 1997 included in this Prospectus and Registration Statement have been so included in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                         INDEX TO FINANCIAL STATEMENTS

Report of PricewaterhouseCoopers LLP,
  Independent Accountants.............................................................        F-2

OFFITBANK Balance Sheets as of June 30, 1998
  (unaudited) and December 31, 1997 and 1996..........................................        F-3

OFFITBANK Statements of Income for the
  Six Months ended June 30, 1998 and 1997
  (unaudited) and for the three years ended
  December 31, 1997, 1996 and 1995....................................................        F-4

OFFITBANK Statements of Changes in Stockholders'
  Equity for the three years ended December 31, 1997,
  1996 and 1995.......................................................................        F-5

OFFITBANK Statements of Cash Flows for the three
  years ended December 31, 1997, 1996 and 1995........................................        F-7

OFFITBANK Notes to Financial Statements
  December 31, 1997, 1996 and 1995....................................................        F-8

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholders of OFFITBANK

The recapitalization described in Note 1 to the financial statements has not been consummated at August 6, 1998. When it has been consummated, we will be in a position to furnish the following report:

"In our opinion, the accompanying balance sheets and the related statements of income, of changes in stockholders' equity and of cash flows present fairly, in all material respects, the financial position of OFFITBANK at December 31, 1997 and 1996, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles. These financial statements are the responsibility of OFFITBANK's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above."

PricewaterhouseCoopers LLP
New York, New York
March 6, 1998

                                   OFFITBANK

                                 BALANCE SHEETS

                                                                                             DECEMBER 31,
                                                                        JUNE 30,     ----------------------------
                                                                          1998           1997           1996
                                                                      -------------  -------------  -------------
                                                                       (UNAUDITED)
ASSETS

Cash and interest-bearing deposits with banks.......................  $   1,534,676  $   1,263,736  $     416,083
Management fees receivable, net of allowance for doubtful accounts
  of $40,000 at June 30, 1998 and December 31, 1997 and 1996........      2,647,916      1,944,955      2,595,622
Prepaid assets......................................................        852,354        428,466        352,124
Investments available for sale......................................     21,488,374     20,730,571     17,885,209
Investment in affiliate.............................................       --             --            1,334,654
Fixed assets, net...................................................      2,230,564      2,321,279      2,492,869
Other assets........................................................      4,110,205      3,763,915      3,639,819
                                                                      -------------  -------------  -------------
    TOTAL ASSETS....................................................  $  32,864,089  $  30,452,922  $  28,716,380
                                                                      -------------  -------------  -------------
                                                                      -------------  -------------  -------------
LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities
  Accounts payable and accrued expenses.............................  $   1,242,918  $   1,372,936  $   1,099,816
  Accrued salaries and employee benefits............................      2,802,472        720,126        568,948
  Dividends payable.................................................       --            1,540,468        770,234
  Deferred rent.....................................................      1,193,835        761,131        839,230
  Other liabilities.................................................        582,950        389,778        549,273
                                                                      -------------  -------------  -------------
    TOTAL LIABILITIES...............................................      5,822,175      4,784,439      3,827,501
                                                                      -------------  -------------  -------------
Commitments and contingencies (Note 12)
Stockholders' equity
  Common stock; $0.01 par value, 30,000,000 shares authorized,
    9,254,808 outstanding at June 30, 1998; 9,242,808 outstanding at
    December 31, 1997 and 1996......................................         92,548         92,428         92,428
  Additional paid-in capital........................................     11,489,661     11,389,781     11,389,781
  Retained earnings.................................................     15,189,735     13,903,114     13,241,331
  Accumulated other comprehensive income............................        269,970        283,160        165,339
                                                                      -------------  -------------  -------------
    TOTAL STOCKHOLDERS' EQUITY......................................     27,041,914     25,668,483     24,888,879
                                                                      -------------  -------------  -------------
    TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY......................  $  32,864,089  $  30,452,922  $  28,716,380
                                                                      -------------  -------------  -------------
                                                                      -------------  -------------  -------------

   The accompanying notes are an integral part of these financial statements.

                                   OFFITBANK

                              STATEMENTS OF INCOME

                                               FOR THE SIX
                                               MONTHS ENDED                      FOR THE YEAR ENDED
                                                 JUNE 30,                           DECEMBER 31,
                                       ----------------------------  -------------------------------------------
                                           1998           1997           1997           1996           1995
                                       -------------  -------------  -------------  -------------  -------------

                                               (UNAUDITED)
REVENUES:

Management fees......................  $  19,089,662  $  15,427,531  $  32,867,879  $  28,219,941  $  22,803,503
Interest and dividends...............        625,636        643,353      1,363,450      1,200,425      1,152,643
Foreign exchange.....................        317,895        385,139        627,284      1,340,761      1,149,751
Custody..............................        351,149        305,644        606,458        359,504        297,448
Net realized gains on investments
  available for sale.................         81,056         56,832        320,726        183,867        264,890
Other................................         70,522         67,781        306,525        141,654        439,277
                                       -------------  -------------  -------------  -------------  -------------
  TOTAL REVENUES.....................     20,535,920     16,886,280     36,092,322     31,446,152     26,107,512
                                       -------------  -------------  -------------  -------------  -------------

EXPENSES:

Salaries and employee benefits.......     10,459,940      9,081,081     19,232,604     17,376,295     16,121,499
Occupancy............................      1,184,113        896,835      1,823,397      1,788,163      1,497,532
Advertising and marketing............      1,033,309      1,045,332      1,999,651      1,506,188      1,069,477
Data processing and software
  development........................        490,699        341,122        809,207        722,002        960,538
Depreciation and amortization........        350,202        375,132        738,610        724,170        791,707
Professional fees....................        237,499        251,001        615,000        792,956        470,000
Market research and information
  services...........................        373,809        387,838        768,776        747,781        719,748
Insurance............................        227,595        216,521        434,183        430,977        410,767
Equity in losses of affiliate........       --              247,500      1,334,654        665,346       --
Other................................      1,195,085      1,071,830      2,425,661      2,422,478      1,497,349
                                       -------------  -------------  -------------  -------------  -------------

  TOTAL EXPENSES.....................     15,552,251     13,914,192     30,181,743     27,176,356     23,538,617
                                       -------------  -------------  -------------  -------------  -------------

INCOME BEFORE INCOME TAXES...........      4,983,669      2,972,088      5,910,579      4,269,796      2,568,895

Income taxes.........................      2,154,580      1,337,439      2,630,000      1,864,257      1,131,000
                                       -------------  -------------  -------------  -------------  -------------

NET INCOME...........................  $   2,829,089  $   1,634,649  $   3,280,579  $   2,405,539  $   1,437,895
                                       -------------  -------------  -------------  -------------  -------------
                                       -------------  -------------  -------------  -------------  -------------

EARNINGS PER SHARE--BASIC............  $         .31  $         .18  $         .35  $         .26  $         .16
                                       -------------  -------------  -------------  -------------  -------------
                                       -------------  -------------  -------------  -------------  -------------

EARNINGS PER SHARE--ASSUMING
  DILUTION...........................  $         .29  $         .17  $         .34  $         .25  $         .15
                                       -------------  -------------  -------------  -------------  -------------
                                       -------------  -------------  -------------  -------------  -------------

   The accompanying notes are an integral part of these financial statements.

                                   OFFITBANK

                 STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

                                                                                              ACCUMULATED
                                                  COMMON STOCK      ADDITIONAL                   OTHER
                                              --------------------    PAID-IN     RETAINED   COMPREHENSIVE   STOCKHOLDERS'
                                               SHARES    PAR VALUE    CAPITAL     EARNINGS       INCOME         EQUITY
                                              ---------  ---------  -----------  ----------  --------------  ------------
Balance, December 31, 1994..................  9,092,808     90,928  10,480,781   $11,154,031   $ (206,135)    $21,519,605
Comprehensive income
  Net income................................     --         --          --        1,437,895        --          1,437,895
  Other comprehensive income, net of taxes
    Unrealized gains on investments
    available for sale, net of
    reclassifications (net of taxes of
    $356,090)...............................     --         --          --           --           453,205        453,205
                                                                                 ----------  --------------  ------------
Total comprehensive income..................                                      1,437,895       453,205      1,891,100
                                                                                 ----------  --------------  ------------
Dividends declared..........................     --         --          --         (492,950)       --           (492,950)
Stock options exercised.....................    150,000      1,500     909,000       --            --            910,500
                                              ---------  ---------  -----------  ----------  --------------  ------------
Balance, December 31, 1995..................  9,242,808     92,428  11,389,781   12,098,976       247,070     23,828,255
Comprehensive income
  Net income................................     --         --          --        2,405,539        --          2,405,539
  Other comprehensive income, net of taxes
    Unrealized (losses) on investments
    available for sale, net of
    reclassifications (net of tax benefit of
    $63,440)................................     --         --          --           --           (81,731)       (81,731)
                                                                                 ----------  --------------  ------------
Total comprehensive income..................                                      2,405,539       (81,731)     2,323,808
                                                                                 ----------  --------------  ------------
Dividends declared..........................     --         --          --       (1,263,184)       --         (1,263,184)
                                              ---------  ---------  -----------  ----------  --------------  ------------
Balance, December 31, 1996..................  9,242,808     92,428  11,389,781   13,241,331       165,339     24,888,879
Comprehensive income
  Net income................................     --         --          --        3,280,579        --          3,280,579
  Other comprehensive income, net of taxes
    Unrealized gains on investments
    available for sale, net of
    reclassifications (net of taxes of
    $94,469)................................     --         --          --           --           117,821        117,821
                                                                                 ----------  --------------  ------------
Total comprehensive income..................                                      3,280,579       117,821      3,398,400
                                                                                 ----------  --------------  ------------
Dividends declared..........................     --         --          --       (2,618,796)       --         (2,618,796)
                                              ---------  ---------  -----------  ----------  --------------  ------------
Balance, December 31, 1997..................  9,242,808     92,428  11,389,781   13,903,114       283,160     25,668,483
(UNAUDITED)
Comprehensive income
  Net income................................     --         --          --        2,829,089        --          2,829,089
  Other comprehensive income, net of taxes
    Unrealized gains on investments
    available for sale, net of
    reclassifications (net of tax benefit of
    $10,046)................................     --         --          --           --           (13,190)       (13,190)
                                                                                 ----------  --------------  ------------
Total comprehensive income..................                                      2,829,089       (13,190)     2,815,899
                                                                                 ----------  --------------  ------------
Dividends declared..........................     --         --          --       (1,542,468)       --         (1,542,468)
Stock options exercised.....................     12,000        120      99,880       --            --            100,000
                                              ---------  ---------  -----------  ----------  --------------  ------------
                                              ---------  ---------  -----------  ----------  --------------  ------------
Balance, June 30, 1998 (UNAUDITED)..........  9,254,808     92,548  11,489,661   $15,189,735   $  269,970     $27,041,914
                                              ---------  ---------  -----------  ----------  --------------  ------------
                                              ---------  ---------  -----------  ----------  --------------  ------------

   The accompanying notes are an integral part of these financial statements.

                                   OFFITBANK

                                                                      FOR THE SIX
                                                                     MONTHS ENDED         FOR THE YEAR ENDED
                                                                       JUNE 30,              DECEMBER 31,
                                                                     -------------  -------------------------------
                                                                         1998         1997       1996       1995
                                                                     -------------  ---------  ---------  ---------
                                                                      (UNAUDITED)
Disclosure of reclassification amounts:

Unrealized holding gains arising during period (net of taxes of
  $51,685 for the six months ended June 30, 1998 and $351,627,
  $79,277 and $564,218 for the years ended December 31, 1997, 1996
  and 1995, respectively)..........................................    $  67,866    $ 438,547  $ 102,136  $ 718,095

Less--reclassification adjustment for gains included in net income
  (net of taxes of $61,731 for the six months ended June 30, 1998 and $257,158, $142,717 and $208,128 for the years ended December
  31, 1997, 1996 and 1995, respectively)...........................      (81,056)    (320,726)  (183,867)  (264,890)
                                                                     -------------  ---------  ---------  ---------
Net unrealized gains (losses) on investment available for sale (net of taxes of ($10,046) for the six months ended June 30, 1998 and
  $94,469, ($63,440) and $356,090 for 1997, 1996 and 1995,
  respectively)....................................................    $ (13,190)   $ 117,821  $ (81,731) $ 453,205
                                                                     -------------  ---------  ---------  ---------
                                                                     -------------  ---------  ---------  ---------

   The accompanying notes are an integral part of these financial statements.

                                   OFFITBANK

                            STATEMENTS OF CASH FLOWS

                                                     FOR THE PERIOD ENDED           FOR THE YEAR ENDED
                                                           JUNE 30,                    DECEMBER 31,
                                                     ---------------------  ----------------------------------
                                                        1998       1997        1997        1996        1995
                                                     ----------  ---------  ----------  ----------  ----------
                                                          (UNAUDITED)
Cash flows from operating activities:
  Net income.......................................  $2,829,089  $1,634,647 $3,280,579  $2,405,539  $1,437,895
  Adjustments to reconcile net income to net cash
    provided by operating activities
    Depreciation and amortization..................     350,202    375,132     738,610     724,170     791,707
    Provision for doubtful accounts................      --         --          --          40,000      --
    Net realized gains on investments available for
      sale.........................................     (81,056)   (56,833)   (320,726)   (183,867)   (264,890)
    Equity in losses of affiliate..................      --        247,500   1,334,654     665,346      --
    Change in bond premium/discount................      (1,490)      (731)    176,477      70,858      76,761
    Changes in assets and liabilities:
      Management fees receivable...................    (702,960) 1,025,526     650,667  (1,278,791)      1,383
      Prepaid assets...............................    (423,888)  (136,682)    (76,342)    240,800      89,123
      Other assets.................................    (346,291)   201,287    (124,096)    220,574  (1,310,128)
      Accounts payable and accrued expenses........    (129,418)  (371,385)    273,120     543,766    (666,558)
      Accrued salaries and employee benefits.......   2,082,346  2,139,579     151,178     119,656        (131)
      Deferred rent................................     432,704    (43,390)    (78,099)   (127,466)   (143,389)
      Other liabilities............................     193,172   (247,352)   (159,495)    225,714     112,044
                                                     ----------  ---------  ----------  ----------  ----------
    NET CASH PROVIDED BY OPERATING ACTIVITIES......   4,202,410  4,767,298   5,846,527   3,666,299     123,817
                                                     ----------  ---------  ----------  ----------  ----------
Cash flows from investing activities:
  Proceeds from sales of investments available for
    sale...........................................   3,283,455  3,317,314   8,276,826   4,939,197  14,022,259
  Proceeds from maturities of investments available
    for sale.......................................  11,505,976     --       1,113,306   5,896,508   4,294,968
  Purchases of investments available for sale......  (15,478,477) (5,020,522) (11,973,424) (11,257,138) (19,520,998)
  Investment in affiliate..........................      --         --          --      (2,000,000)     --
  Purchase of fixed assets.........................    (259,488)  (372,228)   (567,020)   (317,803)   (118,623)
                                                     ----------  ---------  ----------  ----------  ----------
    NET CASH USED IN INVESTING ACTIVITIES..........    (948,534) (2,075,436) (3,150,312) (2,739,236) (1,322,394)
                                                     ----------  ---------  ----------  ----------  ----------
Cash flows from financing activities:
  Dividends paid...................................  (3,082,936)  (770,234) (1,848,562)   (985,900)     --
  Proceeds from stock options exercised............     100,000     --          --          --         910,500
                                                     ----------  ---------  ----------  ----------  ----------
    NET CASH (USED IN) PROVIDED BY FINANCING
      ACTIVITIES...................................  (2,982,936)  (770,234) (1,848,562)   (985,900)    910,500
                                                     ----------  ---------  ----------  ----------  ----------
Net increase (decrease) in cash and
  interest-bearing deposits with banks.............     270,940  1,921,628     847,653     (58,837)   (288,077)
Cash and interest-bearing deposits with banks at
  beginning of period..............................   1,263,736    416,083     416,083     474,920     762,997
                                                     ----------  ---------  ----------  ----------  ----------
                                                     ----------  ---------  ----------  ----------  ----------
Cash and interest-bearing deposits with banks at
  end of period....................................  $1,534,676  $2,337,711 $1,263,736  $  416,083  $  474,920
                                                     ----------  ---------  ----------  ----------  ----------
                                                     ----------  ---------  ----------  ----------  ----------
Supplemental disclosure of cash flow information:
  Cash paid during the year for income taxes.......  $2,315,425  $1,464,582 $2,675,582  $1,316,808  $1,098,570
                                                     ----------  ---------  ----------  ----------  ----------
                                                     ----------  ---------  ----------  ----------  ----------

   The accompanying notes are an integral part of these financial statements.

                                   OFFITBANK

                         NOTES TO FINANCIAL STATEMENTS

                        DECEMBER 31, 1997, 1996 AND 1995

1. RECAPITALIZATION

    On July 30, 1998, the Board of Directors approved the formation of OFFITBANK HOLDINGS Inc. and declared a 3-for-1 stock split of its common stock outstanding. The financial statements and the notes to the financial statements have been retroactively restated to reflect the stock split.

2. ORGANIZATION

    The Bank is engaged in providing investment management and advisory services to wealthy individuals/family groups, corporations and non-profit organizations and institutions primarily in North America, Europe, Asia and Latin America. The Bank is an Article III Banking Organization chartered with trust powers under New York State banking laws and was organized in 1990. The Bank is the successor to Offit Associates, Inc., a Registered Investment Advisor established in 1983. Total assets under management at December 31, 1997 and 1996 were approximately $9.3 billion and $8.0 billion, respectively. In addition, the Bank provides master custody and trust services. In connection with its fiduciary responsibilities, the Bank may engage in collateralized lending secured by eligible securities within investment portfolios which it manages. The Bank also purchases and sells various currencies in the interbank foreign exchange markets on behalf of its clients.

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    Set forth below are the significant accounting policies followed by the Bank in the preparation of its financial statements.

CASH AND INTEREST-BEARING DEPOSITS WITH BANKS

    Cash and interest-bearing deposits with banks includes certain short term investments recorded at cost, which approximates market value, and includes holdings in money market mutual funds and highly-liquid investments with maturities of three months or less.

INVESTMENTS AVAILABLE FOR SALE

    Available for sale investments include debt securities and mutual fund holdings for which the Bank acts as an investment advisor. These investments are held for yield and liquidity management purposes and may be sold in response to or in anticipation of changes in interest rates, liquidity considerations and other factors.

    Such investments are carried at fair value with unrealized gains and losses reported within stockholders' equity, net of taxes, until realized. Premiums and discounts on debt securities are amortized or accreted over the life of the underlying security as an adjustment to interest income. Debt securities and mutual fund investments are recorded on a trade date basis and realized gains or losses on disposition are computed using the specific identification method.

PARTNERSHIP INVESTMENTS

    The Bank's investments in certain limited partnerships it advises are included in other assets and are carried at the lower of cost or market value and accounted for under the cost method of accounting. Investment income, realized gains and losses and net valuation adjustments, if any, are included in other income.

                                   OFFITBANK

                        DECEMBER 31, 1997, 1996 AND 1995

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
CONCENTRATION OF CREDIT RISK

    Financial instruments which potentially expose the Bank to concentrations of credit risk, as defined by Statement of Financial Accounting Standards ("SFAS") No. 105, consist primarily of investments in U.S. government and agency securities, municipal securities, money market accounts and affiliated fixed income mutual funds and accounts receivable. Credit risk is believed to be minimal in that the U.S. government and agency securities are backed by the full faith and credit of the U.S. government, municipal securities are backed by the full taxing power of the issuing municipality or revenues from a specific project, and the affiliated mutual funds have substantial net assets.

FIXED ASSETS

    Fixed assets are stated at cost. Depreciation of computer and office equipment and furniture and fixtures is computed using the straight-line method over the related estimated useful lives of the assets ranging between 3-5 years. Amortization of leasehold improvements is computed using the straight-line method over their respective lease terms or useful life, if shorter.

REVENUE RECOGNITION

    Investment management fees are recorded as income during the period earned. Performance fees are recorded as income during the period earned and no longer subject to forfeiture.

DEFERRED RENT

    Under a 1993 office space lease agreement and a subsequent 1997 amendment acquiring additional space, the Bank made no rental payments during the initial thirteen months of the ten-year lease period and the initial six months of the five and a half-year amendment period. These rent benefits have been recorded as deferred credits which are being applied against rent expense on a straight-line basis over the remaining life of the lease.

FOREIGN EXCHANGE

    The Bank engages in buying and selling foreign currencies as a principal in the interbank market on behalf of its clients and earns a fixed spread on all transactions in accordance with the terms of the investment management agreement with its clients. Amounts receivable, pending settlement of such transactions, are included in other assets.

INCOME TAXES

    The Bank accounts for income taxes in accordance with SFAS No. 109, "Accounting for Income Taxes". In accordance with SFAS No. 109, deferred tax assets and liabilities are established for the expected future tax consequences of temporary differences between the carrying amounts and tax basis of assets and liabilities using enacted tax rates.

                                   OFFITBANK

                        DECEMBER 31, 1997, 1996 AND 1995

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
EARNINGS PER SHARE

    In 1997, the Financial Accounting Standards Board issued SFAS No. 128, "Earnings per Share". SFAS No. 128 replaced the calculation of primary and fully diluted earnings per share with basic and diluted earnings per share. Unlike primary earnings per share, basic earnings per share excludes any dilutive effects of options, warrants and convertible securities. Diluted earnings per share replaces the previous calculation of fully diluted earnings per share. All earnings per share amounts for all periods have been presented to conform to SFAS No. 128 requirements.

COMPREHENSIVE INCOME

    The Bank has adopted SFAS No. 130, "Reporting Comprehensive Income". SFAS No. 130 requires the reporting of comprehensive income and its components. Comprehensive income is defined as the change in equity from transactions and other events and circumstances from non-owner sources, and excludes investments by and distributions to owners. Comprehensive income includes net income and other items of comprehensive income meeting the above criteria. The Bank's only component of other comprehensive income is the unrealized gains and losses on investments available-for-sale.

BASIS OF PREPARATION

    The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

    Certain prior period amounts have been reclassified to conform with 1997 classifications.

RECENT ACCOUNTING PRONOUNCEMENTS

    In 1997, the Financial Accounting Standards Board issued SFAS No. 131, "Disclosure About Segments of an Enterprise and Related Information," which is effective for fiscal years beginning after December 15, 1997. The Statement establishes standards for reporting information about operating segments in annual financial statements and requires reporting of selected information about operating segments in interim financial reports issued to stockholders. It also establishes standards for related disclosures about products and services, geographic areas, and major customers. The Bank plans to adopt SFAS No. 131 in the year ended December 31, 1998 and does not expect that financial reporting and disclosures will be materially impacted.

    SFAS No. 133, "Accounting for Derivative Instruments and for Hedging Activities" is effective for fiscal years beginning after June 15, 1999. This statement standardizes the accounting for derivative instruments and the derivative portion of certain other contracts that have similar characteristics by requiring that an entity recognize those instruments and derivative portions of other contracts as assets or liabilities in the statement of financial position and measure them at fair value. The Bank plans to adopt SFAS No. 133 in the year ended December 31, 1998 and does not expect that financial reporting and disclosures will be materially impacted.

                                   OFFITBANK

                        DECEMBER 31, 1997, 1996 AND 1995

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
UNAUDITED INTERIM FINANCIAL INFORMATION

    In the opinion of management, all adjustments, consisting only of normal recurring adjustments that are necessary for fair presentation, have been included in the unaudited financial information for the interim periods ended June 30, 1998 and 1997.

4. INVESTMENTS AVAILABLE FOR SALE

    The amortized cost and fair value of available for sale debt securities and mutual funds at December 31, 1997, 1996 and 1995 follows:

                                                           GROSS        GROSS
                                         AMORTIZED      UNREALIZED   UNREALIZED       FAIR
                                           COST            GAINS       LOSSES         VALUE
                                     -----------------  -----------  -----------  -------------
December 31, 1997
U.S. Treasury......................    $   4,608,365     $  94,754    $  --       $   4,703,119
Mutual funds.......................       15,592,468       434,984       --          16,027,452
                                     -----------------  -----------  -----------  -------------
    TOTAL..........................    $  20,200,833     $ 529,738    $  --       $  20,730,571
                                     -----------------  -----------  -----------  -------------
                                     -----------------  -----------  -----------  -------------
December 31, 1996
U.S. Treasury......................    $   6,933,075     $ 103,604    $  --       $   7,036,679
Municipal..........................        3,262,999        52,321       --           3,315,320
                                     -----------------  -----------  -----------  -------------
Total debt securities..............       10,196,074       155,925       --          10,351,999
Mutual funds.......................        7,376,177       167,230      (10,197)      7,533,210
                                     -----------------  -----------  -----------  -------------
    TOTAL..........................    $  17,572,251     $ 323,155    $ (10,197)  $  17,885,209
                                     -----------------  -----------  -----------  -------------
                                     -----------------  -----------  -----------  -------------
December 31, 1995
U.S. Treasury......................    $   7,521,678     $ 275,962    $  --       $   7,797,640
Municipal..........................        4,070,267        77,518       --           4,147,785
                                     -----------------  -----------  -----------  -------------
Total debt securities..............       11,591,945       353,480       --          11,945,425
Mutual funds.......................        5,413,776        73,296       --           5,487,072
                                     -----------------  -----------  -----------  -------------
    TOTAL..........................    $  17,005,721     $ 426,776    $  --       $  17,432,497
                                     -----------------  -----------  -----------  -------------
                                     -----------------  -----------  -----------  -------------

    Gross realized gains from the sale of debt securities for the year ended December 31, 1997 were $183,082. Gross realized gains and losses from the sale of debt securities for the year ended December 31, 1996 were $45,091 and $5,705, respectively. Gross realized gains and losses from the sale of debt securities for the year ended December 31, 1995 were $271,890 and $7,000, respectively.

    Gross realized gains and losses from the sale of mutual funds for the year ended December 31, 1997 were $141,403 and $3,759, respectively. Gross realized gains and losses from the sale of mutual funds for

                                   OFFITBANK

                        DECEMBER 31, 1997, 1996 AND 1995

4. INVESTMENTS AVAILABLE FOR SALE (CONTINUED) the year ended December 31, 1996 were $164,317 and $19,836, respectively. Taxable and nontaxable interest and dividends for the years ended December 31, 1997, 1996 and 1995 follows:

                                                                 FOR THE YEAR ENDED
                                                                    DECEMBER 31,
                                                      ----------------------------------------
                                                          1997          1996          1995
                                                      ------------  ------------  ------------
Taxable interest....................................  $  1,025,908  $    836,389  $    902,103
Nontaxable interest.................................       259,524       276,100       183,884
Dividends...........................................        78,018        87,936        66,656
                                                      ------------  ------------  ------------
    TOTAL...........................................  $  1,363,450  $  1,200,425  $  1,152,643
                                                      ------------  ------------  ------------
                                                      ------------  ------------  ------------

    A maturity profile of U.S. Treasury securities at December 31, 1997 follows:

                                                        AFTER         AFTER
                                                       ONE YEAR     FIVE YEARS
                                          WITHIN      BUT WITHIN    BUT WITHIN
                                         ONE YEAR     FIVE YEARS    TEN YEARS       TOTAL
                                       ------------  ------------  ------------  ------------
Amortized cost.......................  $  1,511,171  $  1,278,903  $  1,818,291  $  4,608,365
Fair value...........................     1,515,753     1,301,197     1,886,169     4,703,119
                                       ------------  ------------  ------------  ------------
Unrealized gains.....................  $      4,582  $     22,294  $     67,878  $     94,754
                                       ------------  ------------  ------------  ------------
                                       ------------  ------------  ------------  ------------

5. ESTIMATED FAIR VALUE OF FINANCIAL INSTRUMENTS

    Statement of Financial Accounting Standards No. 107, "Disclosure about Fair Value of Financial Instruments", requires disclosures of estimated fair values of certain on- and off-balance sheet financial instruments. The fair value estimates, as well as the related methods and assumptions used to value each of the Bank's significant financial instruments, are set forth below.

CASH AND INTEREST-BEARING DEPOSITS WITH BANKS

    The carrying amount of cash and interest-bearing deposits with banks approximates fair value due to the short maturities of these instruments.

MANAGEMENT FEES RECEIVABLE, NET

    Fair value approximates the carrying amount reported in the balance sheet as these receivables are generally collected within sixty days and are short-term in nature.

INVESTMENTS AVAILABLE FOR SALE

    Fair value approximates the carrying amounts reported in the balance sheet as these investments are classified as available-for-sale securities and are periodically marked-to-market per the guidance set forth in Statement of Financial Standards No. 115. Fair value adjustments are reflected as a separate component of stockholders' equity and accounted for in comprehensive income.

                                   OFFITBANK

                        DECEMBER 31, 1997, 1996 AND 1995

5. ESTIMATED FAIR VALUE OF FINANCIAL INSTRUMENTS (CONTINUED)
ACCOUNTS PAYABLE AND ACCRUED EXPENSES, ACCRUED SALARIES AND EMPLOYEE BENEFITS,
  AND DIVIDENDS PAYABLE

    Fair value approximates the carrying amounts reported in the balance sheet as these liabilities are generally paid within sixty days and are short-term in nature.

6. INVESTMENT IN AFFILIATE

    As of December 31, 1997, the Bank has a 9.72% interest in Witan Company LLP (the "Company") which is developing a portfolio accounting system to be marketed to investment management firms and wealthy family group offices. The value of the Bank's remaining investment outstanding at December 31, 1996 amounting to $1,334,654 was expensed during 1997 due to the Bank's equity share in the Company's current period operating losses and projected operating losses and negative cash flows. The Bank has not made any oral or written commitments to provide the Company with guarantees or additional equity or debt financing.

7. FIXED ASSETS

    Fixed assets consisted of the following:

                                                                           DECEMBER 31,
                                                                    --------------------------
                                                                        1997          1996
                                                                    ------------  ------------
Computer and office equipment.....................................  $  1,911,277  $  1,409,865
Furniture and fixtures............................................       564,793       552,635
Leasehold improvements............................................     2,281,137     2,227,687
                                                                    ------------  ------------
                                                                    ------------  ------------
                                                                       4,757,207     4,190,187
Less--Accumulated depreciation and amortization...................     2,435,928     1,697,318
                                                                    ------------  ------------
                                                                    $  2,321,279  $  2,492,869
                                                                    ------------  ------------
                                                                    ------------  ------------

8. INCOME TAXES

    The components of the income tax provision for the years ended December 31, 1997, 1996 and 1995 were as follows:

                                                                 FOR THE YEAR ENDED
                                                                    DECEMBER 31,
                                                      ----------------------------------------
                                                          1997          1996          1995
                                                      ------------  ------------  ------------
Current
  Federal...........................................  $  1,773,000  $  1,091,264  $    660,000
  State and local...................................     1,129,000       715,520       418,000
                                                      ------------  ------------  ------------
                                                         2,902,000     1,806,784     1,078,000
                                                      ------------  ------------  ------------
Deferred
  Federal...........................................      (173,000)       40,093        33,000
  State and local...................................       (99,000)       17,380        20,000
                                                      ------------  ------------  ------------
                                                          (272,000)       57,473        53,000
                                                      ------------  ------------  ------------
                                                      $  2,630,000  $  1,864,257  $  1,131,000
                                                      ------------  ------------  ------------
                                                      ------------  ------------  ------------

                                   OFFITBANK

                        DECEMBER 31, 1997, 1996 AND 1995

8. INCOME TAXES (CONTINUED)

    The provision for income taxes varies from amounts which would be computed by applying the applicable U.S. federal income tax rate to income before income taxes, primarily due to state and local taxes and nondeductible expenses. A reconciliation of the federal statutory income tax rate with the Bank's effective income tax rate is presented in the following table:

                                                                FOR THE YEAR ENDED DECEMBER 31,
                                        -------------------------------------------------------------------------------
                                                 1997                        1996                        1995
                                        -----------------------  -----------------------------  -----------------------
Tax expense at U.S. federal income tax
  rate................................  $  2,068,702       35.0%   $    1,494,428         35.0% $    899,113       35.0%
Increase (decrease) in effective rate
  resulting from:
Tax exempt interest income............      (168,691)      (2.9%)         (179,400)       (4.2%)     (119,470)      (4.7%)
State and local income taxes..........       669,500       11.3%          503,347         11.8%      284,700       11.1%
Miscellaneous other...................        60,489        1.1%           45,882          1.1%       66,657        2.6%
                                        ------------  ---------  ------------------  ---------  ------------  ---------
    TOTAL.............................  $  2,630,000       44.5%   $    1,864,257         43.7% $  1,131,000       44.0%
                                        ------------  ---------  ------------------  ---------  ------------  ---------
                                        ------------  ---------  ------------------  ---------  ------------  ---------

    Deferred income taxes result primarily from depreciation and certain other income or expenses being reported in different periods for financial statement purposes than for income tax purposes. The tax effects of timing differences that give rise to significant portions of deferred tax assets and liabilities consist of the following:

                                                                             DECEMBER 31,
                                                                        ----------------------
                                                                           1997        1996
                                                                        ----------  ----------
Deferred tax assets:
  Deferred rent.......................................................  $  352,099  $  391,424
  Fixed asset depreciation............................................     277,312     141,329
  Other...............................................................       6,939     101,050
                                                                        ----------  ----------
    TOTAL GROSS DEFERRED TAX ASSETS...................................     636,350     633,803
Deferred tax liabilities:
  Deferred gain.......................................................     235,981     139,039
  Other...............................................................      --         206,277
                                                                        ----------  ----------
    TOTAL GROSS DEFERRED TAX LIABILITIES..............................     235,981     345,316
                                                                        ----------  ----------
Net deferred tax assets...............................................  $  400,369  $  288,487
                                                                        ----------  ----------
                                                                        ----------  ----------

9. RELATED PARTY TRANSACTIONS

    The Bank sponsors and is the investment manager for certain limited partnerships (the "Partnerships"). At December 31, 1997, the Bank was the general partner of each of the Partnerships. Investment management and performance fees earned from the Partnerships for the years ended December 31, 1997, 1996 and 1995 were approximately $895,000, $2,053,000 and $971,000, respectively. Additionally, the Bank acts as the investment advisor for certain mutual funds which it sponsors and has investments carried at fair value $14,645,352, $6,257,363 and $4,286,159 at December 31, 1997, 1996 and 1995,
respectively.

                                   OFFITBANK

                        DECEMBER 31, 1997, 1996 AND 1995

9. RELATED PARTY TRANSACTIONS (CONTINUED)
Investment management fees earned from these mutual funds for the years ended December 31, 1997, 1996 and 1995 were approximately $10,852,000, $6,077,000 and
$2,884,000, respectively.

    Included in Other Assets are amounts due from Officers and employees of approximately $318,000 and $257,000 at December 31, 1997 and 1996, respectively.

10. EMPLOYEE BENEFIT PLANS

    The employees of the Bank participate in a 401(k)/Profit Sharing Plan (the "Plan").

(A) 401(K)

    The Bank offers a 401(k) plan covering substantially all employees. Under the 401(k) plan, employees can make contributions at a rate of one to fifteen percent of their compensation (as defined in the 401(k) plan), subject to Internal Revenue Code limitations. The Bank makes a matching contribution annually on a discretionary basis. Any matching contributions will be allocated to those participants who have made elective contributions during the Plan year, who complete more than 500 hours of service in a Plan year and are employed by the Bank on the last day of the Plan year.

    Employees become fully vested in the matching contributions upon the earliest of their retirement (as defined in the 401(k) Plan), death, termination of employment after four years of service or upon termination of the plan or the complete discontinuance of contributions thereunder. Employees are immediately vested in their 401(k) elective contributions.

    Matching contributions to the 401(k) plan amounted to $106,000, $93,000 and $89,000, for each of the years ended December 31, 1997, 1996 and 1995, respectively.

(B) PROFIT SHARING

    The Bank may make discretionary contributions to the Plan. This contribution will be allocated among participants in the proportion that each participant's compensation (subject to statutory limitations) bears to the aggregate compensation of all participants. This discretionary contribution will be allocated by the Bank to those participants who complete more than 500 hours of service in a Plan year and are employed by the Bank on the last day of the Plan year.

    In order to vest in the Bank's discretionary contributions, an employee must be employed at least two years and work at least 1,000 hours per year. Upon completion of two years of service, 20% of the employee's balance vests, with an additional 20% vesting after three years of service. After four years of service, the employee is fully vested.

    Profit sharing contributions amounted to $407,000, $370,000 and $361,000, for each of the years ended December 31, 1997, 1996 and 1995, respectively.

11. STOCK OPTION PLAN

    Statement of Financial Accounting Standard No. 123 ("SFAS 123"), "Accounting for Stock-Based Compensation" defines a fair value-based method of accounting for stock-based employee compensation plans. Under the fair value-based method, compensation cost is measured at the grant date based upon the

                                   OFFITBANK

                        DECEMBER 31, 1997, 1996 AND 1995

11. STOCK OPTION PLAN (CONTINUED)
value of the award and is recognized over the service period. While SFAS 123 encourages entities to adopt this method of accounting for employee stock compensation plans, it also allows an entity to continue to measure compensation costs for its plans as prescribed in APB Opinion No. 25, "Accounting for Stock Issued to Employee" ("APB 25"). The Bank has elected to continue to apply APB 25 and has disclosed the pro forma effect on earnings under SFAS 123. As a result, no compensation cost has been recognized on the Bank's stock options as the exercise price of the options has equaled the estimated fair market value of the underlying stock at date of grant.

    The following is a combined summary of stock option activity during the three-year period ended December 31, 1997.

                                                                                         WEIGHTED
                                                                                          AVERAGE
                                            SHARES                                       EXERCISE
                                            UNDER              OPTION PRICE                PRICE
                                            OPTION               PER SHARE               PER SHARE
                                          ----------  -------------------------------  -------------
Balance at 12/31/94.....................     763,248  $    4.44     --      $    8.33    $    6.00
  Exercised.............................    (150,000)               --           4.44         4.44
                                          ----------  -------------------------------       ------
Balance at 12/31/95.....................     613,248       5.56     --           8.33         6.38
  Forfeited.............................     (12,000)               --           8.33         8.33
                                          ----------  -------------------------------       ------
Balance at 12/31/96.....................     601,248       5.56     --           8.33         6.34
  Granted...............................      84,000                            12.08        12.08
                                          ----------  -------------------------------       ------
Balance at 12/31/97.....................     685,248  $    5.56     --      $   12.08    $    7.04
                                          ----------  -------------------------------       ------
                                          ----------  -------------------------------

    During 1997, the Board of Directors approved additional issuance of stock options for 84,000 shares of common stock to employees of the Bank with an exercise price of $12.08 per share, the fair value at date of grant as determined by an independent valuation. As a result, at December 31, 1997, the Bank has 685,248 options outstanding (661,248 currently exercisable) with exercise prices ranging from $5.56 to $12.08 and a weighted average exercise price of $7.04. These options have expiration dates ranging from 1999 to 2003.

    The minimum fair value of options granted during 1997, was determined using a present value-based methodology which utilized a risk-free interest rate of 6.72% and assumed future bi-annual dividends of $0.1667 per share and resulted in a minimum fair value of $2.55 per share. The Bank's pro forma net income, basic earnings per share and diluted earnings per share for the year ended December 31, 1997 would have been $3,176,558, $0.34 and $0.33, respectively, if the fair value-based method had been adopted.

                                   OFFITBANK

                        DECEMBER 31, 1997, 1996 AND 1995

12. COMMITMENTS AND CONTINGENCIES

LEASE COMMITMENTS

    The Bank's lease agreement for office space expires in 2003. The following is a schedule of future minimum lease payments under noncancelable lease agreements.

YEAR ENDING                                                                         AMOUNTS
-------------------------------------------------------------------------------  -------------
1998...........................................................................  $   1,785,300
1999...........................................................................      2,295,700
2000...........................................................................      2,319,800
2001...........................................................................      2,319,800
2002...........................................................................      2,319,800
2003...........................................................................      1,367,000
                                                                                 -------------
    Total......................................................................  $  12,407,400
                                                                                 -------------
                                                                                 -------------

    Lease expense for office space aggregated $1,171,000, $1,098,000 and $1,089,000 in 1997, 1996 and 1995, respectively. Occupancy expense includes sublease income of $57,000, $320,000 and $320,000 in 1997, 1996 and 1995,
respectively.

FINANCIAL INSTRUMENTS

    The Bank engages in buying and selling foreign currencies as a principal in the interbank market on behalf of its clients. The Bank will only enter into transactions whereby the notional principal exposure is offset by a matched position. As a consequence, the Bank's exposure is limited to the counterparty failing to meet its contractual obligation. Such off-balance sheet credit exposure is represented by the amount of unrealized gains associated with outstanding foreign exchange contracts. At December 31, 1997, 1996 and 1995, unrealized gains associated with such contracts totaled approximately $2,943,000, $4,550,000 and $133,000, respectively.

    The notional or contractual amounts used to express the volume of these transactions do not necessarily represent the amounts potentially subject to risk. In addition, the measurement of the risks associated with these transactions is only meaningful when related and offsetting transactions are identified. Commitments to purchase and sell foreign currencies at December 31, 1997 and 1996 totaled approximately $148 million and $139 million, respectively.

                                   OFFITBANK

                        DECEMBER 31, 1997, 1996 AND 1995

13. EARNINGS PER SHARE

    The following table sets forth the computation of the basic and diluted earnings per share:

                                                                 FOR THE YEAR ENDED
                                                                    DECEMBER 31,
                                                      ----------------------------------------
                                                          1997          1996          1995
                                                      ------------  ------------  ------------
Numerator
  Income from continuing operations.................  $  3,280,579  $  2,405,539  $  1,437,895
                                                      ------------  ------------  ------------
  Numerator for basic and diluted earnings
  per share for continuing operations...............  $  3,280,579  $  2,405,539  $  1,437,895
                                                      ------------  ------------  ------------


                                                                 FOR THE YEAR ENDED
                                                                    DECEMBER 31,
                                                      ----------------------------------------
                                                          1997          1996          1995
                                                      ------------  ------------  ------------
Denominator
  Denominator for basic earnings per
    share-weighted-average shares...................     9,242,808     9,242,808     9,132,671
  Effect of dilutive securities:
    Employee stock options..........................       326,579       257,690       266,668
                                                      ------------  ------------  ------------
  Denominator for diluted earnings per
    share-adjusted weighted-average shares..........     9,569,387     9,500,498     9,399,339
                                                      ------------  ------------  ------------
Earnings per share--basic...........................  $       0.35  $       0.26  $       0.16
                                                      ------------  ------------  ------------
                                                      ------------  ------------  ------------
Earnings per share--assuming dilution...............  $       0.34  $       0.25  $       0.15
                                                      ------------  ------------  ------------
                                                      ------------  ------------  ------------

14. REGULATORY MATTERS

    The Bank is subject to various regulatory capital requirements administered by the State of New York Banking Department. Failure to meet minimum capital requirements can initiate certain mandatory, and possible additional discretionary, actions by regulators that, if undertaken, could have a direct material effect on the Bank's financial statements. The Bank's capital amounts and classifications are calculated under regulatory accounting practices and are subject to qualitative judgments by the regulator about components, risk weightings and other factors.

                                   OFFITBANK

                        DECEMBER 31, 1997, 1996 AND 1995

14. REGULATORY MATTERS (CONTINUED)
    Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum ratios of total defined capital as set forth in the table below. As of December 31, 1997 and 1996, the Bank meets all capital adequacy requirements to which it is subject.

                                                                                                REQUIRED FOR CAPITAL
                                                                             ACTUAL               ADEQUACY PURPOSES
                                                                    ------------------------  -------------------------
                                                                       AMOUNT        RATIO       AMOUNT        RATIO
                                                                    -------------  ---------  ------------     -----
As of December 31, 1997:
------------------------------------------------------------------
Total capital
  (to Risk-Weighted Assets).......................................  $  25,385,324      87.80% $  2,312,998        8.00%
Tier I capital
  (to Risk-Weighted Assets).......................................     25,385,324      87.80%    1,156,499        4.00%
Tier I capital
  (to Average Assets).............................................     25,385,324      75.29%    1,348,757        4.00%

As of December 31, 1996:
------------------------------------------------------------------
Total capital
  (to Risk-Weighted Assets).......................................  $  23,044,504      96.55% $  1,909,360        8.00%
Tier I capital
  (to Risk-Weighted Assets).......................................     23,044,504      96.55%      954,680        4.00%
Tier I capital
  (to Average Assets).............................................     23,044,504      77.13%    1,195,060        4.00%

    In addition to these standard capital adequacy quantitative measures, the State of New York Banking Department requires that Article III Banking Organizations maintain a ratio of Tier I capital to client assets under discretionary management of 0.25%. At December 31, 1997 and 1996, the Bank maintained a ratio of 0.29% and 0.31%, respectively.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

    NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFERING CONTAINED HEREIN, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY UNDERWRITER. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, ANY SECURITIES OFFERED HEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS NOT LAWFUL TO MAKE ANY SUCH OFFER OF SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

                            ------------------------

                               TABLE OF CONTENTS

                                                    PAGE
                                                  ---------
Additional Information..........................          2
Special Note Regarding Forward-Looking
  Information...................................          2
Summary.........................................          3
Risk Factors....................................          9
Use of Proceeds.................................         14
Dilution........................................         14
Dividend Policy.................................         16
Capitalization..................................         17
Selected Financial Data.........................         18
Management's Discussion and Analysis of
  Financial Condition and Results of
  Operations....................................         19
Business........................................         25
Management......................................         43
Certain Transactions............................         51
Principal and Selling Shareholders..............         52
Description of Capital Stock....................         53
Certain Provisions of the Company's Certificate
  of Incorporation and By-laws..................
Shares Eligible for Future Sale.................         56
Underwriting....................................         58
Legal Matters...................................         58
Experts.........................................         58
Index to Financial Statements...................        F-1

                            ------------------------

    UNTIL         , 1998 (25 DAYS AFTER THE DATE HEREOF), ALL DEALERS EFFECTING
TRANSACTIONS IN THE COMMON STOCK, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS DELIVERY REQUIREMENT IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                                       SHARES

                                     [LOGO]

                            OFFITBANK HOLDINGS, INC.

                                  COMMON STOCK

                               ------------------

                                   PROSPECTUS

                            ------------------------

                              MERRILL LYNCH & CO.
                              SCHRODER & CO. INC.

                                          , 1998

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

    The following table indicates the estimated expenses to be incurred in connection with the Offering, all of which will be paid by the Company.

SEC registration fee............................................  $  13,570
NASD fee........................................................      5,100
Listing fee.....................................................      *
Accounting fees and expenses....................................      *
Legal fees and expenses.........................................      *
Printing and engraving..........................................      *
Transfer Agent's fees...........................................      *
Blue Sky fees and expenses (including counsel fees).............      *
Miscellaneous expenses..........................................      *
                                                                  ---------
        Total...................................................  $   *
                                                                  ---------
                                                                  ---------

------------------------

*   To be supplied by amendment.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

    In accordance with Section 145 of the General Corporation Law of the State of Delaware, Article VII of the Company's Amended and Restated Certificate of Incorporation provides that no director of the Company shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) in respect of certain unlawful dividend payments or stock redemptions or repurchases, or (iv) for any transaction from which the director derived an improper personal benefit. In addition, the Certificate provides that if the Delaware General Corporation Law is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

    Article V of the Company's Amended and Restated By-laws provides for indemnification by the Company of its officers and certain non-officer employees under certain circumstances against expenses (including attorneys fees, judgments, fines and amounts paid in settlement) reasonably incurred in connection with the defense or settlement of any threatened, pending or completed legal proceeding in which any such person is involved by reason of the fact that such person is or was an officer or employee of the Company if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to criminal actions or proceedings, if such person had no reasonable cause to believe his or her conduct was unlawful.

    The form of Underwriting Agreement to be filed as Exhibit 1.1 will contain agreements between the Company, the Selling Shareholders and the Underwriters and their controlling persons providing for indemnification against civil liabilities, including liabilities under the Securities Act, or for contribution to payments which any of them may be required to make in respect thereof.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

    Immediately prior to the closing of the Offering, the Company issued shares of its Common Stock to all of the Existing Shareholders in exchange for all of the outstanding shares of common stock of OFFITBANK. Such transactions were not registered in reliance upon the exemption provided by Section 4(2) under the Securities Act of 1933.

    On March 28, 1998, James Campbell purchased 4,000 shares of OFFITBANK Common Stock at $25.00 per share by exercising his incentive stock option granted in 1994 under the 1993 Stock Option Plan. This transaction was not registered in reliance upon the exemption provided by Section 4(2) under the Securities Act of 1933.

    On April 23, 1997, OFFITBANK granted incentive stock options under the 1993 Stock Option Plan (i) for 12,000 shares of OFFITBANK's Common Stock to Richard
M. Johnston, a Managing Director of OFFITBANK, and (ii) for 4,000 shares of OFFITBANK's Common Stock each to four key employees, none of whom is an officer, Director or Managing Director of the Company or OFFITBANK. Each option was granted at $36.24, the market value per share of the OFFITBANK Common Stock at the date of grant, and is exercisable until April 22, 2005. These transactions were not registered in reliance upon the exemption provided by Section 4(2) under the Securities Act of 1933.

ITEM 16. EXHIBITS

        (a) Exhibits:

  EXHIBIT
  NUMBER                                             DESCRIPTION OF EXHIBIT
-----------  -------------------------------------------------------------------------------------------------------
      1.1*   --  Form of Underwriting Agreement

      3.1*   --  Amended and Restated Certificate of Incorporation of the Company

      3.2*   --  Amended and Restated By-laws of the Company

      4.1*   --  Specimen Common Stock Certificates

      5.1*   --  Opinion of Goodkind Labaton Rudoff & Sucharow LLP regarding legality of securities being registered

     10.1*   --  1993 Stock Option Plan

     10.2*   --  Forms of 1993 Stock Option Plan Option Agreements

     10.3*   --  Form of Non-competition Agreement

     10.4*   --  "Split-Dollar" Life Insurance Policy on the life of Morris W. Offit

      21.1   --  Subsidiaries of the Company

     23.1*   --  Consent of Goodkind Labaton Rudoff & Sucharow LLP (included in Exhibit 5.1)

     23.2*   --  Consent of PricewaterhouseCoopers LLP

      24.1   --  Powers of Attorney (included on page II-5 of this Registration Statement)

      27.1   --  Financial Data Schedule

------------------------

*   To be filed by amendment.

        (b) Financial Statements and Schedules:

    Financial statement schedules are omitted as not required or not applicable or because the information is included in the Financial Statements or notes thereto.

ITEM 17. UNDERTAKINGS.

        (a) The undersigned Registrant hereby undertakes to provide to the Underwriters at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

        (b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant by the Registrant pursuant to the foregoing provisions, the underwriting agreement, the Company's Certificate of Incorporation, By-laws, Delaware law or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the adjudication of such issue.

        (c) The undersigned Registrant hereby undertakes that:

               (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

               (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on August 6, 1998.

                                OFFIT HOLDINGS, INC.

                                By:             /s/ MORRIS W. OFFIT
                                     -----------------------------------------
                                               Name: Morris W. Offit
                                          Title: Chairman of the Board of
                                                Directors and Chief
                                                 Executive Officer

                               POWER OF ATTORNEY

    Each person whose signature appears below hereby constitutes and appoints Morris W. Offit, Wallace Mathai-Davis and Vincent M. Rella and each of them, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any additional Registration Statements related to the offerings contemplated by this Registration Statement that are filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

          SIGNATURE                        TITLE                    DATE
------------------------------  ---------------------------  -------------------

                                Chairman of the Board of
     /s/ MORRIS W. OFFIT          Directors and Chief
------------------------------    Executive Officer            August 6, 1998
       Morris W. Offit            (Principal Executive
                                  Officer)

   /s/ WALLACE MATHAI-DAVIS     Chief Financial Officer
------------------------------                                 August 6, 1998
     Wallace Mathai-Davis

     /s/ VINCENT M. RELLA       Chief Accounting Officer
------------------------------                                 August 6, 1998
       Vincent M. Rella

    /s/ H. FURLONG BALDWIN      Director
------------------------------                                 August 6, 1998
      H. Furlong Baldwin

     /s/ ALESSANDRO C. DI       Director
         MONTEZEMOLO
------------------------------                                  July 28, 1998
 Alessandro C. di Montezemolo

          SIGNATURE                        TITLE                    DATE
------------------------------  ---------------------------  -------------------
    /s/ DAVID I. MARGOLIS       Director
------------------------------                                 August 6, 1998
      David I. Margolis

   /s/ HARVEY M. MEYERHOFF      Director
------------------------------                                  July 29, 1998
     Harvey M. Meyerhoff

    /s/ GEORGE R. PACKARD       Director
------------------------------                                  July 28, 1998
      George R. Packard

     /s/ EDWARD V. REGAN        Director
------------------------------                                 August 6, 1998
       Edward V. Regan

    /s/ B. LANCE SAUERTEIG      Director
------------------------------                                 August 6, 1998
      B. Lance Sauerteig

                                Director
------------------------------
      Ricardo Steinbruch

                                 EXHIBIT INDEX

                                                                                                              SEQUENTIALLY
   EXHIBIT                                                                                                      NUMBERED
   NUMBER                                             DESCRIPTION OF EXHIBIT                                      PAGE
-------------             -------------------------------------------------------------------------------  -------------------
        1.1*      --      Form of Underwriting Agreement.................................................
        3.1*      --      Amended and Restated Certificate of Incorporation of the Company...............
        3.2*      --      Amended and Restated By-laws of the Company....................................
        4.1*      --      Specimen Common Stock Certificates.............................................
        5.1*      --      Opinion of Goodkind Labaton Rudoff & Sucharow LLP regarding legality of securities being registered..................................................
       10.1*      --      1993 Stock Option Plan.........................................................
       10.2*      --      Forms of 1993 Stock Option Plan Option Agreements..............................
       10.3*      --      Form of Non-competition Agreements.............................................
       10.4*      --      "Split Dollar" Life Insurance Policy on the life of Morris W. Offit............
       21.1       --      Subsidiaries of the Company....................................................
       23.1*      --      Consent of Goodkind Labaton Rudoff & Sucharow LLP (included in Exhibit 5.1)....
       23.2*      --      Consent of PricewaterhouseCoopers LLP..........................................
       24.1       --      Powers of Attorney (included on page II-5 of this Registration Statement)......
       27.1       --      Financial Data Schedule........................................................

------------------------

*   To be filed by amendment.